                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /
      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12
                    SUNHAWK.COM CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, no par value, of Sunhawk.com Corporation
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                1,950,938
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           $16.125 (the closing price of Sunhawk.com Common Stock on
           June 30, 2000 as reported on the Nasdaq National Market)

           In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the value of the securities transferred to the security holders in the transaction.
           ---------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $31,458,875
                ----------------------------------------------------------
           (5)  Total fee paid:
                $20,970
                ----------------------------------------------------------
           / /  Fee paid previously with preliminary materials:
                $0
                ----------------------------------------------------------
           / /  Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for
                which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
                Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

Dear Stockholder:

    I am pleased to forward to you the enclosed proxy statement for the Special Meeting of Stockholders of Sunhawk.com Corporation ("Sunhawk.com") to be held on Wednesday, September 27, 2000, at 10:00 a.m., Pacific Time, at the Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, WA 98101, to consider and act upon the proposals set forth in the enclosed Notice of Special Meeting of Stockholders. Please review and consider the enclosed materials carefully.

    You will be asked to consider and vote on a proposal to approve (i) the Share Exchange Agreement, as amended, dated August 1, 2000 and the Plan of Share Exchange; (ii) an amendment to our Articles of Incorporation to create a new class of common stock to be known as Class A Common Stock; and (iii) an increase in the number of shares of Sunhawk.com Common Stock available for issuance under Sunhawk.com's 1996 Stock Option Plan, (the "Plan") from 303,526 to 800,000.

    Pursuant to the Share Exchange Agreement, as amended, all of the outstanding shares of Copyright Control Services, Inc., ("CCS") will be purchased by Sunhawk.com. In consideration for the shares, Sunhawk.com will transfer to stockholders of CCS up to 1,950,938 shares of common stock of Sunhawk.com. Of the common stock to be transferred, 825,000 shares will be delivered to the CCS stockholders at closing, 100,000 shares of which shall be held by Sunhawk.com pending a post-closing audit of CCS by an independent accounting firm. The remaining 1,125,938 shares shall be Class A Common shares, which will have very limited voting rights, and will be placed in escrow. These shares will be released from escrow only if Sunhawk.com satisfies certain market capitalization requirements.

    Your board of directors has carefully considered the terms of the Share Exchange Agreement, as amended, and has determined that its approval is in the best interests of Sunhawk.com and Sunhawk.com's stockholders. The board of directors strongly supports the acquisition of CCS' stock, the creation of the Class A Common Stock, and increasing the number of shares available for the Plan.

                                          Very truly yours,

                                          [LOGO]

                                          Marlin J. Eller,
                                          Chairman and Chief Executive Officer

    Proxy statement dated September 7, 2000 and first mailed to stockholders on September 7, 2000.

                            SUNHAWK.COM CORPORATION
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 27, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sunhawk.com Corporation, a Washington corporation ("Sunhawk.com"), will be held at the Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, Washington 98101, Wednesday, September 27, 2000, at 10:00 a.m., Pacific Time, for the following purposes:

    1. To vote on a proposal to approve the Share Exchange Agreement, as amended, dated as of August 1, 2000, by and between Copyright Control Services, Inc., a Delaware corporation ("CCS") and Sunhawk.com and Plan of Share Exchange, pursuant to which CCS will exchange all of its issued and outstanding common and preferred stock for 825,000 shares of Sunhawk.com common stock and 1,125,938 shares of Sunhawk.com's Class A Common Stock.

    2. To vote on amending Sunhawk.com's Articles of Incorporation in order to create a new class of common stock to be designated as Class A Common Stock.

    3. To vote on a proposal to increase the number of shares of Sunhawk.com common stock authorized for issuance under its 1996 Stock Option Plan from 303,526 to 800,000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record on August 15, 2000, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. More detailed information concerning each proposal is set forth in the accompanying proxy statement and the appendix thereto.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO APPROVE (i) THE SHARE EXCHANGE AGREEMENT, AS AMENDED, (ii) THE AMENDMENT TO THE ARTICLES OF INCORPORATION IN ORDER TO CREATE A NEW CLASS OF COMMON STOCK, AND
(iii) INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUNHAWK.COM'S 1996 STOCK OPTION PLAN.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          David M. Otto, Secretary
                                          September 7, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY (i) DULY EXECUTING A LATER-DATED PROXY RELATING TO THE SAME SHARES AND DELIVERING IT TO THE SECRETARY OF SUNHAWK.COM CORPORATION PRIOR TO THE TAKING OF THE VOTE AT THE SPECIAL MEETING; (ii) FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF SUNHAWK.COM CORPORATION PRIOR TO THE TAKING OF THE VOTE AT THE SPECIAL MEETING; OR (iii) ATTENDING THE SPECIAL MEETING AND VOTING YOUR SHARES IN PERSON.

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

TABLE OF CONTENTS...........................................    4
QUESTIONS AND ANSWERS.......................................    8
  Q. WHAT AM I VOTING ON?...................................    8
  Q: WHY ARE THE COMPANIES PROPOSING THE SHARE EXCHANGE?....    8
  Q. WHEN DO YOU EXPECT TO COMPLETE THE SHARE EXCHANGE?.....    8
  Q: WHAT WILL BE THE EFFECT OF THE SHARE EXCHANGE ON THE
     STOCKHOLDERS OF SUNHAWK.COM AND CCS?...................    8
  Q. HOW DO I VOTE?.........................................    8
  Q: WHAT DO CCS STOCKHOLDERS RECEIVE IN THE SHARE
    EXCHANGE?...............................................    8
  Q: DOES THE BOARD OF DIRECTORS OF SUNHAWK.COM RECOMMEND
     VOTING IN FAVOR OF THE SHARE EXCHANGE?.................    9
  Q: WILL I BE TAXED ON THE SHARE EXCHANGE? (SEE PAGE 40)...    9
  Q: ARE THE SUNHAWK.COM STOCKHOLDERS ENTITLED TO
     DISSENTERS' OR APPRAISAL RIGHTS? (SEE PAGE 41).........    9
  Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER
     TO VOTE FOR THE SHARE EXCHANGE?........................    9
  Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED
    PROXY CARD?.............................................    9
  Q. WHAT DO I NEED TO DO NOW?..............................    9
  Q. WHO CAN HELP ANSWER MY QUESTIONS?......................    9
  Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER,
     WILL MY BROKER VOTE MY SHARES?.........................    9
  Q. CAN I VOTE MY SHARES IN PERSON?........................   10
  Q. HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY
    CARD?...................................................   10
  Q. WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL
    MEETING?................................................   10
SUMMARY TERM SHEET..........................................   11
  FORWARD-LOOKING STATEMENTS................................   11
SUMMARY OF THE SHARE EXCHANGE...............................   11
  CONDITIONS TO COMPLETION OF THE SHARE EXCHANGE............   12
  VOTE REQUIRED FOR APPROVAL................................   12
  DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY
    FOLLOWING THE SHARE EXCHANGE............................   12
  SUNHAWK.COM CORPORATION ("Sunhawk.com")...................   12
  COPYRIGHT CONTROL SERVICES, INC. ("CCS")..................   12
  TIME AND LOCATION OF SUNHAWK.COM SPECIAL MEETING..........   13
  PROPOSALS.................................................   13
  VOTING AND REVOCATION OF PROXIES..........................   13
  RECOMMENDATION OF THE BOARD OF DIRECTORS..................   13
  SHARE EXCHANGE............................................   14
  NO SOLICITATION...........................................   14
  TERMINATION...............................................   14
  INTEREST OF CERTAIN PERSONS...............................   14
  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE
    EXCHANGE................................................   15

  ACCOUNTING TREATMENT OF THE SHARE EXCHANGE................   15
RISK FACTORS................................................   16
  FAILURE TO COMPLETE THE SHARE EXCHANGE COULD NEGATIVELY
    IMPACT THE MARKET PRICE OF SUNHAWK.COM COMMON STOCK.....   16
  CCS HAS A LIMITED OPERATING HISTORY.......................   16
  CCS DEPENDS UPON INTELLECTUAL PROPERTY RIGHTS AND RISKS
    HAVING ITS RIGHTS INFRINGED UPON........................   16
  IF CCS FAILS TO CAPTURE SUFFICIENT LEVELS OF REPEAT
    CUSTOMERS, BUSINESS AND NET REVENUES WILL BE ADVERSELY
    AFFECTED................................................   16
  CCS MAY FAIL TO ADEQUATELY PREDICT TECHNOLOGY TRENDS......   17
  IN THE FUTURE CCS MAY FACE POTENTIAL CLAIMS FOR LIABILITY
    OR ADVERSE PUBLICITY....................................   17
  THE INTRODUCTIONS PROPOSED TO BE MADE BY @VISORY MAY NOT
    LEAD TO SIGNIFICANTLY INCREASED BUSINESS................   17
CCS'S SELECTED FINANCIAL DATA...............................   18
UNAUDITED PRO FORMA FINANCIAL DATA..........................   27
COMPARATIVE PER SHARE DATA..................................   34
  MARKET PRICE AND DIVIDEND INFORMATION.....................   34
  RECENT SHARE PRICE........................................   35
  DIVIDENDS.................................................   35
THE SPECIAL MEETING.........................................   36
  GENERAL...................................................   36
  RECORD DATE AND QUORUM REQUIREMENTS.......................   36
  VOTE REQUIRED.............................................   36
  VOTING AND REVOCATION OF PROXIES..........................   37
  SOLICITATION OF PROXIES...................................   37
  EXPENSES OF PROXY SOLICITATION............................   37
THE SHARE EXCHANGE..........................................   38
  BACKGROUND OF THE SHARE EXCHANGE..........................   38
  SUNHAWK.COM'S REASON FOR THE SHARE EXCHANGE...............   39
  CCS'S REASON FOR THE SHARE EXCHANGE.......................   39
  RECOMMENDATION OF THE BOARD OF DIRECTORS..................   39
  INTERESTS OF SUNHAWK.COM DIRECTORS, OFFICERS, AND
    SIGNIFICANT STOCKHOLDERS IN THE SHARE EXCHANGE..........   40
  COMPLETION AND EFFECTIVENESS OF THE SHARE EXCHANGE........   40
  STRUCTURE OF SHARE EXCHANGE AND CONVERSION OF CCS
    SHARES..................................................   40
  NO DIVIDENDS..............................................   40
  MATERIAL UNITED STATES FEDERAL INCOME TAX
    CONSIDERATIONS..........................................   40
  ACCOUNTING TREATMENT FOR THE SHARE EXCHANGE...............   41
  CERTAIN SECURITIES LAWS CONSIDERATIONS....................   41
  DISSENTER'S RIGHTS........................................   41
THE SHARE EXCHANGE AGREEMENT, AS AMENDED....................   41
  SHARE EXCHANGE............................................   41
  EXCHANGE RATIO/ESCROW.....................................   41
  CLASS A COMMON SHARES.....................................   42

  OPTIONS AND WARRANTS......................................   42
  HOLDBACK..................................................   42
  SUNHAWK.COM REPRESENTATIONS AND WARRANTIES................   43
  REPRESENTATIONS AND WARRANTIES OF CERTAIN CCS
    STOCKHOLDERS............................................   43
  COVENANTS OF THE PARTIES..................................   44
  TERMINATION...............................................   45
INTEREST OF CERTAIN PERSONS.................................   46
CLASS A COMMON STOCK........................................   46
  TITLE AND AMOUNT TO BE AUTHORIZED AND ISSUED..............   46
  DIVIDEND..................................................   46
  VOTING....................................................   47
  CONVERSION................................................   47
  LIQUIDATION...............................................   47
  OTHER MATERIAL RIGHTS OR RESTRICTIONS.....................   47
AGREEMENTS RELATED TO THE SHARE EXCHANGE....................   47
  AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT...........   47
  LETTER OF INTENT..........................................   47
  AMENDMENT NO. 1 TO THE LETTER OF INTENT...................   48
  SERVICES AGREEMENT (Amendment No. 1 to Consulting
    Agreement)..............................................   48
  ESCROW AGREEMENTS.........................................   48
  REGISTRATION RIGHTS AGREEMENT.............................   49
  ADVISORY AGREEMENT........................................   50
  EMPLOYMENT AGREEMENTS.....................................   50
SUNHAWK.COM BUSINESS........................................   50
  SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND
    MANAGEMENT..............................................   50
  COMPENSATION EXECUTIVE OFFICERS...........................   51
CCS BUSINESS................................................   52
  CCS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATION......................   52
  RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30,
    2000 COMPARED TO THE SIX MONTH ENDED JUNE 30, 1999......   52
  REVENUE...................................................   52
  COST OF REVENUE...........................................   53
  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..............   53
  OTHER INCOME/(EXPENSE)....................................   53
  LIQUIDITY AND CAPITAL RESOURCES...........................   53
  CCS MANAGEMENT............................................   53
  CCS PRINCIPAL STOCKHOLDERS................................   55
  CCS TRANSACTIONS WITH RELATED PARTIES.....................   54
INCREASE OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER 1996
  STOCK OPTION PLAN.........................................   54
  SUMMARY...................................................   54
  RECOMMENDATION OF BOARD OF DIRECTORS......................   54
LEGAL MATTERS...............................................   54

STOCKHOLDER PROPOSALS.......................................   55
WHERE YOU CAN FIND MORE INFORMATION.........................   55
ANNEX A.....................................................   57
ANNEX B.....................................................   63
ANNEX C.....................................................   68
ANNEX D.....................................................  134
ANNEX E.....................................................  137
ANNEX F.....................................................  143
ANNEX G.....................................................  146
ANNEX H.....................................................  150
ANNEX I.....................................................  152
ANNEX J.....................................................  159
FORM OF PROXY...............................................

                             QUESTIONS AND ANSWERS

Q.  WHAT AM I VOTING ON?

A. At the meeting, you will consider and vote on a proposal to approve the Share Exchange Agreement, as amended, by and between Sunhawk.com, and CCS and the Plan of Share Exchange, pursuant to which Sunhawk.com shall exchange 825,000 shares of its common stock and 1,125,938 and its Class A Common Stock for all of the outstanding shares of CCS from the CCS stockholders. As a result of the share exchange, CCS shall survive the transaction as a wholly-owned subsidiary of Sunhawk.com. In connection with the share exchange, the proposal will also approve the creation of a new class of common stock with limited rights. This class of common stock, to be called Class A Common Stock, shall have 1/20 of a vote per share compared to one (1) vote per share for our common stock. Further, the Class A Common Stock shall either convert into Common Stock or be cancelled, dependent upon whether or not certain conditions set forth in the Escrow Agreements to be entered into between Sunhawk.com, on the one hand, and the CCS stockholders and the @Visory Group, on the other hand, are satisfied. The Class A Common Stock will also have dividend rights and registration rights.

Q:  WHY ARE THE COMPANIES PROPOSING THE SHARE EXCHANGE? (SEE PAGE 39)

A: Sunhawk.com and CCS are proposing the share exchange because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earnings power and growth potential than either company would have on its own.

    We also believe the complementary geographical presence (in London and Seattle) of the two companies will provide an opportunity to accelerate the revenue growth of the combined company and extend its position in the digital rights management, rights tracking and anti-piracy marketplace.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE SHARE EXCHANGE? (SEE PAGE 40)

A. We are working toward completing the share exchange as quickly as possible. We must complete the share exchange before September 30, 2000, or either party may terminate the transaction.

Q: WHAT WILL BE THE EFFECT OF THE SHARE EXCHANGE ON THE STOCKHOLDERS OF SUNHAWK.COM AND CCS? (SEE PAGE 40)

A: Upon consummation of the share exchange, CCS will become a wholly-owned subsidiary of Sunhawk.com. After the share exchange, Sunhawk.com shall own 100% of CCS's stock and, prior to certain events described in the escrow agreements being satisfied, the former stockholders of CCS will own approximately twenty percent (20%) of Sunhawk.com.

Q.  HOW DO I VOTE?

A. Complete and sign the enclosed proxy card and return it in the enclosed return envelope. You can also vote in person at the special meeting. We urge you to read this entire document carefully before voting.

Q:  WHAT DO CCS STOCKHOLDERS RECEIVE IN THE SHARE EXCHANGE?
    (SEE PAGE 40)

A: When the share exchange is completed, holders of CCS stock will receive, in total, no more than 1,930,938 shares of Sunhawk.com common stock and Class A Common Stock in exchange for all of the outstanding shares of CCS stock. The Share Exchange Agreement, as amended, requires that CCS convert all outstanding options and warrants not assumed by Sunhawk.com prior to the consummation of the transaction.

Q: DOES THE BOARD OF DIRECTORS OF SUNHAWK.COM RECOMMEND VOTING IN FAVOR OF THE SHARE EXCHANGE? (SEE PAGE 39)

A: Yes. After careful consideration, Sunhawk.com's board of directors unanimously recommends that its stockholders vote in favor of the Share Exchange Agreement, as amended, and the proposed Plan of Share Exchange.

Q:  WILL I BE TAXED ON THE SHARE EXCHANGE? (SEE PAGE 40)

A: Sunhawk.com stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the share exchange. All stockholders are urged to consult their own tax advisor to determine their particular tax consequences.

Q: ARE THE SUNHAWK.COM STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS? (SEE PAGE 41)

A: No.

Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE SHARE EXCHANGE?

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors" on page 16.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (SEE
    PAGE 37)

A. Yes, you may change your vote by:

    - filing a written notice of revocation with Sunhawk.com's Secretary before the taking of the vote at the special meeting;

    - signing another proxy card and delivering it to Sunhawk.com's Secretary before the taking of the vote at the special meeting; or

    - attending the special meeting and voting in person.

    Please be advised, however, that simply attending the special meeting will not revoke your proxy.

Q.  WHAT DO I NEED TO DO NOW?

A. Mail your completed and signed proxy card in the enclosed return envelope as soon as possible, so that your vote concerning approval of the share exchange can be counted.

Q.  WHO CAN HELP ANSWER MY QUESTIONS? (SEE PAGE 55)

A. If you would like additional copies of this document, or have questions about the purchase, you should contact:

                                       Sunhawk.com Corporation
                                       223 Taylor Ave N, Suite 200
                                       Seattle, WA 98109
                                       (206) 728-6063
                                       Attn: Cherie Jones, Executive Assistant

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES? (SEE PAGE 36)

A. No, unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.  CAN I VOTE MY SHARES IN PERSON? (SEE PAGE 13)

A. Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q.  HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD? (SEE PAGE 37)

A. If you sign and return your proxy card and do not indicate how you want to vote, your shares will be voted in favor of the proposal to approve the Share Exchange Agreement, as amended, and Plan of Share Exchange.

Q.  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING? (SEE PAGE 13)

A. Except for the three proposals described herein, Sunhawk.com does not anticipate that any other matters will be proposed to the stockholders.

NOTE: We have not authorized anyone to give any information or make any representation about the Share Exchange Agreement, as amended, that is different from, or in addition to, that contained in this proxy statement or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. This document is dated September 7, 2000. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                               SUMMARY TERM SHEET

    This proxy statement pertains to the share exchange between CCS and Sunhawk.com, which shall result in (i) CCS becoming a wholly-owned subsidiary of Sunhawk.com, (ii) the creation of a new class of common stock designated
Class A Common Stock, and (iii) an increase in the authorized number of shares available for issuance under Sunhawk.com's 1996 Stock Option Plan. This proxy statement is being sent to the holders of Sunhawk.com common stock. This summary may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the documents incorporated by reference, including the Share Exchange Agreement, as amended, and other documents attached to this proxy statement and the other documents referenced in it for a more complete understanding of the share exchange before voting. In particular, you should read the Share Exchange Agreement, as amended, (and the exhibits thereto), which is attached hereto as Annex C.

FORWARD-LOOKING STATEMENTS

    This proxy statement contains or incorporates by reference certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Sunhawk.com and CCS that are based on the beliefs of the management of Sunhawk.com and CCS as well as assumptions made by and information currently available to the management of Sunhawk.com and CCS. In addition, when used in this document or in material incorporated by reference, the words "likely," "will," "suggests," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Sunhawk.com or CCS or the management of either company, may identify forward-looking statements. Such statements reflect the judgment of Sunhawk.com or CCS management as of the date of this proxy statement with respect to future events, the outcome of which is subject to certain risks, including the risk factors set forth herein, which may have a significant impact on the business, operating results or financial conditions of Sunhawk.com, CCS or the combined company. Stockholders are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Neither Sunhawk.com nor CCS undertake any obligation to update forward-looking statements.

                         SUMMARY OF THE SHARE EXCHANGE

    In the share exchange, Sunhawk.com shall acquire all outstanding shares of CCS from the CCS stockholders. CCS will survive the share exchange as a wholly-owned subsidiary of Sunhawk.com. CCS stockholders may receive up to a total of 1,950,938 shares of Sunhawk.com common stock. However, of those Sunhawk.com shares, 825,000 shares will be delivered to the CCS stockholders, less 100,000 shares, which shall be held by Sunhawk.com pending a post-closing audit of CCS by an independent accounting firm. The remaining 1,125,938 shares shall be Class A common shares, which shall be placed in escrow and shall be released from escrow only upon the achievement by Sunhawk.com of certain market capitalization criteria within the next 12 to 24 months. No fractional shares will be issued in connection with the issuance of either the 825,000 shares of common stock or the 1,125,938 shares of Class A common stock. If the market capitalization criteria are not satisfied, the Class A shares shall be returned to Sunhawk.com in accordance with the timing deadlines associated with the satisfaction of such market capitalization criteria. In addition to the foregoing, Sunhawk.com has agreed to issue to various officers and managers of Sunhawk.com, managers of CCS and @Visory, up to 2,388,083 shares of common stock in the form of options and/or warrants, some of which shall vest upon consummation of the share exchange and others shall vest in accordance with Sunhawk.com satisfying the market capitalization criteria referenced above.

    The Share Exchange Agreement, as amended, is attached to this proxy statement as Annex C. You are encouraged to read it carefully.

CONDITIONS TO COMPLETION OF THE SHARE EXCHANGE

    Sunhawk.com's and CCS's respective obligations to complete the share exchange are subject to the satisfaction or waiver of closing conditions.

    If either Sunhawk.com or CCS waives any conditions, Sunhawk.com will consider the facts and circumstances at that time and make a determination whether a second solicitation of proxies from Sunhawk.com's stockholders is appropriate.

VOTE REQUIRED FOR APPROVAL

    The holders of a majority of the outstanding shares of Sunhawk.com common stock must approve the Share Exchange Agreement, as amended, and the Plan of Share Exchange. Sunhawk.com stockholders holding approximately one third (33%) of the outstanding common shares as of the record date have agreed to vote all their shares in favor of the Share Exchange Agreement, as amended, and the Plan of Share Exchange.

    All the stockholders of CCS common stock and preferred stock have agreed to exchange all their holdings in CCS for shares of Sunhawk.com common stock and Class A Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY FOLLOWING THE SHARE
  EXCHANGE

    Following the Share Exchange, the board of directors of Sunhawk.com will consist of the then current members of Sunhawk.com's board of directors, and Paul Bandrowski, David Powell and a third nominee of CCS, subject to Sunhawk.com approval. Paul Bandrowski will also be appointed as vice-chairman of the board of directors.

    Following the share exchange, Marlin Eller, the current President and Chief Executive Officer of Sunhawk.com, will continue to be President and Chief Executive Officer of the combined company. David Powell and Julian Searle shall serve, respectively, as Vice-President and Chief Technology Officer of CCS, a wholly-owned subsidiary of Sunhawk.com.

SUNHAWK.COM CORPORATION ("SUNHAWK.COM")

    Sunhawk.com Corporation is an Internet-based digital rights management ("DRM") and publishing company. Sunhawk.com Corporation provides DRM technology, digital conversion and enhancement of content, and a digital distribution infrastructure for the secure delivery of digital products over the Internet.

Sunhawk.com Corporation
223 Taylor Ave N, Suite 200
Seattle, Washington 98109
(206) 728-6063

COPYRIGHT CONTROL SERVICES, INC. ("CCS")

    Copyright Control Services, Inc., offers custom tailored services to businesses that are losing revenue or value from copyright infringement on the Internet.

COPYRIGHT CONTROL SERVICES, INC.
6 HAMPTON HILL BUSINESS PARK
219-221 HIGH STREET
HAMPTON HILL, YW12 INP
UNITED KINGDOM
44 181 977 1001

TIME AND LOCATION OF SUNHAWK.COM SPECIAL MEETING

    The special meeting will be held at The Sheraton Seattle Hotel & Towers, located at 1400 Sixth Avenue, Seattle, WA 98101 on Wednesday, September 27, 2000, at 10:00 a.m., Pacific Time.

PROPOSALS

    At the meeting you will consider and vote upon:

    - a proposal to approve the Share Exchange Agreement, as amended, by and among Sunhawk.com and CCS shareholders and Plan of Share Exchange;

    - a proposal to amend Sunhawk.com's Articles of Incorporation to provide for the creation of a new class of common stock to be called Class A Common Stock, which will have limited voting rights and which shall either convert into common stock or be retired within 12 to 24 months after consummation of the Share Exchange;

    - a proposal to increase the number of shares of common stock authorized for issuance under the 1996 Stock Option Plan from 303,526 to 800,000; and

    - any other business properly brought before the stockholders

    See "The Special Meeting--General."

VOTING AND REVOCATION OF PROXIES

    You can vote at the special meeting if you owned common shares at the close of business on August 15, 2000. You will be entitled to cast one vote for each share you owned at that time. See "The Special Meeting--Record Date and Voting." The share exchange proposal requires the affirmative vote of a majority of the votes cast at the special meeting. You can vote your shares by attending the special meeting and voting in person, or by marking the enclosed proxy card with your vote, signing it and returning it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by taking the actions described under the caption "The Special Meeting--Voting and Revocation of Proxies." Simply attending the meeting will not revoke your proxy. Your vote is very important. Please sign, date and return the proxy card as soon as possible.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors recommends that you vote:

    FOR the proposal approving the Share Exchange Agreement, as amended and Plan of Share Exchange;

    FOR the proposal revising the Articles of Incorporation to create a new class of common stock to be called Class A Common Stock; and

    FOR the proposal approving an increase in the number of shares authorized for issuance under the 1996 Stock Option Plan from 303,526 to 800,000

    The reasons for the board's recommendation FOR consummating the share exchange and creating the Class A Common Stock are set forth on page 54.

    The board of directors of Sunhawk.com has also unanimously determined that increasing the number of shares of common stock available for issuance under its 1996 Stock Option Plan, from 303,526 to 800,000, is in the best interest of Sunhawk.com and its stockholders. Accordingly, the Sunhawk.com board of directors recommends that Sunhawk.com stockholders vote FOR the proposal to increase the shares of common stock authorized for issuance under the 1996 Stock Option Plan.

SHARE EXCHANGE

    Under the terms of the Share Exchange Agreement, as amended, Sunhawk.com will purchase all of the outstanding shares of CCS from the current CCS stockholders. This action will cause all of the assets and liabilities of CCS to become those of Sunhawk.com. CCS shall survive the transaction as a wholly-owned subsidiary of Sunhawk.com. In consideration for the transfer of the CCS shares to Sunhawk.com, Sunhawk.com will issue 1,950,938 shares of Sunhawk.com common stock and Class A Common Stock to CCS as set forth in the Share Exchange Agreement, as amended. Please see the section marked "Share Exchange Agreement" and the Share Exchange Agreement attached hereto as Annex C.

NO SOLICITATION

    CCS has agreed to neither solicit an acquisition proposal from any third party nor to take part in any discussions regarding an unsolicited acquisition proposal. If the share exchange is not consummated because of a violation of the "No Solicitation" portion of the Share Exchange Agreement, as amended, CCS has agreed to pay Sunhawk.com $2.5 million in liquidated damages. Please see the section marked "Share Exchange Agreement," and the Share Exchange Agreement attached hereto as Annex C.

TERMINATION

    In certain circumstances, the Share Exchange Agreement, as amended, may be terminated by either or both of the parties. In certain circumstances, the termination of the agreement could result in a payment of $2.5 million to Sunhawk.com. See the section marked "Share Exchange Agreement," and the Share Exchange Agreement attached hereto as Annex C.

INTEREST OF CERTAIN PERSONS

    Immediately after the closing of the share exchange transaction David Powell and Julian Searle shall serve, respectively, as Vice President and Chief Technology Officer of CCS, a wholly-owned subsidiary of Sunhawk.com. Paul Bandrowski, David Powell and a nominee to be approved by Sunhawk.com shall be nominated to fill vacancies on Sunhawk.com's board of directors. Mr. Bandrowski shall also serve as Vice-Chairman of the Board of Directors of Sunhawk.com.

    In addition, Marlin Eller, David Powell and Julian Searle shall be entitled to receive additional options for shares of Sunhawk.com's common stock should Sunhawk.com achieve certain market capitalization goals within two years following the consummation of the Share Exchange Agreement.

The amount of options and the terms and conditions upon which these options shall vest are described in the table below:

                                                               NUMBER OF OPTIONS TO BE ISSUED
                                                    UPON SUNHAWK.COM REACHING A MARKET CAPITALIZATION OF
                                       UPON       ---------------------------------------------------------
                                   CONSUMMATION     $100,000,000        $125,000,000        $150,000,000
                                   OF THE SHARE   WITHIN 12 MOS. OF   WITHIN 18 MOS. OF   WITHIN 24 MOS. OF
INDIVIDUAL                           EXCHANGE       CONSUMMATION        CONSUMMATION        CONSUMMATION
----------                         ------------   -----------------   -----------------   -----------------
Marlin Eller.....................    283,333           283,333             283,333                   0

David Powell.....................          0           283,333             283,333             283,333

Julian Searle....................          0            50,000              50,000              50,000

    If, Sunhawk.com fails to achieve the market capitalization goals described in the time frames set forth above, the options will expire.

    Please see the sections marked "Share Exchange Agreement" and "Escrow Agreement." The Share Exchange Agreement, as amended, and the Escrow Agreement, are respectively, attached hereto as Annex C.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE EXCHANGE

    We have structured the share exchange so that, in general, neither Sunhawk.com nor Sunhawk.com's stockholders will have any United States federal income tax consequence.

ACCOUNTING TREATMENT OF THE SHARE EXCHANGE

    Sunhawk.com intends to account for the share exchange as a "purchase" for financial accounting purposes, in accordance with United States generally accepted accounting principles. As a result, a significant amount of goodwill is expected to be created, which will be amortized as an expense over 20 years.

                                  RISK FACTORS

    The Share Exchange involves a high degree of risk. By voting in favor of the Share Exchange, current Sunhawk.com stockholders will face dilution of their ownership interest in Sunhawk.com. In addition to the other information contained in this proxy statement, you should carefully consider all of the following risk factors relating to the proposed share exchange.

FAILURE TO COMPLETE THE SHARE EXCHANGE COULD NEGATIVELY IMPACT THE MARKET PRICE
  OF SUNHAWK.COM COMMON STOCK.

    If the share exchange is not completed for any reason, Sunhawk.com will be subject to a number of material risks, including:

    - the market price of Sunhawk.com common stock may decline to the extent that the current market price reflects a market assumption that the share exchange will be completed;

    - costs related to the share exchange, such as legal and accounting fees, must be paid even if the share exchange is not completed;

    - benefits that the companies expect to realize from the share exchange, such as the potentially enhanced financial and competitive position of the combined company, would not be realized; and

    - the diversion of management attention from day-to-day business, and the potential to disrupt employees and relationships with customers and suppliers during the period before consummation of the share exchange, may affect the financial and market position of Sunhawk.com.

CCS HAS A LIMITED OPERATING HISTORY

    CCS was incorporated in August, 1999. The operations of CCS are in its subsidiary, Chinerose Limited, which was incorporated in the United Kingdom in June 1998. Accordingly, CCS has a limited operating history upon which you can evaluate its business and prospects, which makes it difficult to forecast our future operating results. You must consider our business in light of the risks, uncertainties and problems frequently encountered by companies with limited operating histories.

CCS DEPENDS UPON INTELLECTUAL PROPERTY RIGHTS AND RISKS HAVING ITS RIGHTS
  INFRINGED UPON

    CCS considers patents, trademarks, trade secrets and similar intellectual property to be a valuable part of its business. To protect its intellectual property rights, CCS relies, and will rely upon the issuance of any patents, copyright, trademark, patent and trade secret laws, as well as confidentiality agreements with employees and consultants. There can be no assurance that our use of these contracts and CCS's intellectual property rights will not infringe upon the rights of others. It is possible that others will develop and patent technologies that are similar or superior to CCS's. There can be no assurance that third parties will not claim infringement by CCS with respect to others' current or future intellectual property rights or trade secrets. It is also possible that third parties will obtain and use CCS's technology without authorization.

IF CCS FAILS TO CAPTURE SUFFICIENT LEVELS OF REPEAT CUSTOMERS, BUSINESS AND NET
  REVENUES WILL BE ADVERSELY AFFECTED

    Currently CCS has contracts for copyright control services with a certain number of customers. If the CCS customers should fail to renew their contracts with CCS or should CCS fail to capture a sufficient number of new customers, both CCS and Sunhawk.com could suffer losses.

CCS MAY FAIL TO ADEQUATELY PREDICT TECHNOLOGY TRENDS

    We believe that digital rights management is an extremely important and growing area of business on the internet. We believe that CCS and Sunhawk.com will be able to provide a strong solution in the form of its services and product being able to minimize the business losses caused by pirating. However, the use of the internet could change or alternative processes for controlling pirating could come to market, thereby rendering the Sunhawk.com and CCS services and contemplated anti-piracy products obsolete. If Sunhawk.com or CCS fails to accurately predict these types of technology trends or any other numerous number of technology trends that could effect Sunhawk.com's and CCS's business, Sunhawk.com and CCS could be exposed to substantial risk and losses.

IN THE FUTURE CCS MAY FACE POTENTIAL CLAIMS FOR LIABILITY OR ADVERSE PUBLICITY

    Due to the nature of CCS's business, CCS expects that from time to time litigation will be commenced against it. However, although CCS expects to triumph in the majority of actions against it, it is impossible to predict the nature, extent or outcome of any action against it. In addition, even if CCS is in the right, there is no guarantee that CCS or Sunhawk.com will have sufficient liquid capital to pay the fees and costs associated with drawn-out complex litigation.

THE INTRODUCTIONS PROPOSED TO BE MADE BY @VISORY MAY NOT LEAD TO SIGNIFICANTLY
  INCREASED BUSINESS

    Part of the resulting benefit to Sunhawk.com from the share exchange transaction proposed in this proxy statement is expected to come from a strategic alliance with @Visory. Through this strategic alliance, Sunhawk.com hopes to gain access to numerous contacts and customers in both (i) the area of digital rights management and rights tracking, and (ii) financing and investment. However, there are no guarantees that any introduction made by @Visory will lead to any fruitful business relationships. If Sunhawk.com and CCS fail to generate new customers, strategic alliances, and investment relationships in the short term, Sunhawk.com's business could be dramatically hurt and Sunhawk.com could suffer severe losses.

                          CCS' SELECTED FINANCIAL DATA

                        COPYRIGHT CONTROL SERVICES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                              JUNE 30,
                                                                2000
                                                              ---------
                           ASSETS
Current assets:
  Accounts receivable.......................................  $  13,045
  Prepaid expense...........................................      4,562
  Other assets..............................................      2,520
                                                              ---------
      Total current assets..................................     20,127
                                                              ---------
Property and equipment, net.................................     53,371
Other assets:
  Deposits..................................................     12,042
                                                              ---------
      Total other assets....................................     12,042
                                                              ---------
      Total assets..........................................  $  85,540
                                                              =========
       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses.....................    250,578
  Notes payable to related parties..........................    185,368
  Accrued interest on related parties.......................      4,493
  Notes payable to shareholder..............................    210,953
  Accrued interest on note payable to shareholder...........      4,921
                                                              ---------
      Total current liabilities.............................    656,313
                                                              ---------
Long-term debt..............................................     11,293
Shareholders' equity (deficit):
  Common stock, par value of $0.0001
    Authorized shares--10,000,000
    Outstanding shares--3,197,754 at June 30, 2000..........     20,946
  Additional paid in capital................................     67,904
  Accumulated deficit.......................................   (703,485)
  Other comprehensive gain..................................     32,569
                                                              ---------
      Total shareholders' equity (deficit)..................   (582,066)
                                                              ---------
      Total liabilities and shareholders' equity
        (deficit)...........................................  $  85,540
                                                              =========

           See accompanying notes to unaudited financial statements.

                        COPYRIGHT CONTROL SERVICES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Revenue.....................................................  $ 123,385   $  59,245
Cost of revenue.............................................    144,163          --
                                                              ---------   ---------
Gross profit (loss).........................................    (20,778)     59,245
                                                              ---------   ---------
Selling, general and administrative.........................   (232,095)    199,596
                                                              ---------   ---------
Loss from operations........................................   (252,873)   (140,351)
Other income (expense)......................................     (8,766)       (345)
                                                              ---------   ---------
Net loss....................................................  $(261,639)  $(140,696)
Foreign currency translation adjustment.....................    (30,472)         --
                                                              ---------   ---------
Comprehensive loss..........................................  $(292,111)  $(140,696)
                                                              =========   =========
Net loss per share:
  Basic and diluted.........................................  $   (0.11)  $  (85.58)
                                                              =========   =========
Weighted average common shares for net loss per share
  computations:
  Basic and diluted.........................................  2,679,977       1,644
                                                              =========   =========

           See accompanying notes to unaudited financial statements.

                        COPYRIGHT CONTROL SERVICES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
OPERATING ACTIVITIES
Net loss....................................................  $(261,639)  $(140,696)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation..............................................      5,217       7,576
  Accrued interest on notes payable to related parties and
    shareholder.............................................      6,052          --
  Accrued interest on long-term debt........................     (4,974)         --
  Changes in operating assets and liabilities:
    (Increase) Decrease in accounts receivable..............     (6,154)     13,287
    (Increase) Decrease in prepaid expense..................        296      (1,972)
    (Increase) Decrease in other assets.....................       (808)        712
    Increase in accounts payable and accrued expenses.......    268,692      63,883
                                                              ---------   ---------
Net cash provided by (used in) operating activities.........      6,682     (57,210)
                                                              ---------   ---------
INVESTING ACTIVITIES
Purchases of property and equipment.........................     (9,991)       (293)
                                                              ---------   ---------
Net cash used in investing activities.......................     (9,991)       (293)
                                                              ---------   ---------
FINANCING ACTIVITIES
Payment on notes payable to shareholders....................   (194,831)         --
Proceeds from notes payable issued to related parties.......    122,544       7,903
Payment on long-term debt...................................         --      (5,415)
Issuance of common stock....................................     45,124      39,507
                                                              ---------   ---------
Net cash provided by (used in) financing activities.........    (27,163)     41,995
                                                              ---------   ---------
Effect of Foreign currency rate fluctuations on cash........     30,472       8,391
                                                              ---------   ---------
Net decrease in cash........................................         --      (7,117)
Cash at beginning of period.................................         --       7,117
                                                              ---------   ---------
Cash at end of period.......................................  $      --          --
                                                              =========   =========

           See accompanying notes to unaudited financial statements.

                        COPYRIGHT CONTROL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND LIQUIDITY

BUSINESS AND ORGANIZATION

    Copyright Control Services, Inc. (CCS) was incorporated in the state of Delaware on August 27, 1999. On October 4, 1999 CCS exchanged one share of its common stock for 2.775 shares of common stock in Chinerose Limited t/a/ Copyright Control Services (Chinerose), a private company with limited liability registered in England, whereupon Chinerose became a wholly-owned subsidiary of CCS. CCS contracts with companies owning intellectual digital content to provide security services and protection solutions.

LIQUIDITY

    At June 30, 2000, CCS had no cash available to fund operations. For the six months ended June 30, 2000, CCS recorded a net loss of $261,639, and had an accumulated deficit of $703,485. These factors raise substantial doubt about CCS' ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    On July 3, 2000 CCS received additional equity financing of $903,050, net of financing costs. Management believes this amount will be sufficient to operate CCS until the closing of the Shares Exchange Agreement with Sunhawk.com.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.

ACCOUNTING FOR FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    CCS' balance sheet accounts are translated into U.S. dollars at the rate of exchange in effect at the balance sheet dates. The resulting translation adjustment is recorded as a separate component of shareholders' equity. Revenues, costs and expenses of CCS are translated into U.S. dollars at the average rate of exchange in effect during each reporting period. All other foreign transaction gains and losses are included in the results of operations.

REVENUE RECOGNITION

    Revenue from contracts is recorded when services have been provided.

INCOME TAXES

    Provision is made at current rates for taxation deferred in respect of all material timing differences except to the ext that, in the opinion of the directors, there is reasonable probability that the liability will not arise in the foreseeable future.

                        COPYRIGHT CONTROL SERVICES, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION

NET LOSS PER SHARE

    Basic and diluted net loss per share is computed based on the weighted-average number of common shares outstanding during each period.

USE OF ESTIMATES

    These financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that impact amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts reported and disclosed herein.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                              JUNE 30,
                                                                2000
                                                              --------
Computers and software......................................  $ 36,974
Vehicles....................................................    26,646
Furniture and fixtures......................................     6,164
Other.......................................................     2,994
                                                              --------
                                                                72,778
Less accumulated depreciation...............................   (19,407)
                                                              --------
                                                              $ 53,371
                                                              ========

4.  NOTES PAYABLE TO SHAREHOLDER

    On July 28, 1999, CCS entered into a subordinated note with a shareholder in the amount of $20,000. The note is due on July 28, 2001, and bears interest at a rate of 8.5%, payable quarterly.

    Additionally, on August 28, 1999, CCS entered into two subordinated notes with a shareholder, in the amount of $116,910 and $73,738, both with due dates of August 28, 2001. Interest on the notes is 2% and is payable upon maturity. Interest expense for the six month period ended June 30, 2000 was $1,917, and accrued interest at June 30, 2000 was $3,252. As of June 30, 2000, the outstanding amount due to shareholder was $187,694. The remaining principle and accrued interest were paid in full in July 2000.

5.  NOTES PAYABLE TO RELATED PARTY

    On August 28, 1999, CCS entered into a subordinated note with a related party in the amount of $12,824 with a due date of August 28, 2001. Interest on the note is 2% and is payable upon maturity. Interest expense for the six month period ended June 30, 2000 was $129, and accrued interest at June 30, 2000 was $219. In July 2000 the note and accrued interest was converted into equity for 12,465 shares of CCS Series A preferred.

                        COPYRIGHT CONTROL SERVICES, INC.

5.  NOTES PAYABLE TO RELATED PARTY (CONTINUED)
    On March 8, 2000, CCS entered into a 2% senior secured note with a related party in the amount of $10,000 with a due date of June 8, 2000. Interest on the note is 2% and payable upon maturity. Currently, the terms of the note are being renegotiated. Interest expense for the six month period ended June 30, 2000 was $63, and accrued interest at June 30, 2000 was $63.

    On November 11, 1999, CCS entered into a convertible note with a related party in the amount of $50,000 with a due date of May 1, 2000. Interest on the note is 8% and payable upon maturity. Currently, the terms of the note are being renegotiated. Interest expense for the six month period ended June 30, 2000, was $2,011, and accrued interest at June 30, 2000, was $2,689.

6.  SHAREHOLDERS' EQUITY

    On June 23, 2000, CCS' Board of Director's approved a transaction to give 2,662 shares for every 1 share of outstanding common stock thereby giving effect to a 2,662-to-1 stock split.

7.  COMMON STOCK WARRANTS

    As of July 30, 2000, there were warrants issued and outstanding to purchase 1,131,350 shares of CCS's common stock with exercise expiration dates ranging from March 2010 to April 2010. All warrants are fully exercisable at prices ranging from $0.02 to $0.38 per share. The fair value of the warrants is $102,947 at June 30, 2000, and is being amortized over five years. The fair value was determined using the Black-Scholes method of valuation. the amortization was $5,352 for the six-months ended June 30, 2000. As of June 30, 2000, none of warrants have vested.

8.  STOCK OPTIONS

STOCK OPTION PLAN

    Under the terms of CCS' 1999 Stock Option Plan, CCS was authorized to issue 2,396,192 (900,000 pre-split) shares of common stock through incentive and nonstatutory stock options to any former, current, or future employees, officers, directors, agents or consultants, including members of technical advisory boards, and any independent contractors of CCS. Generally, stock compensation, if any, is measured as the difference between the exercise price of a stock option and the fair market value of CCS' stock at the date of grant, which is then amortized over the related service period. Options are granted with exercise prices equal to the fair market value of the common stock on the date of the grant, as determined by CCS. Options vest over a five-year period and expire ten years from the date of grant.

                        COPYRIGHT CONTROL SERVICES, INC.

8.  STOCK OPTIONS (CONTINUED)
    A summary of the status of CCS' stock option plan is presented below:

                                                            OUTSTANDING OPTIONS
                                                        ----------------------------
                                                        NUMBER OF   WEIGHTED-AVERAGE
                                                         SHARES      EXERCISE PRICE
                                                        ---------   ----------------
Balance at June 30, 1999..............................        --            --

  Options granted, at estimated fair value............   186,529         $0.09
                                                         -------         -----

Balance at December 31, 1999..........................   186,529         $0.09

  Options granted, at estimated fair value............        --            --
                                                         -------         -----

Balance at June 30, 2000..............................   186,529         $0.09
                                                         =======         =====

    At June 30, 2000 options to acquire 2,209,663 shares of common stock were available for future grant.

    The following table summarizes information about stock options outstanding at June 30, 2000:

                      OUTSTANDING OPTIONS
----------------------------------------------------------------
                                                WEIGHTED-AVERAGE
                                                   REMAINING
                 NUMBER OF   WEIGHTED-AVERAGE   CONTRACTED LIFE
EXERCISE PRICE    SHARES      EXERCISE PRICE        (YEARS)
--------------   ---------   ----------------   ----------------
  $0.09           186,529         $0.09               9.43
                  -------
                  186,529
                  =======

    As of June 30, 2000, in connection with the stock option plan, 2,209,663 shares of common stock were available for future issuance. At June 30, 2000, 0 options were exercisable.

    CCS applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock options issued to employees in the accompanying financial statements because the fair value of the underlying common stock equals the exercise price of the stock options granted. Had the stock compensation expense for CCS' stock option plan been determined based on the fair value at the grant dates for options granted in 2000 and 1999, consistent with the fair value method of Statement of Financial Accounting Standards No. 123, CCS' net loss for the six months ended June 30, 2000, and 1999 would have been increased to the following pro forma amount:

                                                               2000       1999
                                                             --------   --------
Net loss:
  As reported..............................................  $292,111   $140,696
  Pro forma................................................  $291,276   $140,696

Net loss per share, basic and diluted:
  As reported..............................................  $   0.11   $  85.58
  Pro forma................................................      0.11      85.58

                        COPYRIGHT CONTROL SERVICES, INC.

8.  STOCK OPTIONS (CONTINUED)
    The fair value of each option grant was estimated on the date of grant using the Minimum Value Option Pricing model using the following weighted-average assumptions: risk-free interest rate of 5.72%, expected life of five years; and dividend yield of 0%. There were no outstanding options at June 30, 1999

9.  COMMITMENTS

    Sunhawk.com leases office space under operating lease agreements expiring in 2008. Future minimum lease payments under noncancelable operating leases at June 30, 2000 are as follows:

2000........................................................  $ 10,200
2001........................................................    20,500
2002........................................................    20,500
2003........................................................    20,500
2004........................................................    20,500
2005........................................................    20,500
2006........................................................    20,500
2007........................................................    20,500
2008........................................................    20,500
                                                              --------
Total minimum lease payments................................  $174,200
                                                              ========

    Total rent expense paid during the six months ended June 30, 2000 and 1999 amounted to $19,318 and $18,943, respectively.

10.  FEDERAL INCOME TAXES

    Effective August 27, 1999 CCS became subject to U.S. federal corporate income taxes and began to account for income taxes in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes." There was no income tax provision in 2000 due to the net loss.

    A reconciliation of the income tax provision is as follows:

                                                         JUNE 30,    JUNE 30,
                                                           2000        1999
                                                         ---------   --------
Income tax benefit based on federal statutory rate of
  34%..................................................  $ (88,957)   (47,837)
Unrealized net operating loss benefits.................    150,228     30,884
Other..................................................    (24,962)    16,953
                                                         ---------   --------
  Income tax provision.................................  $  36,309          0
                                                         =========   ========

                        COPYRIGHT CONTROL SERVICES, INC.

10.  FEDERAL INCOME TAXES (CONTINUED)
    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Sunhawk.com's deferred tax assets and liabilities are as follows:

                                                              JUNE 30,
                                                                2000
                                                              ---------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 150,228
  Accrued interest..........................................      1,528
                                                              ---------
Total deferred tax assets...................................    151,756
  Valuation allowance for deferred tax assets...............   (150,205)
                                                              ---------
Total deferred tax asset less valuation allowance...........      1,551
                                                              ---------
Deferred tax liabilities:
  Prepaid expense...........................................     (1,551)
                                                              ---------
Total deferred tax liability................................     (1,551)
                                                              ---------
Net deferred tax asset......................................  $       0
                                                              =========

    At June 30, 2000, Sunhawk.com had net operating loss carryforwards (NOLs) of approximately $703,500, which have no expiration date.

11.  SUBSEQUENT EVENTS

    On July 3, 2000, CCS received $903,050, net of financing costs, of equity financing from Copyright Ventures LLC in exchange for 1,112,500 shares of CCS Series A preferred shares.

    On July 20, 2000, CCS issued warrants to purchase 3,400,000 shares of CCS Common Stock at a price of $0.05 per share.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OVERVIEW

    On August 1, 2000, Sunhawk.com entered into an agreement to acquire Copyright Control Services, Inc. (CCS) in a transaction to be accounted for under the purchase method of accounting. The terms of the Share Exchange agreement require Sunhawk.com to issue that number of Sunhawk.com common stock determined by mutual agreement of the CCS shareholders prior to closing for each of the shares of CCS' common stock issued and outstanding as of the effective time of the agreement.

    The accompanying unaudited pro forma combined condensed consolidated balance sheet assumes that the merger took place as of June 30, 2000. The unaudited pro forma combined condensed consolidated balance sheet combines the unaudited balance sheet of Sunhawk.com as of June 30, 2000, and the unaudited consolidated balance sheet of CCS as of June 30, 2000.

    The accompanying unaudited pro forma combined condensed consolidated statements of operations present (i) the results of operations of Sunhawk.com for the year ended September 30, 1999, combined with the consolidated statement of operations of CCS for the four month period ended December 31, 1999, and
(ii) the unaudited results of operations for Sunhawk.com for the six-month period ended June 30, 2000, combined with the unaudited consolidated results of operations for CCS for the six-month period ended June 30, 2000. The unaudited pro forma combined condensed consolidated statements of operations give effect to the merger as if it had occurred as of January 1, 2000.

    The unaudited pro forma combined condensed consolidated balance sheet and combined condensed consolidated statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the transaction been in effect as of the dates indicated and should not be construed as being a representation of financial position or future operating results of the combined companies.

    The unaudited pro forma combined condensed consolidated financial information should be read in conjunction with the audited financial statements and related notes of Sunhawk.com, which are incorporated by reference.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                                  ACTUAL
                                               JUNE 30, 2000                   PRO FORMA
                                         -------------------------   ------------------------------
                                          SUNHAWK.COM       CCS      ADJUSTMENTS         COMBINED
                                         -------------   ---------   ------------       -----------
                                              ASSETS
Curent Assets:
  Cash and cash equivalents............   $ 6,494,141    $      --   $        --        $ 6,494,141
  Accounts receivable..................         6,147       13,045            --             19,192
  Prepaid Expenses.....................       249,227        4,562                          253,789
  Short-term Investments...............     4,023,086           --            --          4,023,086
  Other................................         3,250        2,520            --              5,770
                                          -----------    ---------   -----------        -----------
    Total Current Assets...............    10,775,851       20,127                       10,795,978
                                          -----------    ---------   -----------        -----------
Property and equipment, net............       849,828       53,371            --            903,199
Digital sheet music masters, net.......       527,991           --            --            527,991
Patent and trademarks, net.............       122,151           --            --            122,151
Music catalog distribution Rights,
  net..................................     1,130,673           --            --          1,130,673
Long-term prepaid......................     1,663,122           --            --          1,663,122
Deposits...............................        27,584       12,042            --             39,626
Goodwill...............................            --           --    30,409,102 A,G     30,409,102
Other Intangible Assets................            --           --       208,333 A,G        208,333
                                          -----------    ---------   -----------        -----------
    Total..............................   $15,097,200    $  85,540   $30,617,435        $45,800,175
                                          ===========    =========   ===========        ===========

                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Line of credit.......................       603,492           --            --            603,492
  Accounts payable and accrued
    expenses...........................       731,836      250,578       200,000 B        1,182,414
  Notes payable to related party.......         5,782      185,368            --            191,150
  Accrued interest on notes payable to
    related parties....................            --        4,493            --              4,493
  Notes payable to shareholder.........       290,000      210,953            --            500,953
  Accrued interest on notes payable to
    shareholder........................         7,385        4,291            --             12,306
                                          -----------    ---------   -----------        -----------
    Total Current Liabilities..........     1,638,495      656,313       200,000          2,494,808
                                          -----------    ---------   -----------        -----------
Note payable to related party..........     1,000,000           --            --          1,000,000
Other Long-term Liabilities............            --       11,293            --             11,293
                                          -----------    ---------   -----------        -----------
  Total Liabilities....................     2,638,495      667,606            --          3,506,101
                                          -----------    ---------   -----------        -----------
Shareholders' Equity:
  Common stock.........................    19,322,534       20,946    30,655,863 A,B,    49,999,343
                                                                                 C,D,F
  Additional paid in capital...........            --       67,904       (67,904)D               --
  Accumulated deficit..................    (6,863,829)    (703,485)     (137,955)D,G     (7,705,269)
  Other comprehensive gain (loss)......            --       32,569       (32,569)D               --
                                          -----------    ---------   -----------        -----------
    Total Shareholders' Equity.........    12,548,705      582,066    30,417,435         42,294,074
                                          -----------    ---------   -----------        -----------
    Total..............................   $15,097,200    $  85,540   $30,617,435        $45,800,175
                                          ===========    =========   ===========        ===========

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                  Statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                         SUNHAWK.COM              CCS
                                         FISCAL YEAR          FOUR MONTHS
                                            ENDED                ENDED                   PRO FORMA
                                     SEPTEMBER 30, 1999    DECEMBER 31, 1999    ---------------------------
                                           ACTUAL                ACTUAL         ADJUSTMENTS      COMBINED
                                     -------------------   ------------------   -----------     -----------
Sales..............................      $   100,575            $  42,621         $     --      $   143,196
Cost of Goods Sold.................          171,725               23,526          (23,526)E        171,725
                                         -----------            ---------         --------      -----------
Gross Loss.........................          (71,150)              19,095           23,526 E        (28,529)
                                         -----------            ---------         --------      -----------
Selling, general and Administrative
  Expense..........................        2,660,933              133,933           23,526        2,818,392
                                         -----------            ---------         --------      -----------
Loss from Operations...............       (2,732,083)            (114,838)              --       (2,846,921)
Interest Income....................           13,140                   60               --           13,200
Interest Expense...................         (115,394)              (1,201)              --         (116,595)
                                         -----------            ---------         --------      -----------
Net Loss...........................       (2,834,337)            (115,979)              --       (2,950,316)
                                         -----------            ---------         --------      -----------
Foreign currency
  Translation Adjustment...........               --                2,097               --            2,097
                                         -----------            ---------         --------      -----------
Comprehensive Loss.................      $(2,834,337)           $(113,882)        $     --      $(2,948,219)
                                         ===========            =========         ========      ===========
Basic and Diluted Net Loss Per
  Share............................      $     (2.46)           $   (0.07)        $             $     (0.88)
                                         ===========            =========         ========      ===========
Weighted Average Shares
  Outstanding--Basic...............        1,154,214            1,698,586          497,518        3,350,318
                                         ===========            =========         ========      ===========

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                  Statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                        SUNHAWK.COM          CCS
                                         SIX MONTHS      SIX MONTHS
                                           ENDED            ENDED                 PRO FORMA
                                       JUNE 30, 2000    JUNE 30, 2000   -----------------------------
                                           ACTUAL          ACTUAL       ADJUSTMENTS        COMBINED
                                       --------------   -------------   -----------       -----------
Sales................................   $   112,719       $ 123,385     $        --       $   236,104
Cost of Goods Sold...................       194,855         144,163        (144,163)E         194,855
                                        -----------       ---------     -----------       -----------
Gross Loss...........................       (82,136)        (20,778)       (144,163)           41,249
                                        -----------       ---------     -----------       -----------
Selling, general and Administrative
  Expense............................     4,093,301        (232,095)        985,603 E,F     5,078,904
                                        -----------       ---------     -----------       -----------
Loss from Operations.................    (4,175,437)       (252,873)       (841,440)       (5,037,655)
Interest Income......................       237,718              --              --           237,718
Interest Expense.....................      (432,452)         (7,124)             --          (437,228)
Other Expense........................            --          (1,642)             --            (1,642)
                                        -----------       ---------     -----------       -----------
Net Loss.............................   $(4,370,171)      $(261,639)       (841,440)       (5,238,807)
                                        -----------       ---------     -----------       -----------
Foreign currency Translation
  Adjustment.........................            --         (30,472)             --           (30,472)
                                        -----------       ---------     -----------       -----------
Comprehensive Loss...................   $(4,370,171)      $(292,111)    $  (841,440)      $(5,269,279)
                                        ===========       =========     ===========       ===========
Basic and Diluted Net Loss Per
  Share..............................   $     (1.99)      $   (0.11)                      $     (1.06)
                                        ===========       =========                       ===========
Weighted Average Shares Outstanding--
  Basic..............................     2,198,505       2,679,977          81,836         4,960,318
                                        ===========       =========     ===========       ===========

   See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial
                                  Statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

    On August 1, 2000, Sunhawk.com and CCS entered into a definitive shares exchange agreement that provides for the acquisition of CCS by Sunhawk.com. Under the terms of the agreement, Sunhawk.com will issue 1.9 million shares of Sunhawk.com common stock to CCS stockholders under the terms of the Share Exchange as of the date of the closing of the shares exchange agreement.

    The unaudited pro forma combined condensed consolidated financial statements give effect to the proposed merger of Sunhawk.com and CCS using the purchase method of accounting. Under this method, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired and liabilities assumed. The allocation of the purchase price to the respective assets and liabilities acquired is preliminary and subject to the completion of a study to allocate the purchase price and finalize appropriate accruals. This allocation should be completed soon after the consummation of the transaction. Accordingly, the information presented herein may differ from the final purchase price allocation; however, the allocations are not expected to differ materially from the preliminary amounts.

    The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger took place as of June 30, 2000. The unaudited pro forma combined condensed consolidated balance sheet combines the unaudited balance sheet of Sunhawk.com as of June 30, 2000, and the unaudited consolidated balance sheet of CCS as of June 30, 2000.

    The unaudited pro forma combined condensed consolidated statements of operations present the results of operations of Sunhawk.com for: (i) the year ended September 30, 1999, combined with the consolidated statement of operations of CCS for the four month period ended December 31, 1999, and: (ii) the unaudited results of operations for Sunhawk.com for the six month period ended June 30, 2000, combined with the unaudited consolidated results of operations for CCS for the six month period ended June 30, 2000. The unaudited pro forma combined condensed consolidated statements of operations give effect to the merger as if it had occurred as of January 1, 2000.

    The total purchase price of the CCS merger is estimated as follows:

Value of common shares issued...............................  $31,458,875
Estimated transaction costs and expenses....................      200,000
                                                              -----------
  Total consideration.......................................  $31,658,875
                                                              ===========

    The purchase price allocation, which is preliminary and therefore subject to change based on Sunhawk.com's final analysis, is as follows:

Tangible assets.............................................  $    85,540
Intangible assets acquired:
Goodwill....................................................   31,990,941
Intellectual property.......................................      200,000
Workforce-in-place..........................................       50,000
Long-term debt..............................................      (11,293)
Other liabilities...........................................     (656,313)
                                                              -----------
  Total purchase price......................................  $31,658,875
                                                              ===========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

1.  BASIS OF PRO FORMA PRESENTATION (CONTINUED)
    CCS's tangible and specific intangible assets will be identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined consolidated statements of operations. The identifiable intangible assets include existing intellectual property and workforce-in-place.

    The majority of acquired intellectual property relates to the anti-piracy tracking processes. The acquired workforce in place consists of technology, marketing, tracing operatives, and general and administrative personnel.

2.  PRO FORMA ADJUSTMENTS

    Sunhawk.com's unaudited pro forma combined condensed consolidated financial statements give effect to the allocation of the total purchase price to the assets and liabilities of CCS, based on their respective fair market values and to the amortization of the fair value over the respective useful lives. The following pro forma adjustments have been made to the unaudited pro forma combined condensed consolidated financial statements:

    (A) To record the estimated fair value on intangible assets resulting from the merger including:

Goodwill....................................................  $31,208,875
Intellectual property.......................................      200,000
Workforce-in-place..........................................       50,000
                                                              -----------
  Total.....................................................  $31,458,875
                                                              ===========

    (B) To record an estimated liability for Sunhawk.com's merger related transaction costs and costs for renegotiating or terminating vehicle, marketing and equipment agreements.

    (C) To record the anticipated value of approximately 1,950,938 shares of Sunhawk.com's common stock valued at $31,458,875 offset by stock issuance costs incurred by Sunhawk.com.

    (D) To eliminate the historical common stock amount and additional paid-in-capital of CCS and to eliminate the historical accumulated deficit and accumulated other comprehensive loss of CCS.

    (E) To reclassify amounts to conform to the Sunhawk.com financial statement presentation for similar amounts.

    (F) To record the amortization of goodwill and other identified intangible assets related to the merger as if the transaction had occurred on January 1, 2000. Goodwill is amortized over twenty years and other intangibles are amortized over 36 months.

Goodwill....................................................  $  799,774
Intellectual property.......................................      33,333
Workforce-in-place..........................................       8,333
                                                              ----------
  Total.....................................................  $  841,440
                                                              ==========

3.  NEW ACCOUNTING PRONOUNCEMENTS

    In December 1999 the Securities and Exchange Commission (SEC) released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

3. NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED) statements. Based on these guidelines, revenue should not be recognized until it is realized or realizable and earned. Sunhawk.com and CCS will adopt this statement in the first fiscal quarter of its fiscal year ended September 30, 2001. Management does not expect any material impact as a result of adopting the guidelines of this standard.

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (FIN 44), that clarifies guidance for certain issues related to the application of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB
25). The new guidance under FIN 44 would not have impacted Sunhawk.com's historical accounting for equity instruments and neither company believes that FIN 44 will have an impact on accounting for future equity instruments.

                           COMPARATIVE PER SHARE DATA

    The following table reflects (a) the historical net loss and book value per share of Sunhawk.com common stock and the historical net loss and book value per share of CCS common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to Sunhawk.com's proposed merger with CCS, and (b) the equivalent historical net loss and book value per share attributable to 1.07605 shares of Sunhawk.com common stock which will be received for each share of CCS common stock.

    The historical book value per share is computed by dividing stockholders' equity as of June 30, 2000 by the actual common stock outstanding. The pro forma per share loss from continuing operations is computed by dividing the pro forma loss from continuing operations by the pro forma weighted average number of shares outstanding, assuming Sunhawk.com had merged with CCS at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at June 30, 2000, assuming the merger had occurred on that date. The Sunhawk.com equivalent pro forma combined per share amounts are calculated by multiplying the Sunhawk.com pro forma combined per share amounts by the exchange ratio of 1.07605.

    The following information should be read in conjunction with the separate audited historical financial statements and related notes of Sunhawk.com and CCS, the unaudited pro forma condensed combined consolidated financial information and related notes of Sunhawk.com and the selected historical and selected unaudited pro forma financial data included elsewhere in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger of CCS had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

                                                                  YEAR ENDED        SIX-MONTHS ENDED
                                                              SEPTEMBER 30, 1999     JUNE 30, 2000
                                                              -------------------   ----------------
HISTORICAL SUNHAWK.COM:
  Basic and diluted net loss per share......................       $  (2.46)             $(1.43)
  Book value per share at the end of the period.............       $   1.25              $ 4.14

                                                               FOUR MONTH PERIOD    SIX-MONTHS ENDED
                                                               DECEMBER 31, 1999     JUNE 30, 2000
                                                              -------------------   ----------------
HISTORICAL CCS:
  Basic and diluted net loss per share......................       $  (0.07)             $(0.11)
  Book value per share at the end of the period.............       $(111.19)             $(0.18)

                                                                               SIX MONTHS ENDED
                                                                                JUNE 30, 2000
                                                                               ----------------
SUNHAWK.COM AND CCS PRO FORMA COMBINED:
  Pro forma net loss per Sunhawk.com share--basic and
    diluted.................................................                        $(1.06)
  Pro forma book value per Sunhawk.com share at the end of
    the period..............................................                        $ 8.53

MARKET PRICE AND DIVIDEND INFORMATION

    Sunhawk.com common stock has been traded on the Nasdaq National Market under the symbol "SNHK" since February 15, 2000, the date of Sunhawk.com's initial public offering. Prior to such date, there was no established public trading market for Sunhawk.com's capital stock. The following table sets forth for the periods indicated the quarterly high and low sale prices per share of Sunhawk.com common stock and CCS common stock as reported on the Nasdaq National Market.

                                                                  SUNHAWK.COM
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
Period ended March 31, 2000                                    28 1/2         16
Quarter ended June 30, 2000.................................       20      9 5/8

RECENT SHARE PRICE

    The table below presents the per share closing prices of Sunhawk.com common stock on the Nasdaq National Market and the pro forma equivalent market value of Sunhawk.com common stock to be issued for CCS common stock in the acquisition as of the dates specified. June 30, 2000 was the last trading date before announcement of the acquisition. August 25, 2000 was the latest practicable trading day before the printing of this joint proxy statement/prospectus..

SUNHAWK.COM

                                                              SUNHAWK.COM
                                                              COMMON STOCK
                                                              ------------
June 30, 2000...............................................    $16 1/8
August 25, 2000.............................................    $13 1/2

    Sunhawk.com stockholders are advised to obtain current market quotations for Sunhawk.com common stock. No assurance can be given as to the market prices of Sunhawk.com common stock or as to the market price of Sunhawk.com common stock at any time after merger. In the event the market price of Sunhawk.com common stock decreases or increases prior to the consummation of the acquisition, the value of the Sunhawk.com common stock to be exchanged in the acquisition for CCS common stock would correspondingly decrease or increase.

DIVIDENDS

    Neither Sunhawk.com nor CCS has ever declared or paid cash dividends on its capital stock. Pursuant to the acquisition agreement, both Sunhawk.com and CCS has agreed not to pay cash dividends pending the consummation of merger, without the written consent of the other. If the acquisition is not consummated, the Sunhawk.com board anticipates that it would continue its policy of retaining any and all earnings to finance the expansion of its business. Sunhawk.com expects to retain any and all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends before or after the acquisition.

                              THE SPECIAL MEETING

GENERAL

    This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting of stockholders of Sunhawk.com to be held on Wednesday, September 27, 2000, at the Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, WA 98101, commencing at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof.

    At the special meeting, stockholders will consider and vote:

    - on a proposal to approve the Share Exchange Agreement, as amended, by and among Sunhawk.com and CCS;

    - on a proposal to approve the creation and issuance of 1,125,938 shares of a new class of stock to be called "Class A Common Stock"; and

    - on a proposal to increase the number of shares of Sunhawk.com common stock available for issuance under its 1996 Stock Option Plan from 303,526 to 800,000.

    - to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Each copy of this proxy statement is accompanied by a proxy card for use at the special meeting. The board of directors recommends that you vote FOR each of the above proposals.

RECORD DATE AND QUORUM REQUIREMENTS

    Sunhawk.com has fixed August 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Accordingly, only stockholders of record at the close of business on August 15, 2000, will be entitled to notice of and to vote at the special meeting. Each share is entitled to one vote, which may be cast either in person or by properly executed proxy, at the special meeting. As of August 15, 2000, there were 3,010,865 common shares outstanding.

    In order for the meeting to be considered a valid meeting of the stockholders, a quorum must exist. For a quorum to exist, shares representing a minimum of 1,505,433 outstanding shares of common stock must attend the meeting either in person or by proxy.

VOTE REQUIRED

    The affirmative vote of a majority of the votes cast at the special meeting is required to approve the proposal.

    Shares represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the special meeting. Shares held by stockholders who abstain from voting will be treated as shares that are present and entitled to vote at the special meeting for the purpose of determining whether a quorum exists, but will not be counted as votes cast on the proposal. Brokers who hold shares in nominee or "street name" for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers with respect to the matters to be voted upon at the special meeting unless they receive specific instructions from those customers. Shares represented by proxies returned by a broker holding those shares in "street name" will be counted for the purpose of determining whether a quorum exists, even if those shares are not voted in matters when discretionary voting by the broker is not allowed. These shares are known as broker non-votes.

VOTING AND REVOCATION OF PROXIES

    If the enclosed proxy is executed and returned to Sunhawk.com, the persons named in it will vote the common shares represented by that proxy at the special meeting. When a choice has been specified in the proxy, the common shares represented thereby will be voted in accordance with that specification at the special meeting. If no specification is made, those shares will be voted at the special meeting FOR the approval of the share exchange, creation of the class A common stock and an increase in the number of common shares authorized for issuance under Sunhawk.com's 1996 Stock Option Plan.

    If any other matters are properly presented for consideration at the special meeting, including, among other things, a motion to adjourn the meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment (unless authorization to use that discretion is withheld). Sunhawk.com is not aware of any matters expected to be presented at the meeting other than as described in the Notice of Special Meeting of Stockholders.

    Execution of the enclosed proxy will not affect your right to attend the special meeting or to vote in person. However, your presence at the special meeting alone, without further action, will not revoke your proxy. You may revoke your proxy by:

    - filing a written notice of revocation bearing a later date than the proxy with the Secretary of Sunhawk.com before the taking of the vote at the special meeting;

    - duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Sunhawk.com before the taking of the vote at the special meeting; or

    - attending the special meeting and voting your shares in person.

    In order to vote in person at the special meeting, you must attend the meeting and cast your votes in accordance with the voting procedures established for the meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered at or before the taking of the vote at the special meeting to Sunhawk.com Corporation, 223 Taylor Ave N, Suite 200, Seattle, Washington 98109, Attention: David M. Otto, Secretary.

SOLICITATION OF PROXIES

    This solicitation of proxies is made by and on behalf of the board of directors. All expenses of the solicitation of proxies for the special meeting will be borne by Sunhawk.com. In addition to the solicitation of proxies by mail, Sunhawk.com will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of common shares and secure their voting instructions, if necessary. In addition, proxies may be solicited by directors, officers and employees of Sunhawk.com in person or by telephone, facsimile, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with any solicitation.

EXPENSES OF PROXY SOLICITATION

    Sunhawk.com will be using The Merrill Corporation in connection with this proxy solicitation. The fee for services will equal approximately $60,000, plus any costs associated with these services. Sunhawk.com will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, Sunhawk.com will request brokers, custodians, nominees and other record holders of Sunhawk.com common stock to forward copies of the proxy and other soliciting materials to persons for who they hold shares of Sunhawk.com common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, Sunhawk.com will reimburse such holders for their reasonable expenses.

    TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                               THE SHARE EXCHANGE

BACKGROUND OF THE SHARE EXCHANGE

    In early April, 2000, Sunhawk.com and CCS entered into discussions regarding the possibility of Sunhawk.com acquiring CCS. After some consideration regarding the synergies that could be generated by an acquisition and having agreed in principle to the terms of an acquisition, Sunhawk.com's board of directors agreed that Sunhawk.com should enter into a non-binding letter of intent with CCS, which it did on April 14, 2000.

    Sunhawk.com proceeded to perform due diligence on CCS and during the week of May 21, 2000 to May 27, 2000, sent a team of Sunhawk.com representatives, including Sunhawk.com's CFO, Tricia Parks-Holbrook, to London to investigate CCS, and its books and records.

    On or about May 15th, 2000, CCS informed Sunhawk.com that certain principals of @Visory had showed an interest in working with CCS, supplying CCS with certain business and financial assistance, thereby increasing CCS's value. As a result, Sunhawk.com and CCS entered into further negotiations which resulted in an agreement that provided additional consideration to CCS and the @Visory Group. The parties memorialized this agreement by drafting Amendment #1 to the Letter of Intent, dated June 13th, 2000. This agreement was likewise approved by Sunhawk.com's board of directors prior to its execution.

    On May 31, 2000, the findings of the due diligence trip were presented to the board of directors. At this time, the board also reviewed certain of the proposed terms that were to be incorporated into Amendment No. 1 to the Letter of Intent and engaged in various discussions with Mr. Paul Bandrowski and Mr. Duncan Shaw of the @Visory Group and analyzed the anticipated benefits to be derived from the involvement of Bandrowski and Shaw in connection with the acquisition of CCS.

    Sunhawk.com continued to perform its due diligence upon CCS and commenced drafting an asset purchase agreement, which was first circulated on July 2nd, 2000.

    Negotiations in connection with the asset purchase agreement and further due diligence continued.

    On or about July 15th, 2000, CCS informed Sunhawk.com that, due to the structure of the acquisition, there were considerable negative tax consequences for the stockholders of CCS. CCS requested that the asset purchase agreement be redrafted as a Share Exchange Agreement, which would have substantially fewer negative tax consequences for the CCS stockholders.

    Upon consideration of the relatively few potential disadvantages to Sunhawk.com to change the form of the transaction to a share exchange, Sunhawk.com agreed.

    On or about July 20th, 2000, CCS delivered to Sunhawk.com a draft of a Share Exchange Agreement, as amended.

    After considerable negotiation and revision between and by representatives of Sunhawk.com and CCS, the terms of the Share Exchange Agreement were finalized.

    On August 1st, 2000, the Share Exchange Agreement, was signed by Marlin Eller, CEO of Sunhawk.com and the stockholders of CCS.

    On August 1st, 2000, Sunhawk.com's board of directors ratified the Share Exchange Agreement, as amended, and made a recommendation to Sunhawk.com's stockholders that they approve the Share Exchange Agreement, as amended.

SUNHAWK.COM'S REASON FOR THE SHARE EXCHANGE

    Sunhawk.com believes that there is a very large market for the service of identifying and shutting down the Internet sites distributing pirated content, and that there are strong operational and strategic synergies between CCS and Sunhawk.com with respect to digital rights management. The synergies come from both companies sharing the same target market, providing technology for the management of digital assets, and combining their efforts to create a compelling digital rights management service and/or technology product for anti-piracy tracking.

    Sunhawk.com believes the opportunity CCS presents to Sunhawk.com will enable Sunhawk.com to provide a rights tracking service to content owners that may lead to a software product to provide this to content owners or other users. Such a tracking product would come through Sunhawk.com's technical ability to develop this service into a software product.

    In addition, Sunhawk.com believes that Bandrowski and Shaw of The @Visory Group will play an important role as advisors to the combination, including
(i) making introductions to content owners and other strategic partners,
(ii) assisting Sunhawk.com to establish its core competencies and business strategies, (iii) addressing Sunhawk.com's strategy with certain analysts and other parties with a view toward helping Sunhawk.com increase its market presence, (iv) assisting Sunhawk.com with its goal of market capitalization targets and introducing Sunhawk.com, upon completion of the combined company's business plan, to potential sources of financing, including securing private financing, prior to Sunhawk.com seeking a secondary offering. Sunhawk.com believe these services will greatly benefit Sunhawk.com and Sunhawk.com's shareholders.

    Sunhawk.com also believes that the share exchange with CCS will greatly help Sunhawk.com reach its strategic growth plan and achieve its market capitalization goals. Sunhawk.com also believes that the Sunhawk.com shareholders will benefit from the integration of The @Visory group into Sunhawk.com as strategic advisors. In this regard, Sunhawk.com believes that the combined company business opportunities and strong focus on the business strategy can help to accelerate the growth of Sunhawk.com such that Sunhawk.com to reach a market capitalization of $100,000,000 within 12 months of the closing of the transaction.

CCS'S REASON FOR THE SHARE EXCHANGE

    CCS believes that the share exchange with Sunhawk.com will help CCS implement its strategic growth plan. The service solution CCS provides to track down sites distributing pirated copyright content and working to have them shut down will enable both Sunhawk.com and CCS to lends itself to initiating a new direction in anti-piracy and digital rights management technology. The complement of technologies of the two companies will help them to provide the complete solution for digital content owners. The addition of the @Visory group as consultant to the combined companies will help to facilitate introductions into CCS and Sunhawk.com's key target markets, making it possible to widen the distribution of both CCS and Sunhawk.com's products.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors of Sunhawk.com has unanimously determined that the terms of the Share Exchange Agreement, as amended, and the Plan of Share Exchange, are in the best interests of Sunhawk.com and the Sunhawk.com stockholders. Accordingly, the Sunhawk.com board of directors recommends that Sunhawk.com stockholders vote FOR the proposal to approve the Share Exchange Agreement, as amended, the Share Exchange, FOR the creation of a new class of stock to be named

"CLASS A COMMON STOCK" and FOR an increase in the number of shares of common stock authorized for issuance under Shareholder's 1996 Stock Option Plan.

INTERESTS OF SUNHAWK.COM DIRECTORS, OFFICERS, AND SIGNIFICANT STOCKHOLDERS IN
  THE SHARE EXCHANGE.

    In connection with consummation of the share exchange, Marlin Eller shall be entitled to receive options amounting to 850,000 shares of Sunhawk.com's common stock, 283,333 of which shall vest immediately. The remainder, 566,666, will only vest in the event Sunhawk.com achieves certain market capitalization goals within the next eighteen months. Please see the sections marked "Amendment
No. 1 to the Letter of Intent". The Amendment No. 1 to the Letter of Intent attached hereto as Annex B.

COMPLETION AND EFFECTIVENESS OF THE SHARE EXCHANGE

    The share exchange will be completed when all of the conditions to completion of the share exchange are satisfied or waived, including approval and adoption of the Share Exchange Agreement, as amended, the Plan of Share Exchange, and the creation of Sunhawk.com Class A Common Stock by the stockholders of Sunhawk.com and, as the case may be, the shareholders of CCS. The share exchange will become effective upon the filing of the Form of Articles of Exchange, attached hereto as Annex J, with the Secretary of State of the State of Washington.

STRUCTURE OF SHARE EXCHANGE AND CONVERSION OF CCS SHARES

    Pursuant to the Share Exchange Agreement, as amended, Sunhawk.com shall exchange 825,000 shares of common stock and 1,125,938 shares of Class A Common Stock with the CCS stockholders, which will result in CCS becoming a wholly-owned subsidiary of Sunhawk.com.

    At the effective time of the share exchange, each outstanding share of CCS stock will be converted into the right to receive Sunhawk.com common stock and Sunhawk.com Class A Common Stock.

NO DIVIDENDS

    CCS stockholders are not entitled to receive any dividends or other distributions on Sunhawk.com common stock until the share exchange is completed.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The discussion below does not purport to deal with all aspects of United States federal income taxation that may affect particular stockholders in light of their individual circumstances, and is not intended for stockholders subject to special treatment under federal income tax law. Stockholders subject to special treatment include, but are not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not (or who will not at the time of the share exchange) hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws and further does not consider any tax consequences of transactions effectuated by stockholders subsequent to, or concurrently with, the share exchange.

    The parties intend that the share exchange qualify as a reorganization under section 501(a) of the internal revenue code and have attempted to structure the transaction in a fashion that will satisfy internal revenue code requirements in connection with reorganizations.

ACCOUNTING TREATMENT FOR THE SHARE EXCHANGE

    Sunhawk.com intends to account for the share exchange as a "purchase" for financial reporting and accounting purposes, under generally accepted accounting principles. As a result, a significant amount of goodwill is expected to be created, which will be amortized as an expense over 20 years.

CERTAIN SECURITIES LAWS CONSIDERATIONS

    The Sunhawk.com shares to be exchanged under the terms of the Share Exchange Agreement, as amended, will be unregistered shares subject to the terms and conditions of certain Lock-In and Lock-Up letter agreements. After the expiration or elimination of the terms and conditions of these Lock-Up and/or Lock-In letter agreements, the Sunhawk.com shares distributed to certain of the CCS stockholders shall be eligible for sale, provided such shares have been either (i) held for a sufficient period of time such that any sale satisfies the requirements of Rule 144 under the Securities Act of 1933 or (ii) registered in accordance with the terms of the registration rights agreement to be entered into between Sunhawk.com and the CCS shareholders.

DISSENTER'S RIGHTS

    Under section 23B.13 of the Revised Code of Washington, stockholders of a Washington corporation are entitled to dissenter's rights under certain circumstances. In the case at hand, because Sunhawk.com is not the corporation whose shares will be acquired, the Sunhawk.com stockholders have no dissenter's rights.

                    THE SHARE EXCHANGE AGREEMENT, AS AMENDED

    This section is intended to summarize the terms and conditions of the Share Exchange Agreement, as amended. However, this section may not contain all the information that is important to you. The Share Exchange Agreement, as amended, is attached to this proxy statement as Annex C, and Sunhawk.com recommends that you read it carefully.

SHARE EXCHANGE

    At the effective time of the share exchange each outstanding share of CCS, preferred and common stock, shall automatically be exchanged for a number of shares of Sunhawk.com common stock and Class A Common Stock.

EXCHANGE RATIO/ESCROW

    The ratio for the share exchange shall be such that all outstanding shares of CCS Common and Preferred Stock will be exchanged for a total of 1,950,938 shares of Sunhawk.com common stock and Class A Common Stock. No fractional shares will be issued in connection with the issuance of either the pro rata distribution of the 825,000 shares of common stock or the 1,125,938 shares of the Class A Common Stock.

    At closing, the CCS stockholders shall receive 825,000 of the total 1,950,938 shares. The balance of 1,125,938 shares shall be Class A Common Stock and shall be placed in escrow at closing. The shares that are held in escrow shall not be released until certain milestones as described in the Services Agreement have been met. If the milestones are met on or before the expiration of specific deadlines, the Class A Common Shares shall be released to the CCS stockholders. If the milestones described in the Services Agreement are not reached prior to the expiration of the specific deadlines, the Class A Common Shares will be returned to Sunhawk.com and retired.

                                                     COMMON STOCK TO BE ISSUED UPON SUNHAWK.COM REACHING A
                                 COMMON STOCK TO                   MARKET CAPITALIZATION OF
                                 BE ISSUED UPON    ---------------------------------------------------------
                                 CONSUMMATION OF     $100,000,000        $125,000,000        $150,000,000
                                    THE SHARE      WITHIN 12 MOS. OF   WITHIN 18 MOS. OF   WITHIN 24 MOS. OF
                                    EXCHANGE         CONSUMMATION        CONSUMMATION        CONSUMMATION
                                 ---------------   -----------------   -----------------   -----------------
CCS Shareholders...............      750,000            250,000             250,000              250,000
  @Visory......................       75,000            124,060             124,059              127,819
                                     -------            -------             -------            ---------
                                                        374,060             374,059              377,819
                                                        -------             -------            ---------
    Totals.....................      825,000                                                   1,125,938
                                     =======                                                   =========

CLASS A COMMON SHARES

    In accordance with the above, Sunhawk.com shall place 1,125,938 shares of Class A Common Shares in escrow. This class of shares currently does not exist and the Sunhawk.com stockholders must approve the amendment of the Articles of Incorporation to create them. The Class A Common Shares shall have the following characteristics:

    1. the Class A Common Shares shall have all the characteristics of common stock, except that

       a.  the shares shall have 1/20th the vote of common stock;

       b. the Class A Common Shares shall be convertible into common stock upon their release from escrow; and

       c. the Class A Common Shares shall, if not released from escrow and converted into Sunhawk.com common stock in accordance with the timeframes set forth in the escrow agreements, be returned to Sunhawk.com and retired.

OPTIONS AND WARRANTS

    The Share Exchange Agreement, as amended, provides that Sunhawk.com has the option to adopt and assume the CCS 1999 Stock Option Plan. If Sunhawk.com adopts and assumes the plan, the options therein shall convert into options to purchase Sunhawk.com shares in accordance with the exchange ratio described above and shall continue to vest in accordance with the schedule set forth in the CCS 1999 Stock Option Plan. If Sunhawk.com does not elect to adopt and assume the CCS 1999 Stock Option Plan, all options in that plan shall vest immediately prior to closing.

HOLDBACK

    In order to protect Sunhawk.com and the Sunhawk.com stockholders from CCS liabilities in excess of those disclosed in the Share Exchange Agreement, as amended, the Share Exchange Agreement, as amended, calls for a holdback of 100,000 of the 825,000 Sunhawk.com common stock shares to be delivered to the CCS stockholders on the effective date. The 100,000 shares will be held in escrow while Ernst & Young performs a post-closing audit of the CCS books and records. Any liabilities found by Ernst & Young that were not disclosed prior to the closing will be paid out of the "holdback" shares. The number of shares that will be used to offset the excess liabilities will equal the quotient, rounded up to the nearest whole number, derived from dividing the excess liabilities by the price per share of Sunhawk.com's common stock at the closing of the share exchange. If Ernst & Young does not find any excess liabilities within 120 days of the closing, the "holdback" shares shall be delivered to the CCS stockholders.

SUNHAWK.COM REPRESENTATIONS AND WARRANTIES

    Sunhawk.com made several representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of its business. Sunhawk.com's representations and warranties include representations as to:

    - Organization;

    - Authorization;

    - Noncontravention;

    - Limited Representations and Warranties;

    - Disclosure;

    - Capitalization;

    - SEC Reports and Financial Statements;

    - Undisclosed Liabilities;

    - Legal Proceedings, Claims, etc.; and

    - Tax Treatment

REPRESENTATIONS AND WARRANTIES OF CERTAIN CCS STOCKHOLDERS

    Certain stockholders familiar with the business of CCS made representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of CCS's business. Those certain stockholders include David Powell, Julian Searle, and Phillip Bloom, who made representations and warranties as to:

    - Organization;

    - Authorization;

    - Capitalization;

    - Subsidiaries;

    - Ownership of the CCS shares;

    - Noncontravention;

    - Financial Statements and Condition;

    - Absence of Material Change;

    - Litigation;

    - Taxes and Tax Returns;

    - Employees;

    - Compliance with Applicable Law;

    - Contracts and Agreements;

    - Affiliate Transactions;

    - Limited Representations and Warranties;

    - Disclosure;

    - Title to Property and Environmental Matters;

    - Personal Property;

    - Intellectual Property;

    - Insurance;

    - Powers of Attorney;

    - Bank Accounts;

    - Customers and Suppliers; and

    - Product Claims

COVENANTS OF THE PARTIES

    CCS has agreed that, until such time as the share exchange is complete, it will conduct its business, and the business of any subsidiaries, in the ordinary course and will engage in transactions only in the ordinary course consistent with past practice.

    CCS and its subsidiary will use their best efforts to preserve the business organization, keep the present services of its employees and preserve the goodwill of its customers.

    In addition, CCS has agreed that without the written permission of Sunhawk.com, neither it nor its subsidiary will take certain actions in relation to the following:

    - The employment arrangement of employees, officers, and directors;

    - Capital expenditures;

    - Pricing polices and material business and customer policies;

    - Obligations of others;

    - Acquisition of assets;

    - Disposal of assets;

    - Long term contracts;

    - Other contracts;

    - Material transactions or obligations;

    - Benefit plans;

    - Hiring; and

    - Real property.

NO SOLICITATION.

    CCS has also agreed that from the date of signing of the Share Exchange Agreement, as amended, until closing, it will not engage in, encourage, or solicit any share exchange, or other change of control transaction. If the agreement is terminated due to an uncured breach of this portion of the agreement, CCS has agreed to pay to Sunhawk.com $2.5 million.

OTHER COVENANTS.

    CCS and Sunhawk.com have both agreed to certain provisions regarding reasonable access to records and the confidentiality thereof, as well as to provisions regarding cooperation in connection with regulatory matters and further assurances and public announcements.

APPOINTMENTS.

    Sunhawk.com has agreed that following the share exchange, the board of directors of Sunhawk.com will consist of the then current members of Sunhawk.com's board of directors, and Paul Bandrowski, David Powell and a third nominee of CCS, to be approved by Sunhawk.com. Paul Bandrowski will also be appointed as vice-chairman of the board of directors.

    Following the share exchange, Marlin Eller, the current Chairman of the Board of Directors, Chief Executive Officer and President of Sunhawk.com, will continue to be Chairman of the Board of Directors, Chief Executive Officer and President of the combined company. Sunhawk.com has agreed that David Powell and Julian Searle shall serve, respectively as Vice President and Chief Technology Officer of the CCS, a wholly-owned subsidiary of Sunhawk.com and will enter into employment agreements with each of them.

RESTRICTIONS ON TRANSFER.

    David Powell, Julian Searle, and Phillip J. Bloom have agreed to hold their shares personally and to not transfer their shares for a period of 12 months after closing or until such time as Marlin Eller transfers any of his Sunhawk.com shares. Further, the registration, transfer and sale rights of Powell's, Searle's, Bloom's and the @Visory Group's shares shall be the same as those of Marlin Eller. In relation thereto, Sunhawk.com has agreed to take all necessary actions to expedite the free transfer thereof.

TERMINATION

    The parties have agreed that the Share Exchange Agreement, as amended, shall terminate upon the occurrence of certain events, as follows:

    - Upon the mutual written consent of both parties;

    - By Sunhawk.com should its common stock, prior to closing, exceed $26.00 per share;

    - By CCS should Sunhawk.com's common stock, prior to closing, be less than $6.50 per share;

    - By either party if certain covenants of the other party have not been satisfied or waived within prescribed time limits;

    - By either party should the other party's representations and warranties be in breach and not timely cured; or

    - By either party should the closing have not occurred prior to September 30, 2000.

    - In addition to the foregoing, the Share Exchange Agreement, as amended, may be terminated by Sunhawk.com in accordance with CCS's No Solicitation covenant, see above.

                          INTEREST OF CERTAIN PERSONS

    In making your decision regarding the Share Exchange Agreement, as amended, you should be aware of the circumstances surrounding certain interested persons.

    Immediately after the closing of the transaction, David Powell and Julian Searle shall serve, respectively as Vice President and Chief Technology Officer of CCS a wholly-owned subsidiary of Sunhawk.com. Paul Bandrowski shall be nominated to fill a vacancy on and shall serve as Vice-Chairman of the Board of Directors of Sunhawk.com. David Powell shall also fill a vacancy on the Board of Directors.

    In addition to the foregoing, Marlin Eller, Sunhawk.com key management, David Powell, Julian Searle, and other CCS key management shall be entitled to options to purchase Sunhawk.com common stock upon the consummation of the Share Exchange Agreement, as amended, and the achievement by Sunhawk.com of certain market capitalization goals as set forth in the table below.

                                                        NUMBER OF OPTIONS ENTITLED TO
                                   ------------------------------------------------------------------------
                                                    UPON SUNHAWK.COM REACHING A MARKET CAPITALIZATION OF
                                       UPON       ---------------------------------------------------------
                                   CONSUMMATION     $100,000,000        $125,000,000        $150,000,000
                                   OF THE SHARE   WITHIN 12 MOS. OF   WITHIN 18 MOS. OF   WITHIN 24 MOS. OF
INDIVIDUAL                           EXCHANGE       CONSUMMATION        CONSUMMATION        CONSUMMATION
----------                         ------------   -----------------   -----------------   -----------------
Marlin Eller(1)..................    283,333           283,333             283,333                   0

Sunhawk.com Key Management(2)....          0            50,000              50,000              50,000

David Powell.....................          0           283,333             283,333             283,333

Julian Searle....................          0            50,000              50,000              50,000

CCS Key Management(3)............          0            50,000              50,000              50,000

------------------------

(1) Marlin Eller is the CEO, President and Chairman of the Board of Directors of Sunhawk.com Corporation.

(2) Sunhawk.com key management is an undefined term which is intended to allow Sunhawk.com management, at the time of distribution, the flexibility to determine the recipients and the quantity of options each recipient shall receive.

(3) CCS Key Management is also an undefined term which is intended to allow Sunhawk.com management, at the time of distribution, the flexibility to determine the recipients and the quantity of options each recipient shall receive.

    For more information on distributions related to Sunhawk.com's market capitalization, please see the section entitled Escrow Agreements.

                              CLASS A COMMON STOCK

TITLE AND AMOUNT TO BE AUTHORIZED AND ISSUED

    In conjunction with the approval of the Share Exchange Agreement, as amended, the stockholders have been asked to approve the amendment of Sunhawk.com's Articles of Incorporation to create a new class of common stock to be used in the share exchange. The name of the new class of stock shall be Class A Common Stock. The amount authorized shall be 1,125,938.

DIVIDEND

    To the extent that the owners of Sunhawk.com common stock have a right to receive dividends, the owners of Sunhawk.com Class A Common Stock shall have a right to receive dividends.

VOTING

    One share of Class A Common Stock shall have 1/20th the voting rights of one share of Sunhawk.com common stock.

CONVERSION

    Each share of Class A Common Stock shall automatically convert into one share of Sunhawk.com common stock upon release of the Class A Common Stock from escrow as described in the Escrow Agreement, attached hereto as Annex C.

LIQUIDATION

    Each share of Class A Common Stock shall have the same liquidation rights as one share of Sunhawk.com common stock.

OTHER MATERIAL RIGHTS OR RESTRICTIONS

    Each share of Class A Common Stock not released from escrow and converted into Sunhawk.com common stock in accordance with the time frames and conditions set forth in the Escrow Agreement, shall automatically be returned to Sunhawk.com Corporation and retired. Class A Common Stock shall cease to exist upon the expiration of the second anniversary of the effective date of the share exchange.

                    AGREEMENTS RELATED TO THE SHARE EXCHANGE

AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT

    This amendment, executed August 16th, 2000, corrects a technical inconsistency between the Share Exchange Agreement and Sunhawk.com's Bylaws. Under the Share Exchange Agreement, an affirmative vote of at least two-thirds of the holders of each class of Sunhawk.com common stock entitled to vote is needed to approve the Share Exchange Agreement. However, in accordance with Sunhawk.com's Bylaws, only a majority vote is actually needed.

LETTER OF INTENT

    On April 14th, 2000, Sunhawk.com and CCS entered into a letter of intent under which the principles and basic terms of an acquisition of all CCS assets by Sunhawk.com were described. The transaction contemplated in the letter of intent is outlined below. In addition to reading the outline of the key terms below, please read the Letter of Intent attached hereto as Annex A.

    CCS would sell to Sunhawk.com all of its assets. As consideration for the sale of all of CCS's assets to Sunhawk.com, Sunhawk.com agreed to the following:

1.  To enter into three year employment agreements with Powell and Searle.

2. To issue to the CCS shareholders a total of 400,000 shares of Sunhawk.com common stock; provided, however, that the shares to be distributed to Powell and Searle would vest ratably over the three year term of their respective employment agreements.

3. To issue to Powell and Searle warrants to acquire a combined total of 600,000 additional shares which would vest in tranches of 200,000 shares over three years. The strike price of each tranche would increase annually. The goal of this provision was to create performance based criteria for the vesting of the warrant shares. If the price per share of Sunhawk.com's common stock was not equal to or in excess of the strike price, the shares underlying the warrants would not vest and would revert to Sunhawk.com as treasury stock.

4. To appoint Powell and Searle, respectively, as Vice President and Chief Technology Officer of the CCS division of Sunhawk.com, to be located in London, England.

AMENDMENT #1 TO THE LETTER OF INTENT

    Primarily in response to the signing of a Consulting Agreement between CCS and The @Visory Group, the Letter of Intent was revised by amendment #1 to the Letter of Intent. Sunhawk.com, CCS and The @Visory Group were all parties to Amendment #1 to the Letter of Intent, which has an effective date of June 1, 2000. This amendment significantly changed the original agreement between Sunhawk.com and CCS. The essential changes to the letter of intent were in the compensation to be paid by Sunhawk.com to CCS. Under the amendment, Sunhawk.com is to pay the CCS Shareholders and The @Visory Group up to 1,950,938 shares of common stock and Class A Common Stock. In addition, the number of shares to be paid upon Sunhawk.com achieving certain market capitalization criteria was revised to reflect the following:

                                                 NUMBER OF SHARES AND/OR OPTIONS TO BE ISSUED
                                   ------------------------------------------------------------------------
                                                    UPON SUNHAWK.COM REACHING A MARKET CAPITALIZATION OF
                                       UPON       ---------------------------------------------------------
                                   CONSUMMATION     $100,000,000        $125,000,000        $150,000,000
                                   OF THE SHARE   WITHIN 12 MOS. OF   WITHIN 18 MOS. OF   WITHIN 24 MOS. OF
ENTITY                               EXCHANGE       CONSUMMATION        CONSUMMATION        CONSUMMATION
------                             ------------   -----------------   -----------------   -----------------
Marlin Eller.....................    283,333           283,333             283,333                   0

Sunhawk.com Key Management.......          0            50,000              50,000              50,000

David Powell.....................          0           283,333             283,333             283,333

Julian Searle....................          0            50,000              50,000              50,000

CCS Key Management...............          0            50,000              50,000              50,000

@Visory..........................     75,000           124,060             124,059             127,819

CCS..............................    750,000           225,000             225,000             225,000

@Visory Bonus....................          0                 0                   0             225,321

SERVICES AGREEMENT (AMENDMENT NO. 1 TO CONSULTING AGREEMENT)

    In relation to the share exchange, CCS and The @Visory Group have agreed to enter into an agreement entitled Amendment No. 1 to Consulting Agreement (the "Amendment"). The Amendment modifies an existing agreement entered into by and between CCS and @Visory, dated on or about May 6th, 2000 (the "Consulting Agreement"). Under the terms of the Consulting Agreement, as revised by the Amendment, The @Visory Group agrees to provide CCS with certain consulting services. These services shall be for a term of approximately two (2) years and include services relating to the following areas:

    - business development assistance;

    - product planning, market development, marketing and public relations planning;

    - strategic partners and other alliance candidates;

    - prospective customers;

ESCROW AGREEMENTS

    In connection with the Share Exchange Agreement, as amended, the Consulting Agreement and the Amendment, the parties have entered into two escrow agreements that control the release of the 1,125,938 shares of the Series A Common Stock. The first escrow agreement was entered into between Sunhawk.com and the CCS stockholders, not including The @Visory Group (the "CCS Escrow

Agreement"), and controls the release of 750,000 shares of Series A Common upon the achievement by Sunhawk.com of certain market capitalization goals. The second escrow agreement was entered into between Sunhawk.com and The @Visory Group (the "@Visory Escrow Agreement"), and controls the release from escrow of 375,938 shares of Series A Common stock upon the achievement by Sunhawk.com of certain market capitalization goals. In order for the market capitalization goals to be deemed achieved, the average daily sales price for one share of Sunhawk.com's common stock multiplied by the number of shares of common stock outstanding must equal the target market capitalization goal for a consecutive 30 business day period at any time prior to the correlating Deadline Date below.

CCS ESCROW AGREEMENT

    - Should Sunhawk.com reach a market capitalization of $100,000,000 (as defined in the escrow agreement) within 12 months from the date of the agreement ("Deadline Date"), then 250,000 shares of Class A Common Stock shall be released from escrow;

    - Should Sunhawk.com reach a market capitalization of $125,000,000 (as defined in the escrow agreement) within 18 months from the date of the agreement ("Deadline Date"), then 250,000 shares of Class A Common Stock shall be released from escrow;

    - Should Sunhawk.com reach a market capitalization of $150,000,000 (as defined in the escrow agreement) within 24 months from the date of the agreement ("Deadline Date"), then 250,000 shares of Class A Common Stock shall be released from escrow.

@VISORY ESCROW AGREEMENT

    - Should Sunhawk.com reach a market capitalization of $100,000,000 (as defined in the escrow agreement) within 12 months from the closing date of the agreement ("Deadline Date"), then 124,060 shares of Class A Common Stock shall be released from escrow;

    - Should Sunhawk.com reach a market capitalization of $125,000,000 (as defined in the escrow agreement) within 18 months from the date of the agreement ("Deadline Date"), then 124,059 shares of Class A Common Stock shall be released from escrow;

    - Should Sunhawk.com reach a market capitalization of $150,000,000 (as defined in the escrow agreement) within 24 months from the closing date of the agreement ("Deadline Date"), then 127,819 shares of Class A Common Stock shall be released from escrow.

REGISTRATION RIGHTS AGREEMENT

    In connection with the Share Exchange Agreement, as amended, Sunhawk.com has granted to the CCS shareholders, subject to specific limitations placed on Powell, Searle and Bloom, and The @Visory Group, (each a "Holder") registration rights with respect to the shares of Sunhawk.com Common Stock and Class A Common Stock converted into common stock acquired in the share exchange. The registration rights agreement entered into between Sunhawk.com and the Holders is attached to this proxy statement as Annex C, and you are urged to read it in its entirety. The following is a summary of the registration rights granted to the Holders:

    In the event that Sunhawk.com proposes to register any of its securities for cash, Sunhawk.com shall give notice of said proposition to the Holders and make commercially reasonable efforts to register so many of the securities as the Holder wishes to have registered. If the notice given to the Holder results from Sunhawk.com's intent to perform an underwritten equity offering, then the Holders shall have their securities registered upon the same terms as other shares of common stock being sold through the underwritten effort. If Sunhawk.com for any reason decides to abandon its registration efforts, Sunhawk.com will have no obligation to register the Holders' securities under the Registration Rights Agreement.

ADVISORY AGREEMENT

    In connection with the share exchange, Sunhawk.com has entered into an amendment to the advisory agreement with Joseph Gunnar and Co., LLC, ("Gunnar") whereby Gunnar agrees to provide basic advisory services related corporate finance and other financial service matters. The advisory agreement, dated February 18, 2000, calls for Sunhawk.com to pay Gunnar $4,000 per month, over an eighteen (18) month period, for a total of $72,000. In addition, Sunhawk.com agrees to pay Gunnar a fee if Gunnar makes an introduction which effectively results in a Covered Transaction or if Gunnar acts as a manager in a Covered Transaction. A "Covered Transaction" is any acquisition of more than 20% of any company, any sale of more than 20% of Sunhawk.com, or any merger, joint venture, or other business combination to which Sunhawk.com is a party. The fee to be paid Gunnar in connection with the foregoing will be 5% of the total consideration paid in the particular Covered Transaction. The fee is capped at $750,000 (the maximum fee amount was agreed to in Exhibit A to the advisory agreement).

EMPLOYMENT AGREEMENTS

    Sunhawk.com has agreed to enter into employment agreements with both David Powell and Julian Searle. David Powell will become the Vice President and Julian Searle will become Chief Technology Officer of CCS, a wholly owned subsidiary of Sunhawk.com. The parties to the Share Exchange Agreement, as amended, have agreed to negotiate the employment agreements prior to the closing of the share exchange.

                              SUNHAWK.COM BUSINESS

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

    The following table sets forth the name, address (address is provided for persons listed as beneficial owners of 5% or more of the outstanding Sunhawk.com Common Stock), number of shares and percent of the outstanding Sunhawk.com. Common Stock beneficially owned as of June 30, 2000 (except where a different date is indicated below) by each person known to the Board of Directors of Sunhawk.com to be the beneficial owner of 5% or more of the outstanding shares of Sunhawk.com

Common Stock, each Director, each Named Officer, and all current Directors and Executive Officers as a group.

                                                             BENEFICIALLY OWNED
                                                                   SHARES
                                                             ------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                         NUMBER     PERCENT
------------------------------------                        ---------   --------
Eller and McConney 1995 Family Living Trust...............  1,024,284    32.3%
  c/o Sunhawk.com Corporation
  223 Taylor Avenue North, Suite 20
  Seattle, Washington 98109
Marlin Eller..............................................  1,024,284    32.3%
Mary E. McConney, Ph.D....................................  1,024,284    32.3%
Brent R. Mills(1).........................................    266,658     8.4%
  809 Lake Washington Blvd. South
  Seattle, Washington 98144
Judy E. McOstrich(2)......................................    266,658     8.4%
  809 Lake Washington Blvd. South
  Seattle, Washington 98144
Warner Bros. Publications U.S. Inc........................     99,073     3.1%
  15800 N.W. 48th Avenue
  P.O. Box 4340
  Miami, Florida 33014
Fred Anton(3).............................................    101,573     3.2%
Patricia Tangora(7).......................................      2,700        *
Luis F. Talavera(4).......................................      2,500        *
Osmond J. Kilkenny(6).....................................    122,500     3.9%
Pam Edstrom(4)............................................      2,500        *
Jill Ohara................................................      1,500        *
David M. Otto(5)..........................................     27,500        *
Tricia Parks-Holbrook.....................................        100        *
All directors and executive officers as a group (10
persons)..................................................  1,169,142    38.3%

------------------------

    * Less than 1%

(1) Includes 36,780 shares of common stock held by Mr. Mills' spouse, Judy E. McOstrich.

(2) Includes 229,878 shares of common stock held by Ms. McOstrich's spouse, Brent R. Mills.

(3) Includes 99,073 shares of our common stock owned by Warner Bros. Publications U.S. Inc., of which Mr. Anton is president and chief operating officer. Mr. Anton disclaims beneficial ownership of these shares. Includes warrants of 2,500 to purchase shares of common stock that are exercisable as a director of Sunhawk.com.

(4) Represents warrants to purchase shares of common stock that are currently exercisable.

(5) Includes warrants to purchase 27,500 shares of common stock that are currently exercisable.

(6) Includes warrants to purchase 42,500 shares of common stock that are currently exercisable.

(7) Includes warrants to purchase 2,500 shares of common stock that are currently exercisable.

COMPENSATION EXECUTIVE OFFICERS

    During the fiscal year ended September 30, 1999, Mr. Eller, Sunhawk.com's Chief Executive officer was not paid a salary. Brent Mills, our former chief executive officer, received a salary of $55,000 during the fiscal year ended September 30, 1998, and a salary of $23,163 during the fiscal year ended September 30, 1999, prior to the termination of his employment with us in March 1999. None of our other executive officers received total annual salary and bonus during the fiscal year ended September 30, 1999, in excess of $100,000. Effective October 1, 1999, Mr. Eller entered into an employment agreement with Sunhawk.com with an initial three-year term. This employment agreement entitles Mr. Eller to an annual salary of $95,000 for the first year, which will be increased by 10% during each of the two subsequent years. Mr. Eller is also entitled to receive options under our 1996 Stock Option Plan to purchase 30,000 shares of our common stock vesting over five years at an exercise price equal to the initial public offering price and an annual bonus to be determined by our compensation committee on an annual basis. The salary paid to Mr. Eller for the six-month period ended June 30, 2000 was $69,788.

                                  CCS BUSINESS

CCS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATION

    Copyright Control Services, Inc. (CCS) was incorporated in August 1999. In October 1999 CCS entered into a shares exchange agreement with Chinerose Limited, whereby CCS exchanged 2.775 shares of its common stock for each share of Chinerose Limited. Chinerose Limited, a United Kingdom limited liability company was incorporated in June, 1998 and began services for a fee of providing security services and intellectual property protections solutions for software companies.

    Revenue is primarily derived from contracts with companies owning intellectual digital content, such as software, to provide security services and protection solutions.

    Cost of revenue consists principally of the costs associated with tracking and tracing personnel salary costs of the services and solutions.

    Selling expenses consist primarily of expenditures incurred in connection with, attending trade shows and meeting with prospective customers. General and administrative expenses consist primarily of insurance premiums, rent, telephone costs, travel expenses for general business, legal and professional fees, staff salaries, and other related expenses for general corporate functions.

    To date we have incurred and expect to continue to incur substantial costs in order to:

    - further develop and extend the application of our intellectual property tracking system;

    - further develop our operational infrastructure;

    - increase the size of our staff;

    - expand our sales, marketing and business development efforts; and

    - upgrade our software and hardware.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO THE SIX
  MONTHS ENDED JUNE 30, 1999

REVENUE

    Revenue for the six months ended June 30, 2000 was $123,385 compared to $59,245 for the six months ended June 30, 1999. This increase in revenue resulted from Sunhawk.com's improvement in technical ability to provide services and solutions to additional clients and markets.

COST OF REVENUE

    Cost of revenue for the six months ended June 30, 2000 was $144,163 compared to $0.00 for the six months ended June 30, 1999. The increase in cost of revenue was primarily due to the increase in tracking and tracing personnel salary expense associated with additional client contracts.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling expenses for the six months ended June 30, 2000, were $42,039 compared to selling expenses of $5,677 for the six months ended June 30, 1999. There were no advertising costs for either period. Selling expenses for both periods consisted primarily of expenditures incurred in connection with, attending trade shows and meetings with prospective clients. General and administrative expenses for the six months ended June 30, 2000 were $190,056 compared to $193,919 for the six months ended June 30, 1999. The increase was primarily due to the professional fees, and hiring additional administrative personnel.

OTHER INCOME/(EXPENSE)

    Other income/(expense) for the six months ended June 30, 2000 and 1999 was ($4,776) and ($361), respectively. The increase in other expense primarily relates to interest expense recognized on the notes to shareholder and related party.

LIQUIDITY AND CAPITAL RESOURCES

    CCS has financed its operations since inception primarily with funds received from the sale of equity to key management personnel. Additionally, on July 3, 2000, CCS issued 1,112,500 shares to a third party. The sale generated approximately $900,000 in net proceeds. As of June 30, 2000, CCS had negative working capital of $523,851.

    Net cash provided by operating activities totaled $6,682 for the six months ended June 30, 2000 compared with net cash used in operating activities of $57,210 for the six months ended June 30, 1999. The increase in net cash provided by operating activities for the six months ended June 30, 2000, as compared to the prior year, was primarily attributable to increases in accounts payble related to running the operations of the company.

    Net cash used in investing activities was $9,991 for the six months ended June 30, 2000 compared to $293 for the six months ended June 30, 1999. The increase in cash used in investing as compared to the prior year, was primarily due to more acquisitions of computer equipment.

    Net cash used in financing activities was $27,163 for the six months ended June 30, 2000 compared to $41,915 for the six-months ended June 30, 1999. The increase in net cash for financing activities as compared to prior year, was primarily due to payments on loans from shareholder and proceeds received from the issuance of common stock.

CCS MANAGEMENT

    Dave Powell is a co-founder of CCS and its general manager since inception. Powell was the Studio Manager and Chief Engineer of Konk Studios from 1984-1988 in London, England, mixing consoles and both digital and analogue multi-track recorders. He was an independent Record Producer/ Engineer in London from 1988-1989 working with recording artists such as Depeche Mode, Erasure and Michael Jackson. Powell became the Regional Sales Manager for Solid State
Logic Inc. (SSL) of New York, New York and was recruited to sell ScreenSound, Solid State Logic's first venture into the digital audio post-production arena, working there from 1989-1991. In 1991 he was relocated to SSL's headquarters in Oxford, to become head of sales worldwide, excluding the US and Japan. Working there until 1994, Powell moved onto Euphonix, Inc., as its European Operations Director from

1994-1996, whereupon he moved to Harrison by GLW Inc. in Nashville TN to become its Sales Director to develop a sales management infrastructure within Sunhawk.com. GLW is the leading manufacturer of large format audio mixing systems to the world's Feature Film Industry.

    Phillip Jeffrey (Jeff) Bloom is a co-founder of CCS and has been its marketing director since 1998. From 1994 to 1998, Bloom was the managing director and founder of Synchro Arts Limited, developing, manufacturing and marketing software products for the professional audio industry. Bloom was founding Director of Digital Audio Research (DAR), a leading manufacturer of the professional digital audio equipment, and was its marketing director from 1989 to 1994. DAR was sold to Carlton Communications PLC in 1990. While there, Bloom finalized the development of the WordFit algorithm (for automatic dialogue synchronization) at the Polytechnic of Central London and he was integral in promoting and selling WordFit systems to Universal and Warner Brothers Studios. Bloom was the Research Officer for the Division of Engineering with The University of Westminster (formerly the Polytechnic of Central London, UK) from 1981-1984 and was a research fellow there from 1977 to 1981. He has a Ph.D. in Psychoacoustics from the University College, Cardiff, 1977 and B.S. in Physics, Case Western Reserve University, 1970, with honors. Bloom has written for over 30 technical publications and presentations and has an extensive background in science, music, and the entertainment industry.

    Julian Searle is the Technical Director for CCS. From 1993 to 1995 Julian Searle worked for Motorola LMPS as a network engineer as the sole IT/LAN support for several of their offices in the United Kingdom, Majorca, Bahrain, Turkey and Saudi Arabia. From 1995-1997 he served as the senior IT/LAN support for Motorola LMPS offices in Europe, Africa, and the Middle East. Searle was Intranet Applications Systems Developer from 1997-1998 for Motorola LMPS developing applications for the business community using web browsers. He also developed a set of tools to check systems within a subnet and then extracting information. Searle has a BSc in computing and Informatics from the University of Plymouth, and a B/TEC National Diploma in Computer Studies from Bournemouth College of Further Education, Distinction, 1989.

CCS PRINCIPAL STOCKHOLDERS

    See Annex C

                    INCREASE OF COMMON STOCK AUTHORIZED FOR
                     ISSUANCE UNDER 1996 STOCK OPTION PLAN

SUMMARY

    The Sunhawk.com Board of Directors requests that the Sunhawk.com Shareholders consider and approve an increase in the number of shares authorized for issuance under the 1996 Stock Option Plan. Currently the plan allows for the issuance of up to 303,526 shares of Sunhawk.com common stock. Sunhawk.com has granted 303,526 the authorized shares as of 6/30/00. Therefore in order to continue with the practice of issuing stock options and warrants as incentives and in lieu of payment under the 1996 Stock Option Plan, the number of shares authorized for issuance must be increased.

RECOMMENDATION OF BOARD OF DIRECTORS

    The board of directors of Sunhawk.com has also unanimously determined that increasing the number of shares of common stock available for issuance under its 1996 Stock Option Plan from 303,526 to 800,000 is in the best interest of Sunhawk.com and its Sunhawk.com stockholders. Accordingly, the Sunhawk.com board of directors recommends that Sunhawk.com stockholders vote FOR the proposal to increase the shares of common stock authorized for issuance under the 1996 Stock Option Plan.

                                 LEGAL MATTERS

    Sunhawk.com was represented by The Otto Law Group, PLLC, Seattle, Washington in connection with the share exchange. Perkins Coie, Seattle, Washington represented CCS in connection with the share exchange.

                             STOCKHOLDER PROPOSALS

    Stockholders of Sunhawk.com may submit proper proposals for inclusion in Sunhawk.com's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of Sunhawk.com in a timely manner. In order to be included in Sunhawk.com's proxy materials for the annual meeting of stockholders to be held in the year 2001, stockholder proposals must be received by the Secretary of Sunhawk.com no later than November 16th, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                      WHERE YOU CAN FIND MORE INFORMATION

    The SEC allows Sunhawk.com to "incorporate by reference" information into its proxy statement, which means that Sunhawk.com can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

    (1) Sunhawk.com's Annual Report in its prospectus filed under the General Rules and Regulations promulgated under the Securities Act of 1933, rule 424(b) for the fiscal year ended September 30, 1999;

    (2) Sunhawk.com's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

    Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

    Sunhawk.com also incorporates by reference the information contained in all other documents Sunhawk.com files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

    Sunhawk.com undertakes to provide by first class mail, without charge and within one business day after receipt of any request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above that have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Sunhawk.com's Annual Report in its prospectus filed under the General Rules and Regulations promulgated under the Securities Act of 1933, rule 424(b) for the fiscal year ended September 30, 1999, is accompanied by a list briefly describing all the exhibits not contained therein. Sunhawk.com will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to Sunhawk.com's reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Sunhawk.com Corporation, 223 Taylor Avenue North, Seattle, Washington 98109; telephone number (206) 728-6303, attention: Cherie Jones, Executive Assistant.

    Sunhawk.com files reports, proxy statements and other information with the SEC. Copies of its reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:


   The National      Judiciary Plaza   Citicorp Center   Seven World Trade
  Association of        Room 1024      500 West Madison        Center
Securities Dealers      450 Fifth           Street           13th Floor
1735 K Street, N.W.    Street, N.W.       Suite 1400     New York, New York
 Washington, D.C.    Washington, D.C.      Chicago,            10048
       20006              20549         Illinois 60661

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

    You should rely only on the information contained in this proxy statement to vote on the Share Exchange Agreement, as amended, and the share exchange. Sunhawk.com and CCS have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 7, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than September 7, 2000, and neither the mailing of the proxy statement to Sunhawk.com stockholders nor the issuance of any common stock in the share exchange shall create any implication to the contrary.

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE COMMON STOCK OF EITHER PARTY OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE THE OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS DOCUMENT OR IN ITS AFFAIRS SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO CCS AND ITS SUBSIDIARIES WAS PROVIDED BY CCS. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO SUNHAWK.COM WAS PROVIDED BY SUNHAWK.COM.

                                    ANNEX A

                                LETTER OF INTENT

                            SUNHAWK.COM CORPORATION

Copyright Control Services, Inc.
Mr. David Powell, Managing Director
6 Hampton Hill Business Park
219-221 High Street
Hampton Hill, TW12 INP
United Kingdom

    Re: Letter of Intent

Dear David:

    This Letter of Intent dated this 14th day of April, 2000, (the "Effective Date") will confirm the serious intent of Sunhawk.com Corporation, a Washington corporation ("Buyer") to acquire all of the assets from, and assume certain of the liabilities of, Copyright Control Services, Inc., a Delaware corporation ("Seller") (the "Transaction"). Buyer and Seller may be referred to herein individually as the "Company", and collectively as the "Companies". This letter also confirms Seller's serious intent to sell all of its assets to Buyer.

    In connection with the consummation of the Transaction contemplated by this Letter of Intent, Buyer shall purchase at closing all of Seller's assets, and assume certain identified liabilities of Seller, for the following consideration:

1.  THE ACQUISITION.

     1.1 Seller's shareholders shall receive Four Hundred Thousand (400,000) shares of Buyer's Common Stock (the "Shares"). The Shares shall
         (i) not have registration rights, (ii) be subject to certain "lock-up" provisions and (iii) with respect to those Shares held by Mr. David Powell and Mr. Julian Searle (collectively the "Executives"), vest ratably over the three (3) year term of their respective employment agreements.

     1.2 In the event the closing price of Buyer's Common Stock on the NASDAQ Small Capitalization Market equals or exceeds $26.00 per share at any time on or prior to the closing, then Buyer may terminate this Transaction without liability to Seller or any of its officers, directors, shareholders, agents, or any other party associated with the preparation, negotiation and contemplated closing of the Transaction. Conversely, in the event the closing price of Buyer's Common Stock on the NASDAQ Small Capitalization Market equals or is less than $6.50 per share at any time on or prior to the closing, then Seller may terminate this Transaction without liability to the Buyer or any of its officers, directors, shareholders, agents, or any other party associated with the preparation, negotiation and contemplated closing of the Transaction.

     1.3 The Executives, and such other parties as the Executives and Buyer mutually agree, shall receive a warrant to acquire an additional six hundred thousand (600,000) shares of Buyer's Common Stock (the "Warrant"). The shares underlying the Warrant shall vest, two hundred thousand (200,000) shares annually, over a three (3) year period, twelve (12) months in arrears, subject to the satisfaction of certain performance criteria, which criteria shall be agreed upon by Buyer and Seller. The "strike" price of each two hundred thousand (200,000) share "tranche" shall be as follows:

                                   $24.00 per share -- Year One
                                   $30.00 per share -- Year Two
                                   $36.00 per share -- Year Three

         In the event the performance criteria is not satisfied for either year one, two or three, then (i) the shares underlying the Warrant for that year shall not vest, (ii) the two hundred thousand (200,000) shares underlying that portion of the Warrant shall revert to treasury stock and any right to such shares shall be forfeited by either the Executives and/or their assigns and (iii) the "strike" price for the shares underlying the succeeding "tranche" shall be adjusted in accordance with the above.

     1.4 Buyer shall enter into a three (3) year employment agreement with each of the Executives. Each employment agreement will include appropriate stock option grants on terms to be mutually agreed upon.

2.  POST-CLOSING MATTERS.

    Immediately after the closing of the Transaction the following appointments shall be made:

         David Powell shall serve as President of the Copyright Control Services Division of Buyer to be located in London, England and Julian Searle shall serve as Chief Technology Officer of the Copyright Control Services Division also located in London, England.

3.  CONDITIONS TO CLOSING OF TRANSACTION.

    Buyer and Seller understand and agree that consummation of the above-described Transaction is subject to the following:

     3.1 The approval of the transaction by the Board of Directors and Shareholders of Buyer and Seller;

     3.2 The ownership by Buyer at closing of the assets of Seller, which shall be free and clear of any and all liens and/or encumbrances, except as otherwise agreed to between Buyer and Seller;

     3.3 The preparation, negotiation, execution and delivery of an Asset Purchase Agreement satisfactory to Buyer and Seller, which shall contain all representations, conditions, covenants and agreements customary for a transaction of this nature described herein and shall provide for obtaining all requisite corporate and other consents and approvals;

     3.4 The satisfactory completion of a review and investigation by Buyer and Seller, their counsel and agents, of the business, assets, financial condition and prospects of Buyer and Seller; and

     3.5 The form of the transaction and the documentation and agreements entered into in connection with the transaction contemplated herein being in form and substance satisfactory to Buyer and Seller (the "Definitive Agreements").

4.  DEADLINES.

    If the Definitive Agreements have not been executed and delivered by 5:00 p.m. Pacific Standard time on June 1, 2000, despite the parties good faith negotiation towards that end ("Drop Dead Negotiation Date"), then the obligation of the parties to go forward with negotiations shall terminate unless extended in writing by mutual agreement. In addition, the Definitive Agreements will provide that, unless extended in writing by mutual agreement, they shall terminate and be of no further force or effect if the Transaction is not consummated by 5:00 p.m. Pacific Standard time on June 1, 2000 ("Drop Dead Consummation Date").

5.  MAINTENANCE OF STATUS QUO.

    Seller agrees, for a period ending with the Drop Dead Negotiation Date (or if Definitive Agreements are executed, ending with the Drop Dead Consummation
Date) that, unless otherwise consented to in writing by Buyer, it shall:

     5.1 carry on its business in substantially the same manner as heretofore and not introduce any material new method of management, operation or accounting;

     5.2 maintain its properties, facilities and equipment and other assets in as good working order and condition as at present, ordinary wear and tear excepted;

     5.3 perform all its material obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties, equipment and rights;

     5.4 maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, except in the ordinary course of business, but subject further to the limitations contained in section
         6.4 hereof;

     5.5 keep in full force and effect present insurance policies or other comparable insurance coverage;

     5.6 use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its ongoing relationship with suppliers, customers and others having business relations with it;

     5.7 not effect any change in the capital structure of the organization, including, but not limited to, the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to its capital stock or the purchase or other reacquisition of any outstanding shares of treasury stock with the exception of converting certain outstanding senior convertible note instruments into equity;

     5.8 maintain present salaries and commission levels for all officers, directors, employees and agents;

     5.9 prohibit expenditures outside the normal course of business;

    5.10 maintain compliance with all permits, laws, rules and regulations, consent orders, etc.

    5.11 not declare any dividends nor pay out bonuses other than normal merit bonuses to employees, fees, extraordinary commissions or any other unusual distributions to the stockholders, directors, management or other personnel.

6.  NO SHOP.

    Seller agrees, for a period ending with the Drop Dead Negotiation Date (or if Definitive Agreements are executed ending with the Drop Dead Consummation
Date) that, unless required under the Definitive Agreements or otherwise consented to in writing by Buyer, it shall not:

     6.1 issue any equity securities to any party other than the other Company, except pursuant to an existing employee benefit plan or upon exercise of warrants or options outstanding on the date hereof or conversion of convertible securities outstanding on the date hereof;

     6.2 merge with or into any other entity other than Buyer;

     6.3 sell any material assets or a substantial amount of its assets to any person or entity other than Buyer;

     6.4 incur any indebtedness in excess of U.S. $10,000 to any person or entity other than Buyer, without written approval by Buyer;

     6.5 submit any proposal to its shareholders which, if approved, would result in a sale or agreement to sell any equity interest in it in excess of 1% to any person or entity other than Buyer other than in the ordinary course of business or pursuant to agreements existing on the date hereof without written approval by Buyer; or

     6.6 submit for consideration by its Board of Directors any proposal involving, or enter into negotiations with, any party other than Buyer with respect to any transaction in 6.1 through 6.5 above.

7.  CONFIDENTIALITY.

    Buyer and Seller will hold and cause its respective employees, agents and advisors to hold in confidence all documents and information concerning the other Company, as the case may be, which have been or will be furnished in connection with the Transaction contemplated hereby. Whether or not the Transaction is consummated, such confidential treatment will be maintained for a period of not less than three (3) years from the Effective Date, except to the extent such information (a) was previously known to the receiving party prior to disclosure by the disclosing party, (b) is in the public domain through no fault of the receiving party, (c) is lawfully acquired by the receiving party from a third party under no obligation of confidence to the disclosing party, or
(d) is required by law to be disclosed. Such documents and information will not be used for either the benefit of the receiving party or the detriment of the disclosing party otherwise in any manner, and all documents, materials and other written information provided by the disclosing party to the receiving party, including all copies and extracts thereof, will be returned to the disclosing party promptly upon written request.

8.  PUBLICITY/REGULATORY REPORTS.

    All regulatory reports, permit applications and filings, and all press releases, announcements or other publicity pertaining the Transaction will be in mutually agreeable form, subject to any applicable regulatory requirements.

9.  GOVERNING LAW.

    This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any requirements thereof which might otherwise cause the application of the law of another jurisdiction.

10.  NO BINDING OBLIGATION.

    Except as otherwise provided herein, this Letter of Intent is intended to serve only as a mutual expression of the intentions of the parties, and the parties shall not be legally obligated with respect to the contemplated Transaction unless and until formal Definitive Agreements in mutually satisfactory form are agreed upon, approved by the respective Board of Directors (and, if necessary, shareholders) of the Companies, and executed and delivered by the Companies, whereupon the provisions of the Definitive Agreements will supercede this Letter of Intent.

11.  COUNTERPARTS.

    This Letter of Intent may be signed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

    Please indicate your acceptance of this Letter of Intent by signing the signature page of this letter and returning it to us at our Seattle office by hand, courier service or facsimile prior to 5:00 p.m. Pacific Standard time on April 14, 2000. This offer will expire if not accepted by you before then. If you accept this offer, we will distribute fully executed original counterparts of this letter to each accepting party.

                                          Sincerely,

                                          Sunhawk.com Corporation

                                          /S/ MARLIN J. ELLER
                                          --------------------------------------
                                          Marlin J. Eller
                                          CEO and President

Accepted and agreed this 14th day of April, 2000.

Copyright Control Services, Inc.

/s/ DAVE POWELL
------------------------------------------------
       Dave Powell
       -----------------------------------------
Name:
       Chief Executive Officer
       -----------------------------------------
Title:

                                    ANNEX B
                    AMENDMENT NO. 1 TO THE LETTER OF INTENT

                            SUNHAWK.COM CORPORATION

Copyright Control Services, Inc.
Mr. David Powell, Chief Executive Officer
6 Hampton Hill Business Park
219-221 High Street
Hampton Hill, TW12 INP
United Kingdom
Fax: 44-181-977-7766

@Visory
Mr. Paul Bandrowski
Mr. Duncan Shaw
1150 Underhill Road
East Aurora, NY 14052
Fax: (716) 652-7161

    Re: Amendment #1 to the Letter of Intent

Dear David and Paul:

    This Amendment #1 to the Letter of Intent (the "Amendment") is dated this 13th day of June, 2000, and amends and otherwise revises that certain Letter of Intent dated the 14th of April, 2000, by and between Sunhawk.com Corporation (the "Buyer") and Copyright Control Services (the "Seller"). Unless otherwise indicated, Mr. Paul Bandrowski and the @Visory group shall be subject to the restrictions and obligations set forth in the Letter of Intent and this amendment as if they were the Sellers. All capitalized terms not defined in this Amendment shall have the meaning set forth in the Letter of Intent.

    In connection with the consummation of the Transaction contemplated by the Letter of Intent, Buyer and Seller agree to amend the Letter of Intent as follows:

    1. THE ACQUISITION. Sections 1.1 and 1.3 of the Letter of Intent shall be deleted in their entirety and substituted, therefor shall be the following:

        1.1 Seller's shareholders, which for purposes of this Amendment shall include Mr. Paul Bandrowski and the @Visory group, shall receive total consideration of one million, nine hundred fifty thousand, nine hundred thirty eight (1,950,938) shares of Buyer's Common Stock (the "Shares"), subject to the following: upon closing of the Transaction, (i) eight hundred twenty five thousand (825,000) shares (the "Issued Shares") shall be issued to Seller and the @Visory group in accordance with the terms set forth on EXHIBIT A (ii), one million, one hundred twenty five thousand, nine hundred thirty eight (1,125,938) shares (the "Escrowed Shares") shall be held in escrow by Buyer pending the satisfaction by Buyer, with the assistance and direction of Seller and the @Visory group, of the market capitalization thresholds within the time periods set forth in the attached EXHIBIT A. The Issued Shares and the Escrowed Shares shall (i) not have registration rights and (ii) be subject to certain "lock-up" provisions and otherwise be subject to the same restrictions as those shares of Common Stock held by Buyer's principal shareholder, President and CEO, Marlin Eller. With respect to the Escrowed Shares, Buyer, Seller, Mr. Bandrowski and @Visory, for and on behalf of any recipients of the Escrowed Shares, agree to enter into a two
    (2) year escrow agreement (the "Escrow Agreement") governing the release of the Escrowed Shares. Further, Mr. Bandrowski and certain other individuals working for or on behalf of @Visory, to be identified by Mr. Bandrowski, will initiate and otherwise lead various business development efforts on behalf of Buyer. In connection with the various business development efforts to be initiated by Mr. Bandrowski and the other members/principals of the @Visory group, Mr. Bandrowski and other members/principals of @Visory, will enter into a two (2) year services agreement reflective of their proposed business development efforts and that these efforts will result in Buyer achieving market capitalization thresholds (which shall be sustained for a minimum of thirty (30) business days), in the dollar amounts and within the corresponding time periods set forth in EXHIBIT A. In the event the market capitalization thresholds are achieved within the corresponding time periods set forth in EXHIBIT A,
    (i) Sunhawk.com shall release from the Escrow Agreement the corresponding number of shares of its Common Stock as set forth in EXHIBIT A and (ii) the management stock options (the "Key Management Market Capitalization Performance Option Plan") issued upon Closing shall vest in accordance with EXHIBIT A. In the event any one or all of the market capitalization thresholds are NOT achieved within the corresponding time periods, then the Escrowed Shares corresponding with the satisfaction of the particular market capitalization thresholds shall be retired, returned to the Buyer and treated as treasury shares.

    2. POST-CLOSING MATTERS. Section 2 shall be deleted in its entirety and substituted, therefor shall be the following:

       Immediately after the closing of the Transaction the following appointments shall be made:

       David Powell and Julian Searle (collectively, the "Executives") shall serve, respectively, as President of the Copyright Control Services Division of Buyer, to be located in London, England, and as Chief Technology Officer of the Copyright Control Services Division, also located in London, England. Mr. Paul Bandrowski shall be nominated to fill a vacancy on the Board of Directors of Buyer located in Seattle, Washington, United States of America and shall serve as Vice-Chairman of the Board of Directors of Buyer. Additionally, David Powell and a nominee of Seller, to be acceptable to Buyer, shall be nominated to Buyer's Board of Directors.

    3. DEADLINES. Section 4 shall be deleted in its entirety and substituted, therefor shall be the following:

       If the Definitive Agreements have not been executed and delivered by 5:00 p.m. Pacific Standard time on July 31, 2000, despite the parties good faith negotiation towards that end ("Drop Dead Negotiation Date"), then the obligation of the parties to go forward with negotiations shall terminate unless extended in writing by mutual agreement. In addition, the Definitive Agreements will provide that, unless extended in writing by mutual agreement, they shall terminate and be of no further force or effect if the Transaction is not consummated by 5:00 p.m. Pacific Standard time on July 31, 2000 ("Drop Dead Consummation Date").

    This Amendment may be signed in two or more counterparts, each of which shall constitute an original and, together with the Letter of Intent, shall constitute one and the same agreement.

    Please indicate your acceptance of this Amendment by signing the signature page of this letter and returning it to us at our Seattle office by hand, courier service or facsimile prior to 5:00 p.m. Pacific Standard time on June 1, 2000.

                                                      Sincerely,

                                                      SUNHAWK.COM CORPORATION

                                                      /s/ MARLIN J. ELLER
                                                      ------------------------------------------------
                                                      Marlin J. Eller
                                                      CEO AND PRESIDENT

    Accepted and agreed this 1st day of June, 2000.

COPYRIGHT CONTROL SERVICES, INC.

/s/ DAVE POWELL
------------------------------------------------
       Dave Powell
       -----------------------------------------
Name:
       CEO
       -----------------------------------------
Title:

@VISORY

/s/ PAUL J. BANDROWSKI
------------------------------------------------
       Paul J. Bandrowski
       -----------------------------------------
Name:
       Chairman
       -----------------------------------------
Title:

                EXHIBIT A TO AMENDMENT NO. 1 TO LETTER OF INTENT

                                         % OF                          % OF                          % OF
                                     SUNHAWK.COM                   SUNHAWK.COM                   SUNHAWK.COM
                        AT MERGER       OWNED        12 MONTHS        OWNED        18 MONTHS        OWNED        24 MONTHS
                       -----------   ------------   ------------   ------------   ------------   ------------   ------------
Market Cap
  Performance Goal...   60,375,000                   100,000,000                   125,000,000                   150,000,000
SUNHAWK.COM
  Outstanding
    shares...........    3,010,865       78.5%         3,010,865       71.5%         3,010,865       65.7%         3,010,865
CCS
  Cumulative shares
    paid out.........      750,000       19.5%         1,000,000       23.8%         1,250,000       27.3%         1,500,000
  ESCROWED SHARES....      750,000                       500,000                       250,000                            --
                       -----------                  ------------                  ------------                  ------------
    Total Shares.....    1,500,000                     1,500,000                     1,500,000                     1,500,000
                       -----------                  ------------                  ------------                  ------------
@VISORY
  Cumulative shares
    paid out.........       75,000        2.0%           199,060        4.7%           323,119        7.0%           450,938
  ESCROWED SHARES....      375,938                       251,878                       127,189                            --
                       -----------                  ------------                  ------------                  ------------
    Total Shares.....      450,938                       450,938                       450,938                       450,938
                       -----------                  ------------                  ------------                  ------------
Total shares issued &
  outstanding........    3,835,865      100.0%         4,209,925      100.0%         4,583,984      100.0%         4,961,803
                       ===========                  ============                  ============                  ============
SHARES ISSUED &
  OUTSTANDING
  SUNHAWK.COM........    3,010,865       68.1%         3,010,865       54.6%         3,010,865       45.6%         3,010,865
  CCS................      750,000       17.0%         1,000,000       18.1%         1,250,000       18.9%         1,500,000
  @VISORY............       75,000        1.7%           199,060        3.8%           323,119        4.9%           450,938
                       -----------                  ------------                  ------------                  ------------
                TOTAL    3,835,865                     4,209,925                     4,583,984                     4,961,803
     PER SHARE MARKET
           PRICE GOAL  $     15.74                  $      23.75                  $      27.27                  $      30.23
                       -----------                  ------------                  ------------                  ------------
       MARKET CAPITAL
     PERFORMANCE GOAL   60,375,000                   100,000,000                   125,000,000                   150,000,000
                       ===========                  ============                  ============                  ============

                                     KEY MANAGEMENT MARKET CAPITAL PERFORMANCE OPTIONS
----------------------------------------------------------------------------------------------------------------------------
CUMULATIVE OPTIONS
  ISSUED
M. Eller.............      283,333        6.4%           566,666       10.3%           850,000       12.9%           850,000
Sunhawk.com Key
  Management.........                                     50,000        0.9%           100,000        1.5%           150,000
D. Powell............                                    283,333        5.1%           566,666        8.6%           850,000
J. Searle............                                     50,000        0.9%           100,000        1.5%           150,000
CCS Key Management...                                     50,000        0.9%           100,000        1.5%           150,000
@Visory Bonus........                                                                                                225,321
Joseph Gunnar, LLC
  outstanding........      300,000        6.8%           300,000        5.4%           300,000        4.5%           300,000
                       -----------                  ------------                  ------------                  ------------
 Fully diluted shares    4,419,198      100.0%         5,509,924      100.0%         6,600,650      100.0%         7,637,124
                       ===========                  ============                  ============                  ============
Corresponding market
  price per share....  $     13.66                  $      18.15                  $      18.94                  $      19.64
                       ===========                  ============                  ============                  ============
TOTAL OWNERSHIP WITH
  OPTIONS INCLUDES
  Sunhawk.com &
    M. Eller.........    3,294,198       74.5%         3,627,531       65.8%         3,960,865       60.0%         4,010,865
  CCS & D. Powell &
    J. Searle........      750,000       17.0%         1,383,333       25.1%         2,016,666       30.6%         2,650,000
  Gunnar Warrants....      300,000        6.8%           300,000        5.4%           300,000        4.5%           300,000
  @Visory............       75,000        1.7%           199,060        3.6%           323,119        4.9%           676,259
                       -----------                  ------------                  ------------                  ------------
                         4,419,198      100.0%         5,509,924      100.0%         6,600,650      100.0%         7,637,124
                       ===========                  ============                  ============                  ============

                           % OF
                       SUNHAWK.COM
                          OWNED         TOTAL
                       ------------   ----------
Market Cap
  Performance Goal...
SUNHAWK.COM
  Outstanding
    shares...........      60.7%       3,010,865
CCS
  Cumulative shares
    paid out.........      30.2%       1,500,000
  ESCROWED SHARES....
    Total Shares.....
@VISORY
  Cumulative shares
    paid out.........       9.1%         470,000
  ESCROWED SHARES....
    Total Shares.....
Total shares issued &
  outstanding........     100.0%       4,961,803
                                      ==========
SHARES ISSUED &
  OUTSTANDING
  SUNHAWK.COM........      39.4%       3,010,865
  CCS................      19.6%       1,500,000
  @VISORY............       5.9%         470,000
                TOTAL
     PER SHARE MARKET
           PRICE GOAL
       MARKET CAPITAL
     PERFORMANCE GOAL
                         KEY MANAGEMENT MARKET
                          CAPITAL PERFORMANCE
                                OPTIONS
---------------------  -------------------------
CUMULATIVE OPTIONS
  ISSUED
M. Eller.............      11.1%         850,000
Sunhawk.com Key
  Management.........       2.0%         150,000
D. Powell............      11.1%         850,000
J. Searle............       2.0%         150,000
CCS Key Management...       2.0%         150,000
@Visory Bonus........       3.0%         238,083
Joseph Gunnar, LLC
  outstanding........       3.9%         300,000
 Fully diluted shares     100.0%
Corresponding market
  price per share....
TOTAL OWNERSHIP WITH
  OPTIONS INCLUDES
  Sunhawk.com &
    M. Eller.........      52.4%
  CCS & D. Powell &
    J. Searle........      34.6%
  Gunnar Warrants....       3.9%
  @Visory............       9.0%
                          100.0%

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                                    ANNEX C
                            SHARE EXCHANGE AGREEMENT

                                       68
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                            SHARE EXCHANGE AGREEMENT

    This Share Exchange Agreement ("Agreement") is entered into as of August 1, 2000, by Copyright Control Services, Inc., a Delaware corporation ("CCS"), the shareholders of CCS listed on the attached SCHEDULE A (individually, a "CCS Shareholder" and collectively, the "CCS Shareholders") and Sunhawk.com Corporation, a Washington corporation ("Sunhawk.com").

                                    RECITALS

    A. Sunhawk.com wishes to acquire from the CCS Shareholders, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of CCS.

    B. Together, the CCS Shareholders are the owners of 8,616,366 shares of common stock and 1,252,884 shares of preferred stock of CCS as shown on SCHEDULE A (the "CCS Shares"), which CCS Shares represent all issued and outstanding capital stock of CCS.

    C. The CCS Shareholders desire to exchange the CCS Shares for a total of 1,950,938 shares of the common stock of Sunhawk.com (the "Sunhawk.com Shares") so as to accomplish and effect a share exchange under the Business Corporation Act of the State of Washington.

    D. It is the intent of the parties that the share exchange qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, (the "Code") and applicable British law.

    Accordingly, the parties agree as follows:

1.  SHARE EXCHANGE; ESCROW.

    1.1 EXCHANGE OF CCS SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the CCS Shares owned by each CCS Shareholder shown on SCHEDULE A shall automatically be exchanged for the right to receive that number of the Sunhawk.com Shares determined by application of the Exchange Ratio described in Section 1.3 (the "Share Exchange"). At the Effective Time and upon the effectiveness of the Share Exchange, Sunhawk.com shall be deemed to the holder of record of all the CCS Shares, and CCS shall continue to be governed by the laws of the State of Delaware.

    1.2 ARTICLES OF SHARE EXCHANGE. The Share Exchange shall be effectuated at the Effective Time pursuant to Articles of Share Exchange ("Articles of Share Exchange") filed in accordance with applicable provisions of the Washington Business Corporation Act. The Articles of Share Exchange shall be filed with the Washington Secretary of State together with any other filings or recordings required by Washington law in connection with the Share Exchange as soon as practicable after the Closing (as defined below). The term "Effective Time" as used in this Agreement means the time at which the Share Exchange becomes effective under the laws of the State of Washington.

    1.3 EXCHANGE RATIO. At the Effective Time, each of the CCS Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the CCS Shareholders, automatically be exchanged for that number of Sunhawk.com Shares determined by mutual agreement of the CCS Shareholders prior to Closing (the "Exchange Ratio"). Each certificate evidencing ownership of the CCS Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the Sunhawk.com Shares. At the Closing, 825,000 shares of the common stock of Sunhawk.com (the "Closing Shares") identical to the currently issued and outstanding shares of Sunhawk.com common stock (the "Common Stock") shall be delivered to the CCS Shareholders. The balance of 1,125,938 Sunhawk.com Shares shall be Class A Common Stock (the "Class A Common Shares" or the "Escrowed Shares"), which shall be identical to the Common

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Stock except that (i) the voting rights associated with the Class A Common
Shares shall equal 0.05 votes per share, and (ii) the Class A Common Shares shall be convertible into shares of the Common Stock, on a share for share basis, upon their release from escrow in accordance with the terms and conditions of the contingent share escrow agreements in the forms attached as SCHEDULES 1.3.1 and 1.3.2 (the "Contingent Share Escrow Agreements").

    1.4 OPTIONS AND WARRANTS. At its option, exercised in writing prior to the Closing, Sunhawk.com may elect to adopt and assume the CCS 1999 Stock Option Plan and any of the outstanding options to purchase the common stock of CCS shown on SCHEDULE 4.3 (the "CCS Options"), converted at the Exchange Ratio into options to purchase shares of Common Stock, in which event such options shall continue in effect after the Closing in accordance with their original vesting schedules. In the event such option is not exercised by Sunhawk.com as to any or all of the CCS Options, any CCS Options not so assumed and converted, and all warrants listed on SCHEDULE 4.3, shall vest immediately prior to Closing as set forth in the applicable option and warrant agreements.

    1.5 HOLDBACK. Sunhawk.com shall retain 100,000 of the Closing Shares (the "Holdback Shares") until the earlier of 120 days from the Closing Date or completion of a CCS audit (either, the "Disposal Date") performed by Ernst and Young (the "Post-Closing Audit"). On the Disposal Date, Holdback Shares with an aggregate fair market value, as of the Disposal Date, equal to any Excess Liabilities identified in the Post-Closing Audit shall be released to Sunhawk.com. "Excess Liabilities" shall mean the amount by which the liabilities identified in the Post-Closing Audit exceeds the liabilities identified in the attached SCHEDULE 1.5, which schedule shall be updated by CCS as of the Closing and delivered to Sunhawk.com at Closing. The Warranting Shareholders shall be jointly and severally liable for any Excess Liabilities remaining after release of all of the Holdback Shares to Sunhawk.com. Any of the Holdback Shares remaining after the Disposal Date shall be retained by Sunhawk.com for an additional 60 days. To the extent that Sunhawk.com identifies a breach of the representations and warranties set forth in Section 4 during the period beginning on the Closing Date and ending 180 days thereafter (the "Holdback Period"), Sunhawk.com shall provide written notice of such breach to the CCS Shareholders, which notice shall include a description of the breach and the dollar amount of damages sustained by Sunhawk.com as a result of such breach (a "Breach Notice"). If the CCS Shareholders do not dispute a Breach Notice in a writing delivered to Sunhawk.com within 30 days after their receipt of a Breach Notice, Holdback Shares with an aggregate fair market value, as of the date of the Breach Notice, equal to the amount of damages claimed in the Breach Notice shall be released to Sunhawk.com. If any CCS Shareholder disputes a Breach Notice, the dispute shall be submitted to arbitration in accordance with
Section 9.14 of this Agreement. Any Holdback Shares remaining upon expiration of the Holdback Period shall be released to the CCS Shareholders in proportion to their interests in the Sunhawk.com Shares, except for that number of Holdback Shares sufficient to satisfy claims made in any Breach Notice delivered to the CCS Shareholders prior to the expiration of the Holdback Period.

2.  CLOSING AND CLOSING DOCUMENTS.

    2.1 DATE, TIME AND PLACE OF CLOSING. The Share Exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 999 Third Avenue, Suite 3210, Seattle, Washington 98104, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

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
    2.2 CCS SHAREHOLDERS CLOSING DOCUMENTS. At the Closing, the CCS Shareholders shall deliver or cause to be delivered to or at the direction of Sunhawk.com the following documents (collectively, the "CCS Shareholders Closing Documents"):

        2.2.1 CCS SHARE CERTIFICATES. Certificates, executed in blank by the CCS Shareholders, or accompanied by assignments separate from certificate executed by the CCS Shareholders, representing all of the CCS Shares;

        2.2.2 ESCROW STOCK POWERS. Stock powers in favor of Sunhawk.com executed by the CCS Shareholders and representing all of the Escrowed Shares;

        2.2.3 CONTINGENT SHARE ESCROW AGREEMENTS. The Contingent Share Escrow Agreements, executed by (a) all of the CCS Shareholders except @Visory, LLC, and (b) @Visory, LLC;

        2.2.4 REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement giving the CCS Shareholders "piggyback" registration rights with regard to their Sunhawk.com Shares in the form attached as SCHEDULE 2.2.4 (the "Registration Rights Agreement"), executed by all CCS Shareholders except the CCS Management Holders described in Section 5.9;

        2.2.5 SERVICES AGREEMENT. A Services Agreement in a form mutually acceptable to Sunhawk.com and @Visory LLC (the "Services Agreement"), executed by @Visory, LLC;

        2.2.6 EMPLOYMENT AGREEMENTS. Employment Agreements in a form mutually acceptable to Sunhawk.com and each of David Powell and Julian Searle and executed by David Powell and Julian Searle, respectively (the "Employment Agreements");

        2.2.7 TERMINATION OF EXISTING AGREEMENTS. Terminations of the existing employment and consulting agreements listed on SCHEDULE 2.2.7, executed by David Powell, Julian Searle, @Visory LLC and CCS;

        2.2.8 GOOD STANDING CERTIFICATES. (a) A certificate issued by the Delaware Secretary of State indicating that CCS is qualified and in good standing within such jurisdiction and (b) a certificate issued by the Companies House Registries indicating that Chinerose (identified in
    Section 4.4) is in good standing within such jurisdiction; and

        2.2.9 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as Sunhawk.com's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

    2.3 SUNHAWK.COM CLOSING DOCUMENTS. At the Closing, Sunhawk.com shall deliver or cause to be delivered to the CCS Shareholders the following documents (collectively, the "Sunhawk.com Closing Documents"):

        2.3.1 ARTICLES OF SHARE EXCHANGE. The Articles of Share Exchange, executed by Sunhawk.com;

        2.3.2 SUNHAWK.COM SHARE CERTIFICATES. One or more stock certificates in the name of each of the CCS Shareholders representing such CCS Shareholder's ownership of the Sunhawk.com Shares;

        2.3.3 CONTINGENT SHARE ESCROW AGREEMENTS. The Contingent Share Escrow Agreements, executed by Sunhawk.com;

        2.3.4 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement, executed by Sunhawk.com;

        2.3.5  SERVICES AGREEMENT.  The Services Agreement, executed by
    Sunhawk.com;

        2.3.6 EMPLOYMENT AGREEMENTS. The Employment Agreements, executed by Sunhawk.com;

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
        2.3.7 GOOD STANDING CERTIFICATE. A certificate issued by the Washington Secretary of State indicating that Sunhawk.com is qualified and in good standing within such jurisdiction;

        2.3.8 SUNHAWK.COM OFFICER'S CERTIFICATE. A certificate dated as of the Closing Date executed by a duly authorized officer of Sunhawk.com certifying that all necessary actions have been taken by Sunhawk.com's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Sunhawk.com in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

        2.3.9 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as CCS's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

3.  REPRESENTATIONS AND WARRANTIES OF SUNHAWK.COM

    Sunhawk.com represents and warrants to each of the CCS Shareholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

    3.1 ORGANIZATION OF SUNHAWK.COM. Sunhawk.com is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. Sunhawk.com has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Sunhawk.com is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

    3.2 AUTHORIZATION. Subject to the approval of its shareholders, Sunhawk.com has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Sunhawk.com Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Sunhawk.com Closing Documents will constitute, valid and legally binding obligations of Sunhawk.com, enforceable in accordance with their respective terms and conditions.

    3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Sunhawk.com Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Sunhawk.com, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sunhawk.com is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sunhawk.com is a party or by which it is bound or to which any of its assets is subject. Sunhawk.com does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

    3.4 LIMITED REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of the Warranting Shareholders expressly set forth in Section 4, below, Sunhawk.com has not relied upon any representation and warranty made by CCS or the CCS Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

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
    3.5  DISCLOSURE.  The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

    3.6 CAPITALIZATION. The authorized capital stock of Sunhawk.com consists of 30,000,000 shares of no par value common stock, of which 3,010,865 shares are issued and outstanding, and 10,000,000 shares of no par value preferred stock, none of which is issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Common Stock (and options to purchase Common Stock) and other outstanding securities of Sunhawk.com have been, and the Sunhawk.com Shares will be, duly and validly issued in compliance with federal and state securities laws. Except for this Agreement and as contemplated by this Agreement and as shown on SCHEDULE 3.6, there are no outstanding or authorized subscriptions, options, warrants, plans or, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Sunhawk.com, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Sunhawk.com. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Sunhawk.com. Sunhawk.com does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity. The Closing Shares are duly authorized and, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully paid and nonassessable. Prior to the Closing, the Escrowed Shares will be duly authorized and, when issued in accordance with this Agreement, shall be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement and the Contingent Share Escrow Agreements, the Sunhawk.com Shares are not subject to any preemptive rights or other similar restrictions.

    3.7 SEC REPORTS AND FINANCIAL STATEMENTS. Sunhawk.com has filed with the SEC, and has heretofore made available to the CCS Shareholders, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by Sunhawk.com under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of Sunhawk.com, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Sunhawk.com, as at the date(s) thereof or for the period(s) presented therein.

    3.8 NO UNDISCLOSED LIABILITIES. Except as described in the SEC Reports, Sunhawk.com has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that could have a Material Adverse Effect on Sunhawk.com.

    3.9 LEGAL PROCEEDINGS, CLAIMS, ETC. There is no legal, administrative, arbitration or other action or proceeding pending against Sunhawk.com or any of its directors, officers, or employees. Sunhawk.com has not been informed of any violation or default under any laws, ordinances, regulations, judgments, injunctions, orders or decrees of any governmental authority. Except as set forth

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
in the SEC Reports, Sunhawk.com is not subject to any judgment, order, injunction or decree of any court, arbitral authority or governmental authority that could have a Material Adverse Effect on Sunhawk.com.

    3.10 TAX TREATMENT. As of the date of this Agreement, Sunhawk.com has no reason to believe that the Share Exchange will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

4.  REPRESENTATIONS AND WARRANTIES OF WARRANTING SHAREHOLDERS.

    David Powell, Julian Searle and Phillip J. Bloom (each a "Warranting Shareholder" and together the "Warranting Shareholders"), jointly and severally represent and warrant to Sunhawk.com that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement.

    4.1  ORGANIZATION.

        4.1.1 CCS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CCS has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. CCS is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

        4.1.2 Chinerose (identified in Section 4.4) is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom. Chinerose has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Chinerose is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

    4.2 AUTHORIZATION OF TRANSACTION. All CCS Shareholders have full power and authority to execute and deliver this Agreement and the CCS Shareholders Closing Documents to which any CCS Shareholder is a party and to perform the CCS Shareholders' obligations hereunder and thereunder. This Agreement constitutes, and the CCS Shareholders Closing Documents will constitute, the valid and legally binding obligation of the CCS Shareholders, enforceable in accordance with their respective terms and conditions. Each CCS Shareholder severally makes the representations and warranties set forth in this Section 4.2 to Sunhawk.com.

    4.3 CAPITALIZATION. The authorized capital stock of CCS consists of 14,000,000 shares of common stock, of which 8,616,366 shares are issued and outstanding, and 1,300,000 shares of preferred stock, of which 1,252,884 shares are issued and outstanding. All issued and outstanding shares of CCS stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of CCS have been duly and validly issued in compliance with federal and state securities laws. Except as set forth in
SCHEDULE 4.3, there are no outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of CCS, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of CCS. There are no outstanding or authorized stock appreciation, phantom
stock or similar rights with respect to CCS.   The CCS Shares are duly
authorized and validly issued, fully paid and nonassessable. The CCS Shares are not subject to any preemptive rights or other similar restrictions.

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
    4.4 SUBSIDIARIES. Except for its wholly-owned subsidiary, Chinerose, Ltd., a United Kingdom corporation ("Chinerose") and for the joint venture described on SCHEDULE 4.4, CCS does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

    4.5 OWNERSHIP OF CCS SHARES. Each of the CCS Shareholders owns and holds of record that number of CCS Shares shown on SCHEDULE A. Each CCS Shareholder has good title to such CCS Shareholder's CCS Shares, free and clear of all claims, charges, liens and other encumbrances. Except as set forth on
SCHEDULE 4.5, each CCS Shareholder has full power over such CCS Shareholder's CCS Shares, subject to no proxy, shareholders' or voting agreement.

    4.6 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the CCS Shareholders Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by CCS or such CCS Shareholder will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CCS or such CCS Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CCS or such CCS Shareholder is a party or by which CCS or such CCS Shareholder is bound or to which CCS or any of such CCS Shareholder's assets is subject. Neither CCS nor such CCS Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

    4.7  FINANCIAL STATEMENTS AND FINANCIAL CONDITION.  Attached as
SCHEDULE 4.7 are the following financial statements: (a) for CCS (i) its unaudited consolidated balance sheet as of July 24, 2000, and the related unaudited consolidated statements of income and retained earnings and of cash flows, and (ii) its unaudited consolidated balance sheet as of December 31, 1999 and the related unaudited consolidated statements of income and retained earnings and of cash flows for the period ended December 31, 1999, and (b) for Chinerose the audited financial statements of Chinerose for the period ended August 31, 1999 (collectively, the "Financial Statements"). The Financial Statements, including any related notes and schedules, have been prepared in accordance with U.S. GAAP consistently applied, are based on the books, records and work papers of CCS or Chinerose, as the case may be, and present fairly the financial position of CCS and Chinerose as of the dates of such statements and the results of operations for the periods covered by such statements, subject to normal year-end adjustments and the absence of footnotes.

    4.8 ABSENCE OF MATERIAL CHANGE. Since July 24, 2000, there has been no change in the business, operations, financial condition or liabilities of CCS or Chinerose that would result in a Material Adverse Effect on CCS or Chinerose.

    4.9 LITIGATION. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against CCS or Chinerose which would reasonably be expected to result in any liabilities, including defense costs, in excess of $50,000 U.S. in the aggregate. Neither CCS or Chinerose is the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

    4.10 TAXES AND TAX RETURNS. Except as shown on SCHEDULE 4.10, CCS and Chinerose have timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees,

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charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. The unpaid U.S. Federal income taxes, interest and penalties of CCS do not exceed $50,000 U.S. in the aggregate.

    4.11 EMPLOYEES. SCHEDULE 4.11 is a list of all salaried persons employed by CCS and Chinerose and a description of their salaries and deferred compensation.

        4.11.1 Except as set forth on SCHEDULE 4.11, no officer or employee of CCS or Chinerose is receiving aggregate remuneration (bonus, salary, deferred compensation and commissions) at a rate, which if annualized, would exceed $75,000 U.S. in the year 2000.

        4.11.2 Except as set forth on SCHEDULE 4.11.2, neither CCS nor Chinerose is a party to, or bound by, any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided in this Agreement, consummation of the transactions contemplated by this Agreement will not result in any payment (whether of severance pay or otherwise) becoming due from CCS or Chinerose to any officer or employee thereof. CCS has previously delivered or made available to Sunhawk.com true and complete copies of all written employment, consulting and deferred compensation agreements to which CCS or Chinerose is a party.

        4.11.3 There are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to such Warranting Shareholder's knowledge, threatened, by any employees, former employees or other persons relating to the employment practices or activities of CCS or Chinerose (except for actions which have subsequently been resolved). Neither CCS nor Chinerose is a party to any collective bargaining agreement, and no union organization efforts with respect to CCS or Chinerose are pending or, to such Warranting Shareholder's knowledge, threatened nor have any occurred during the last three years.

        4.11.4 CCS has made available to Sunhawk.com true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials of CCS and Chinerose.

    4.12  COMPLIANCE WITH APPLICABLE LAW.

        4.12.1 CCS and Chinerose hold all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of their businesses and such Permits are in full force and effect, and CCS and Chinerose are in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on CCS or Chinerose.

        4.12.2 CCS and Chinerose are and for the past three years have been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on CCS or Chinerose.

    4.13  CONTRACTS AND AGREEMENTS.  Except as disclosed on SCHEDULE 4.13,
(i) neither CCS nor Chinerose is a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by CCS or Chinerose of more than $25,000 U.S.,
(ii) neither CCS or Chinerose is a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of CCS or Chinerose, and
(iii) no commitment, contract, agreement or other instrument, other than charter documents, to which CCS or Chinerose is a party or by which CCS or Chinerose is bound,

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limits the freedom of CCS or Chinerose to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on SCHEDULE 4.13 (the "Material Contracts") are valid and binding obligations and neither CCS nor Chinerose is in default therewith, except as listed on SCHEDULE 4.13 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on CCS or Chinerose.

    4.14  AFFILIATE TRANSACTIONS.

        4.14.1 Except as disclosed on SCHEDULE 4.14, and except as specifically contemplated by this Agreement, neither CCS nor Chinerose has engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to CCS or Chinerose of $25,000 U.S. or more.

        4.14.2  For purposes of this Section 4.14, "Affiliated Person" means:

           (a) a director, executive officer or Controlling Person (as defined below) of CCS or Chinerose;

           (b) a spouse of a director, executive officer or Controlling Person of CCS or Chinerose;

           (c) a member of the immediate family of a director, executive officer, or Controlling Person of CCS or Chinerose who has the same home as such person;

           (d) any corporation or organization (other than CCS or Chinerose) of which a director, executive officer or Controlling Person of CCS or Chinerose is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

           (e) any trust or estate in which a director, executive officer, or Controlling Person of CCS or Chinerose or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

           (f) for purposes of this Section 4.14, "Controlling Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

    4.15 LIMITED REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of the Sunhawk.com expressly set forth in
Section 3, neither CCS nor the CCS Shareholders has relied upon any representation and warranty made by or on behalf of Sunhawk.com in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

    4.16 DISCLOSURE. No representation or warranty made by a CCS Shareholder contained in this Agreement, and no statement contained in the Schedules delivered by CCS and the CCS Shareholders hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

    4.17  TITLE TO PROPERTY.

        4.17.1 REAL PROPERTY. SCHEDULE 4.17.1 is a true and complete description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which CCS or Chinerose has or claims an interest and any guarantees of any such leases by CCS or Chinerose. True and complete copies of such leases have previously been delivered or made available to Sunhawk.com, together with all amendments, modifications,

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    agreements or other writings related thereto. Each such lease is legal, valid and binding as between CCS or Chinerose and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. CCS or Chinerose has good, valid and marketable title to all real property owned by it, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of CCS and Chinerose are in substantially good condition and repair.

        4.17.2 ENVIRONMENTAL MATTERS. The real property owned or leased by CCS or Chinerose is not in a condition that may give rise to financial liability under any environmental laws applicable to CCS, Chinerose or such property.

    4.18  PERSONAL PROPERTY.  SCHEDULE 4.18 is a true and complete list of
(i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of CCS and Chinerose and (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $1,000 U.S. CCS and Chinerose have good, valid and marketable title to all personal property owned by them, free and clear of all liens, pledges, charges or encumbrances o any nature whatsoever.

    4.19  INTELLECTUAL PROPERTY.  SCHEDULE 4.19 is a true and complete list of:

        4.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by CCS or Chinerose where the current fair market value of such item is more than $1,000 U.S.; and

        4.19.2 All license and other agreements with respect to any of the foregoing as to which CCS or Chinerose is licensor or licensee.

        4.19.3 There are no pending or, to such Warranting Shareholder's knowledge, threatened, claims against CCS or Chinerose by any person as to any of the items, or their use, listed in SCHEDULE 4.19 or claims of infringement by CCS or Chinerose on the rights of any person and no valid basis exists for any such claims.

    4.20 INSURANCE. SCHEDULE 4.20 is a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force with respect to the business and assets of CCS and Chinerose. CCS and Chinerose are in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and CCS or Chinerose is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. CCS has previously delivered to, or made available for inspection by Sunhawk.com, each insurance policy to which CCS or Chinerose is a party (other than insurance policies under which CCS or Chinerose is named as a loss payee or additional insured as a result of its position as a secured lender).

    4.21 POWERS OF ATTORNEY. Neither CCS nor Chinerose has any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

    4.22 BANK ACCOUNTS. SCHEDULE 4.22 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of CCS and Chinerose, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account

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or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

    4.23  CUSTOMERS/SUPPLIERS.  SCHEDULE 4.23 is a true and complete list of:

        4.23.1 Chinerose's ten largest customers in terms of sales during 1998 and 1999, showing the approximate total sales by Chinerose to each such customer during each of such years; and

        4.23.2 The ten largest suppliers of Chinerose in terms of purchases during 1998 and 1999, showing the approximate total purchase by Chinerose from each such supplier during each of such years.

    4.24 PRODUCT CLAIMS. No product or service liability claim is pending against CCS or Chinerose or against any other party with respect to the products or services of CCS or Chinerose.

5.  COVENANTS OF THE PARTIES.

    5.1 CONDUCT OF THE BUSINESS OF CCS AND CHINEROSE. During the period from the date of this Agreement to the Closing Date, CCS will conduct, and will cause Chinerose to conduct, its business and engage in transactions only in the ordinary course consistent with past practice. During such period, CCS will use and will cause Chinerose to use its best efforts to (a) preserve its business organization intact, (b) keep available the present services of its employees, and (c) preserve the goodwill of its customers and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, CCS agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Sunhawk.com in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, CCS will not and will cause Chinerose not to:

        5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

        5.1.2 make any capital expenditures in excess of (i) $10,000 U.S. (per project or related series of projects) or (ii) $75,000 U.S. in the aggregate, other than pursuant to binding commitments existing on the date of this Agreement and expenditures necessary to maintain existing assets in good repair;

        5.1.3 change in any material manner pricing policies or any other material business or customer policies;

        5.1.4 guarantee the obligations of any other person except in the ordinary course of business consistent with past practice;

        5.1.5 acquire assets other than those necessary in the conduct of its business in the ordinary course;

        5.1.6 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $50,000 U.S.;

        5.1.7 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

        5.1.8 enter into or amend any contract that calls for the payment by CCS or Chinerose of $75,000 U.S. or more after the date of this Agreement or for a term exceeding two years that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination;

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        5.1.9  engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business consistent with past practice, except the Amendment to the Consulting Agreement with @Visory LLC described on Schedule 4.13;

        5.1.10 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

        5.1.11 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

        5.1.12 acquire any real property except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by Sunhawk.com (which approval shall not be unreasonably withheld, delayed or conditioned); or

        5.1.13  agree to do any of the foregoing.

    5.2 NO SOLICITATION AND LIQUIDATED DAMAGES. During the period beginning on the date of this Agreement and ending on the Closing Date, neither CCS nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Sunhawk.com concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving CCS. CCS will promptly communicate to Sunhawk.com the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that it may receive in respect of any such transaction. If this Agreement is terminated by Sunhawk.com due to uncured breach of this
Section 5.2, then Sunhawk.com shall be entitled to $2,500,000 U.S. from CCS as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by Sunhawk.com by reason of such breach and the terms of this Agreement. Sunhawk.com, CCS and the CCS Shareholders agree that actual damages would be difficult to ascertain and that $2,500,000 U.S. is a fair and equitable amount to reimburse Sunhawk.com for such damages and the termination of this Agreement.

    5.3  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

        5.3.1 CCS shall permit Sunhawk.com and its representatives reasonable access to its properties and shall disclose and make available to Sunhawk.com all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of CCS and Chinerose, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Sunhawk.com may have a reasonable interest, in each case during normal business hours and upon reasonable notice. CCS shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        5.3.2 All information furnished by CCS to Sunhawk.com or the representatives or affiliates of Sunhawk.com pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of CCS until consummation of the Share Exchange and if the Share Exchange shall not occur Sunhawk.com and its affiliates, agents and advisors shall upon written request return to CCS all documents or other materials containing, reflecting, referring to such

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    information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which (w) Sunhawk.com can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by CCS; (x) was then generally known to the public;
    (y) becomes known to the public other than as a result of actions by Sunhawk.com or by the directors, officers, employees, agents or representatives of Sunhawk.com; or (z) was disclosed to Sunhawk.com, or to the directors, officers, employees or representatives of Sunhawk.com, solely by a third party not bound by any obligation of confidentiality; or
    (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

    5.4  REGULATORY MATTERS.

        5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Sunhawk.com's shareholders. CCS and Sunhawk.com shall each have the right to review reasonably in advance all information relating to CCS or Sunhawk.com, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. Sunhawk.com shall bear all expenses associated with SEC filings.

        5.4.2 CCS and Sunhawk.com will promptly furnish each other with copies of written communications received by CCS or Sunhawk.com or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

    5.5 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

    5.6 PUBLIC ANNOUNCEMENTS. No party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

    5.7 POST-CLOSING APPOINTMENTS. As soon as reasonable after the Closing, the Sunhawk.com Board of Directors shall take all actions necessary to nominate, vote, appoint or elect Paul Bandrowski, David Powell and a nominee of the CCS Shareholders acceptable to Sunhawk.com to the Board of Directors of Sunhawk.com; and Paul Bandrowski shall be appointed or elected to serve as Vice Chairman of the Board of Directors of Sunhawk.com.

    5.8 RESTRICTIONS ON TRANSFER. David Powell, Julian Searle and Phillip J. Bloom shall each hold their respective shares of the Closing Shares and any Escrowed Shares released to them under an Escrow Agreement personally and shall not transfer such Sunhawk.com Shares for a period equal to the earlier of
(i) 12 months after Closing, or (ii) the date on which Marlin Eller transfers any of his Sunhawk.com stock. Notwithstanding the foregoing, David Powell and Julian Searle may transfer any of their Sunhawk.com Shares free of the restrictions set forth in this Section 5.8 in order to comply with their guaranty obligations to the holders of CCS' Series A Preferred Stock.

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    5.9  REGISTRATION, TRANSFER AND SALE RESTRICTIONS.  All necessary actions practicable shall be timely taken to freely register and transfer the Common Stock, and issuable Common Stock held by Sunhawk.com management, including, Marlin Eller and Brent Mills, and the CCS Management Holders. Until such time as any registration, transfer, or sale rights are received by Marlin Eller, the registration, transfer and sale rights of the CCS Management Holders as to their Sunhawk.com Shares shall be the same as those of Marlin Eller. CCS Management Holders acknowledge that the receipt of any such registration, transfer, and sale rights does not exempt them from the applicable regulations of Rule 144. As used in this Section 5.9, "CCS Management Holders" shall mean @Visory LLC and its affiliates, including Paul Bandrowski and Duncan Shaw, David Powell, Julian Searle and Phillip J. Bloom.

6.  CONDITIONS PRECEDENT TO CCS SHAREHOLDERS' OBLIGATIONS.

    The obligations of the CCS Shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by the CCS Shareholders:

    6.1 SUNHAWK.COM COVENANTS, REPRESENTATIONS AND WARRANTIES. All the covenants, terms and conditions of this Agreement to be complied with or performed by Sunhawk.com at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by Sunhawk.com in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

    6.2 SUNHAWK.COM'S DELIVERY OF DOCUMENTS. Sunhawk.com shall have duly executed and delivered, or caused to be executed and delivered, to or at the direction of the CCS Shareholders, this Agreement and the Sunhawk.com Closing Documents.

    6.3 SUNHAWK.COM SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Sunhawk.com's outstanding capital stock.

    6.4 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United Kingdom or United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

    6.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

    6.6 EVALUATION OF JOINT VENTURE AGREEMENT. Prior to the Closing, CCS and Sunhawk.com will review and evaluate the agreement described in item 2 of
SCHEDULE 4.13 (the "Joint Venture Agreement") and will reach a mutually agreeable decision to continue or terminate the Joint Venture Agreement.

    6.7 CREATION OF CLASS A COMMON SHARES. Sunhawk.com shall have taken all action necessary to authorize and issue the Class A Common Shares.

7.  CONDITIONS PRECEDENT TO SUNHAWK.COM'S OBLIGATIONS.

    The obligations of Sunhawk.com to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Sunhawk.com:

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    7.1  CCS SHAREHOLDERS' COVENANTS, REPRESENTATIONS AND WARRANTIES.  All the
covenants, terms and conditions of this Agreement to be complied with or performed by CCS or the CCS Shareholders on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by the Warranting Shareholders in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

    7.2 CCS SHAREHOLDERS' DELIVERY OF DOCUMENTS. The CCS Shareholders shall have duly executed and delivered, or caused to be executed and delivered, to Sunhawk.com or at its direction this Agreement and the CCS Shareholders Closing Documents.

    7.3 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United Kingdom or United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

    7.4 SUNHAWK.COM SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Sunhawk.com's outstanding capital stock.

    7.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

    7.6 EXECUTION OF AGREEMENT. Each CCS Shareholder that owns Series A Preferred Stock shall have executed this Agreement.

    7.7 EVALUATION OF JOINT VENTURE AGREEMENT. Prior to the Closing, CCS and Sunhawk.com will review and evaluate the Joint Venture Agreement and will reach a mutually agreeable decision to continue or terminate the Joint Venture Agreement.

    7.8  CUSTOMER CONTRACTS.  All the other parties to the contracts listed at
Item 7 on SCHEDULE 4.13 shall have agreed not to exercise their options to terminate such contracts following the consummation of the Share Exchange.

8.  TERMINATION.

    8.1  TERMINATION OF AGREEMENT.  This Agreement shall terminate as follows:

        (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

        (b) by Sunhawk.com in the event the closing price of the Common Stock on the NASDAQ Small Capitalization Market equals or exceeds $26.00 U.S. per share at any time prior to the Closing Date;

        (c) by CCS on behalf of itself and the CCS Shareholders in the event the closing price of the Common Stock on the NASDAQ Small Capitalization Market equals or is less than $6.50 U.S. per share at any time prior to the Closing Date;

        (d) by (i) the CCS Shareholders if the conditions set forth in
    Section 6 have not been satisfied or waived by the Upset Date (defined below); or (ii) Sunhawk.com if the conditions set forth in Section 7 have not been satisfied or waived by the Upset Date (defined below);

        (e) by Sunhawk.com, in the event of a breach of any of the representations or warranties made by the Warranting Shareholders, or covenants made by the CCS Shareholders, in this Agreement that has not been cured within 30 days after notice of such breach as delivered to CCS and the CCS Shareholders by Sunhawk.com;

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        (f) by CCS and the CCS Shareholders in the event of any of the representations or warranties made by Sunhawk.com in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Sunhawk.com by CCS and/or the CCS Shareholders; or

        (g) by either the CCS Shareholders or Sunhawk.com if the Closing shall have not occurred by September 30, 2000 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.  MISCELLANEOUS.

    9.1 TAX TREATMENT BY THE PARTIES. Unless otherwise required by law, the parties shall treat the Share Exchange as a reorganization under Section 368 of the Code and applicable British law for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under Section 368 of the Code or applicable British law.

    9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

    9.3 SUCCESSORS AND ASSIGNS. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

    9.4 NOTICES. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Sunhawk.com:                     Sunhawk.com Corporation
                                       223 Taylor Avenue N.
                                       Suite 200
                                       Seattle, WA 98109-5017

With a copy (which shall not           The Otto Law Group
constitute notice) to:                 999 Third Avenue, Suite 3210
                                       Seattle, WA 98105
                                       Attention: David M. Otto

If to CCS:                             Copyright Control Services, Inc.
                                       6 Hampton Hill Business Park
                                       219-221 High Street
                                       Hampton Hill, TW12 1NP
                                       Great Britain

With a copy (which shall not           Perkins Coie
constitute notice) to:                 1201 Third Avenue, Suite 4800
                                       Seattle, WA 98101
                                       Attention: David McShea
                                                Gail P. Runnfeldt

If to the CCS Shareholders:            as set forth on SCHEDULE A

    9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

    9.6  AMENDMENTS AND WAIVERS.

        9.6.1 Subject to subsection 9.5.2, this Agreement may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought.

        9.6.2 For the purposes of this Section 9.5, each of the CCS Shareholders appoints David Powell and Seth Elliott, or either of them acting alone, as such CCS Shareholder's attorney for the purpose of executing amendments of or waivers related to this Agreement on behalf of such CCS Shareholder, including any consents under Section 9.3.

    9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

    9.8 SEVERABILITY. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    9.9 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.10 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

    9.11 INCORPORATION OF SCHEDULES. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

    9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

    9.13 ENTIRE AGREEMENT. This Agreement (including the Schedules referred to in and/or attached to this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral (including but not limited to that certain letter of intent dated April 14, 2000, amended by Amendment #1 dated June 13, 2000) to the extent they relate in any way to the subject matter of this Agreement.

    9.14 ARBITRATION. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Sunhawk.com and the CCS Shareholders disputing the Breach Notice or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                                                       CCS:
                                                       COPYRIGHT CONTROL SERVICES, INC.

                                                       By:  /s/ DAVID POWELL
                                                       --------------------------------------------
                                                       Name: David Powell
                                                       Title: CEO

                                                       CCS SHAREHOLDERS:

                                                       /s/ DAVID POWELL
                                                       ---------------------------------------------
                                                       David Powell

                                                       /s/ JULIAN SEARLE
                                                       ---------------------------------------------
                                                       Julian Searle

                                                       /s/ PHILLIP J. BLOOM
                                                       ---------------------------------------------
                                                       Phillip J. Bloom

                                                       ACTIVE RIGHTS MANAGEMENT

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: [Illegible]
                                                       -----------------------------------------

                                                       /s/ IGOR SAULSKY
                                                       ---------------------------------------------
                                                       Igor Saulsky

                                                       TWB INVESTMENT PARTNERSHIP

                                                       By: /s/ ROBERT E. GILES
                                                       -----------------------------------------
                                                       Its: General Partner
                                                       -----------------------------------------

                                                       @VISORY LLC

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: Manager
                                                       -----------------------------------------

                                                       COPYRIGHT VENTURES, LLC

Except for Section 9.6.2:                              By GRG, LLC, its Manager

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: Attorney-In-Fact
                                                       -----------------------------------------

                                                       SRS VENTURES LLC

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: S. Shaer, Member Manager
                                                       -----------------------------------------

                                                       INTERACTIVE HOLDINGS, LLC

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: Steven J. [Illegible], Member Manager
                                                       -----------------------------------------

                                                       CHELSEA VENTURES LLC

                                                       By: /s/ [ILLEGIBLE]
                                                       -----------------------------------------
                                                       Its: Managing Partner
                                                       -----------------------------------------

                                                       /s/ MAURICE POWELL
                                                       ---------------------------------------------
                                                       MAURICE POWELL

                                                       SUNHAWK.COM:
                                                       SUNHAWK.COM CORPORATION

                                                       By: /s/ MARLIN J. ELLER
                                                       -----------------------------------------
                                                       Name: Marlin Eller
                                                       Title: CEO

                                                        SHARE EXCHANGE AGREEMENT
                                                                       SCHEDULES

                                   SCHEDULE A

NAME AND ADDRESS OF CCS SHAREHOLDER                           NUMBER OF CCS SHARES OWNED
-----------------------------------                           ---------------------------
                                                                                SERIES A
                                                               COMMON           PREFERRED
                                                              ---------         ---------
David Powell................................................  5,857,358
45 Old Church Lane
Stanmore, Middlesex
UK HA7 2RG

Phillip J. Bloom............................................    346,949
13 Links Road
Epsom
Surrey
UK KT17 3PP

Julian Searle...............................................    399,365
3 Swaledale Gardens
Ancells Farm
Fleet
Hampshire
UK GU13 8TE

Active Rights Management....................................    798,731
396-398, City Rd
London
UK EC1V 2QA

Igor Saulsky................................................    491,404
82 Sutton Road
Califon N.J. 07830
USA

TWB Investments.............................................    211,909
1201 Third Avenue, 40th Floor
Seattle, WA 98101
USA

SRS Ventures LLC............................................     10,650            50,063
244 Madison Avenue, Suite 264
New York, NY 10016
USA

@Visory, LLC................................................    500,000
1150 Underhill Road
East Aurora, NY 14052
USA

NAME AND ADDRESS OF CCS SHAREHOLDER                           NUMBER OF CCS SHARES OWNED
-----------------------------------                           ---------------------------
                                                                                SERIES A
                                                               COMMON           PREFERRED
                                                              ---------         ---------
Copyright Ventures, LLC.....................................                    1,112,500
C/O Gordon Gross
Gross Shuman Brizdle & Gilfillian PC
465 Main Street, Suite 600
Buffalo, NY 14203-1787
USA

Interactive Holdings, LLC...................................                       52,689
C/O Steve Shaer
390 5th Avenue 2nd Floor
New York, NY 10018
USA

Chelsea Ventures LLC........................................                       25,167
C/O Richard Bascetta
132 Crosby Street
New York, NY 10012

Maurice Powell..............................................                       12,465
45 Old Church Lane
Stanmore, Middlesex
UK HA7 2RG
                                                              ---------         ---------

Total.......................................................  8,616,366         1,252,884

                                                                  SCHEDULE 1.3.1

                       CONTINGENT SHARE ESCROW AGREEMENT

    This Contingent Share Escrow Agreement (this "Agreement") is entered into as
of               , 2000 by and among Sunhawk.com Corporation, a Washington
corporation ("Sunhawk.com"), and certain former shareholders of Copyright Control Services, Inc., a Delaware corporation ("CCS") whose names are set forth on SCHEDULE A attached to this Agreement (together, the "Sellers" and individually, a "Seller").

                                    RECITALS

    A. Sunhawk.com, CCS, the Sellers and @Visory LLC ("@Visory") are parties to a Share Exchange Agreement dated August 1, 2000, (the "Share Exchange Agreement") pursuant to which Sunhawk.com will acquire CCS through a share exchange with the Sellers and @Visory (the "Share Exchange") in which shares of Sunhawk.com's common stock (the "Sunhawk.com Shares") will be issued to the Sellers and @Visory in exchange for all of the issued and outstanding capital stock of CCS as set forth in the Share Exchange Agreement.

    B. To induce Sunhawk.com to effect the Share Exchange, the Sellers and @Visory have agreed that certain of the Sunhawk.com Shares will be pledged to and held by Sunhawk.com in escrow pending the satisfaction or waiver of certain contingencies, as set forth in (i) this Agreement, and (ii) a Contingent Share Escrow Agreement entered into of even date with this Agreement between Sunhawk.com and @Visory.

                                   AGREEMENT

    In consideration of the foregoing premises and the mutual and dependent promises set forth in this Agreement, the parties agree as follows:

    1.  ESCROW

    The Escrowed Shares to be issued to the Sellers, I.E., 750,000 Class A Common Shares (together with any stock dividends accrued or made thereon, and any other securities or property which may be issued in exchange for such shares in any merger, reorganization, share exchange, sale of all or substantially all assets or stock, or similar transaction, the "Shares") are hereby pledged by the Sellers to, and shall be held by, Sunhawk.com in escrow pursuant to this Agreement. The Sellers shall deliver to Sunhawk.com at the time this Agreement is executed and delivered appropriate stock powers endorsed in blank and such other documentation as Sunhawk.com may prescribe to carry out the purposes of this Agreement.

    2.  RELEASE OF SHARES

    Sunhawk.com shall hold the Shares in accordance with this Agreement and shall transfer the Shares only as set forth in this Section 2:

        2.1 Certain terms are defined in the text of this Agreement and/or the Share Exchange Agreement. In addition, the following terms used in this Agreement shall have the meanings set forth below:

           (a) "DEADLINE DATE" shall mean any of the following:

               (i) "FIRST DEADLINE DATE" shall mean [12 months after date of
           Agreement]             , 2001.

               (ii) "SECOND DEADLINE DATE" shall mean [18 months after date of
           Agreement]             , 2002.

              (iii) "THIRD DEADLINE DATE" shall mean [24 months after date of
           Agreement]             , 2002.

           (b) "MARKET CAPITALIZATION" shall mean (i) the average daily sale price for one share of Sunhawk.com's common stock ("Common Stock") during the applicable Measurement Period, multiplied by (ii) the average number of shares (including the Shares only once they have been released pursuant to Section 2) of Common Stock issued and outstanding during the applicable Measurement Period.

           (c) "MEASUREMENT PERIOD" shall mean any consecutive 30 business day period preceding a Deadline Date.

           (d) "PERCENTAGE INTEREST" shall mean the percentage for each Seller set forth on SCHEDULE A.

        2.2 If Sunhawk.com's Market Capitalization is at least One Hundred Million U.S. Dollars ($100,000,000) at any time prior to the First Deadline Date (the "First Threshold"), 250,000 of the Shares (the "First Tranche Shares") shall be released to the Sellers, pro rata in accordance with their respective Percentage Interests, immediately after the date the First Threshold is met. If Sunhawk.com's Market Capitalization does not meet the First Threshold prior to the First Deadline Date, the First Tranche Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the First Deadline Date.

        2.3 If Sunhawk.com's Market Capitalization is at least One Hundred Twenty-Five Million U.S. Dollars ($125,000,000) at any time prior to the Second Deadline Date (the "Second Threshold"), 250,000 of the Shares (the "Second Tranche Shares") shall be released to the Sellers, pro rata in accordance with their respective Percentage Interests, immediately after the date the Second Threshold is met. If Sunhawk.com's Market Capitalization does not meet the Second Threshold prior to the Second Deadline Date, the Second Tranche Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the Second Deadline Date.

        2.4 If Sunhawk.com's Market Capitalization is at least One Hundred Fifty Million U.S. Dollars ($150,000,000) at any time prior to the Third Deadline Date (the "Third Threshold"), all remaining Shares (the "Remaining Shares") shall be released to the Sellers, pro rata in accordance with their respective Percentage Interests, immediately after the date the Third Threshold is met. If Sunhawk.com's Market Capitalization does not meet the Third Threshold prior to the Third Deadline Date, the Remaining Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the Third Deadline Date.

    3.  VOTING

    The Shares shall be held of record by the Sellers, who shall have full right to vote the Shares on all matters coming before the shareholders of Sunhawk.com as if the Shares were not subject to this Agreement.

    4.  NOTICES

    All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to Sunhawk.com:          Sunhawk.com Corporation
                                        223 Taylor Avenue N.
                                        Suite 200
                                        Seattle, WA 98109-5017

            With a copy (which shall    The Otto Law Group
            not constitute notice) to:  999 Third Avenue, Suite 3210
                                        Seattle, WA 98105
                                        Attention: David M. Otto

            If to the Sellers:          as set forth on SCHEDULE A

    5.  ENTIRE AGREEMENT; HEADINGS

    This Agreement, together with the Share Exchange Agreement, contains the entire understanding and agreement of the parties with respect to the transactions contemplated by this Agreement and supersedes and may not be supplemented or varied by any prior oral or written understandings or agreements. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

    6.  ASSIGNS AND ASSIGNMENT

    This Agreement shall extend to, inure to the benefit of and be binding upon all of the parties and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by Sunhawk.com except with the prior written consents of all of the Sellers.

    7.  DIVIDEND INCOME

    Each Seller hereby acknowledges that, for federal and state income tax purposes, any cash dividends earned or other distributions made with respect to the Shares during the term of this Agreement shall be income of and attributed to the Sellers and paid to the Sellers as earned, regardless of the ultimate disposition of the Shares to which they are attributable.

    8.  AMENDMENT AND WAIVER

    This Agreement may be amended, modified, supplemented or altered only by a writing duly executed by Sunhawk.com and, on behalf of all the Sellers, by Sellers holding a majority in interest of the Shares (a "Majority"). No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver, and no single or partial exercise shall preclude any right of further exercise or the exercise of any other right, power or privilege. No waiver of any right, power or privilege under this Agreement shall be effective unless set forth in writing, executed by the party against whom the waiver is sought to be enforced.

    9.  SEVERABILITY

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

    10.  GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in Washington.

    11.  COUNTERPARTS

    This Agreement may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

    12.  ARBITRATION

    Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Sunhawk.com and Sellers holding a Majority or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

    13.  NO RIGHT TO OFFSET.

    Sunhawk.com shall have no right to offset and claim any of the Escrowed Shares to satisfy claims made by Sunhawk.com for breach of any of the representations, warranties or covenants under the Share Exchange Agreement or any other agreements entered into in connection with the Share Exchange.

                            [signature pages follow]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                       SELLERS:

                                                       ---------------------------------------------
                                                       DAVID POWELL

                                                       ---------------------------------------------
                                                       JULIAN SEARLE

                                                       ---------------------------------------------
                                                       PHILLIP J. BLOOM

                                                       ACTIVE RIGHTS MANAGEMENT

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       ---------------------------------------------
                                                       IGOR SAULSKY

                                                       TWB INVESTMENTS

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       COPYRIGHT VENTURES, LLC

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       SUNHAWK.COM:

                                                       SUNHAWK.COM CORPORATION

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       SRS VENTURES LLC

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       INTERACTIVE HOLDINGS, LLC

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       CHELSEA VENTURES LLC

                                                       BY:
                                                            -----------------------------------------
                                                       ITS:
                                                            -----------------------------------------

                                                       ---------------------------------------------
                                                       MAURICE POWELL

                                                       ---------------------------------------------
                                                       [OPTIONHOLDERS AND WARRANT HOLDERS WHO ACQUIRE
                                                       SUNHAWK.COM SHARES AT CLOSING]

                                   SCHEDULE A
                                    SELLERS

                SELLER NAME, ADDRESS AND
                   TAXPAYER I.D. NO.                                 PERCENTAGE INTEREST
--------------------------------------------------------  ------------------------------------------
David Powell............................................                      %
  45 Old Church Lane
  Stanmore, Middlesex
  U.K. HA7 2RG
  Tax I.D. #: N/A

Julian Searle...........................................                      %
  3 Swaledale Gardens
  Ancells Farm Fleet
  Hampshire, U.K. GU13 8TE
  Tax I.D. #: N/A

Phillip J. Bloom........................................                      %
  13 Links Road, Epsom
  Surrey, U.K. KT17 3PP
  Tax I.D. #: N/A

Active Rights Management................................                      %
  396-398, City Road
  London, U.K. EC1V 2QA
  Tax I.D. #: N/A

Igor Saulsky............................................                      %
  82 Sutton Road
  Califon, NJ 07830
  Tax I.D. #: N/A

TWB Investments.........................................                      %
  1201 Third Avenue, Suite 4800
  Seattle, WA 98101-3099
  Tax I.D. #:

SRS Ventures, LLC.......................................                      %
  244 Madison Ave., Suite 264
  New York, NY 10016
  Tax I.D. #: N/A

Copyright Ventures, LLC.................................                      %
  c/o Gordon Gross
  Gross Shuman Brizdle & Gilfillian PC
  465 Main Street, Suite 600
  Buffalo, NY 14203-1787
  Tax I.D. #: N/A

Interactive Holdings, LLC...............................                      %
  c/o Steve Shaer
  300 Fifth Avenue, Second Floor
  New York, NY 10018
  Tax I.D. #: N/A

                SELLER NAME, ADDRESS AND
                   TAXPAYER I.D. NO.                                 PERCENTAGE INTEREST
--------------------------------------------------------  ------------------------------------------
Chelsea Ventures LLC....................................                      %
  c/o Richard Bascetta
  132 Crasby Street
  New York, NY 10012
  Tax I.D. #: N/A

Maurice Powell..........................................                      %
  45 Old Church Lane
  Stanmore, Middlesex
  U.K. HA7 2RG
  Tax I.D. #: N/A

[Option and Warrant Holders]

                                                                  SCHEDULE 1.3.2

                       CONTINGENT SHARE ESCROW AGREEMENT

    This Contingent Share Escrow Agreement (this "Agreement") is entered into as
of               , 2000 by and between Sunhawk.com Corporation, a Washington corporation ("Sunhawk.com"), and @Visory, LLC ("@Visory"), a former shareholder of Copyright Control Services, Inc., a Delaware corporation ("CCS").

                                    RECITALS

    A. Sunhawk.com, CCS, @Visory and certain other persons and entities (the "Sellers") are parties to a Share Exchange Agreement dated August 1, 2000, (the "Share Exchange Agreement") pursuant to which Sunhawk.com will acquire CCS through a share exchange with @Visory and the Sellers (the "Share Exchange") in which shares of Sunhawk.com's common stock (the "Sunhawk.com Shares") will be issued to @Visory and the Sellers in exchange for all of the issued and outstanding capital stock of CCS as set forth in the Share Exchange Agreement.

    B. To induce Sunhawk.com to effect the Share Exchange, @Visory and the Sellers have agreed that certain of the Sunhawk.com Shares will be pledged to and held by Sunhawk.com in escrow pending the satisfaction or waiver of certain contingencies, as set forth in (i) this Agreement, and (ii) a Contingent Share Escrow Agreement entered into of even date with this Agreement between Sunhawk.com and the Sellers.

                                   AGREEMENT

    In consideration of the foregoing premises and the mutual and dependent promises set forth in this Agreement, the parties agree as follows:

1.  ESCROW

    The Escrowed Shares to be issued to @Visory, I.E., 375,938 Class A Common Shares (together with any stock dividends accrued or made thereon, and any other securities or property which may be issued in exchange for such shares in any merger, reorganization, share exchange, sale of all or substantially all assets or stock, or similar transaction, the "Shares") are hereby pledged by @Visory to, and shall be held by, Sunhawk.com in escrow pursuant to this Agreement. @Visory shall deliver to Sunhawk.com at the time this Agreement is executed and delivered appropriate stock powers endorsed in blank and such other documentation as Sunhawk.com may prescribe to carry out the purposes of this Agreement.

2.  RELEASE OF SHARES

    Sunhawk.com shall hold the Shares in accordance with this Agreement and shall transfer the Shares only as set forth in this Section 2:

        2.1 Certain terms are defined in the text of this Agreement and/or the Share Exchange Agreement. In addition, the following terms used in this Agreement shall have the meanings set forth below:

           (a) "DEADLINE DATE" shall mean any of the following:

               (i) "FIRST DEADLINE DATE" shall mean [12 months after date of
           Agreement]             , 2001.

               (ii) "SECOND DEADLINE DATE" shall mean [18 months after date of
           Agreement]             , 2002.

              (iii) "THIRD DEADLINE DATE" shall mean [24 months after date of
           Agreement]             , 2002.

           (b) "MARKET CAPITALIZATION" shall mean (i) the average daily sale price for one share of Sunhawk.com's common stock ("Common Stock") during the applicable Measurement Period, multiplied by (ii) the average number of shares (including the Shares only once they have been released pursuant to Section 2) of Common Stock issued and outstanding during the applicable Measurement Period.

           (c) "MEASUREMENT PERIOD" shall mean any consecutive 30 business day period preceding a Deadline Date.

        2.2 If Sunhawk.com's Market Capitalization is at least One Hundred Million U.S. Dollars ($100,000,000) at any time prior to the First Deadline Date (the "First Threshold"), 124,060 of the Shares (the "First Tranche Shares") shall be released to @Visory immediately after the date the First Threshold is met. If Sunhawk.com's Market Capitalization does not meet the First Threshold prior to the First Deadline Date, the First Tranche Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the First Deadline Date.

        2.3 If Sunhawk.com's Market Capitalization is at least One Hundred Twenty-Five Million U.S. Dollars ($125,000,000) at any time prior to the Second Deadline Date (the "Second Threshold"), 124,059 of the Shares (the "Second Tranche Shares") shall be released to @Visory immediately after the date the Second Threshold is met. If Sunhawk.com's Market Capitalization does not meet the Second Threshold prior to the Second Deadline Date, the Second Tranche Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the Second Deadline Date.

        2.4 If Sunhawk.com's Market Capitalization is at least One Hundred Fifty Million U.S. Dollars ($150,000,000) at any time prior to the Third Deadline Date (the "Third Threshold"), all remaining Shares (the "Remaining Shares") shall be released to @Visory immediately after the date the Third Threshold is met. If Sunhawk.com's Market Capitalization does not meet the Third Threshold prior to the Third Deadline Date, the Remaining Shares shall be released from this Agreement, cancelled and returned to Sunhawk.com as authorized and unissued Common Stock immediately after the Third Deadline Date.

3.  VOTING

    The Shares shall be held of record by @Visory, which shall have full right to vote the Shares on all matters coming before the shareholders of Sunhawk.com as if the Shares were not subject to this Agreement.

4.  NOTICES

    All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim, communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Sunhawk.com:                 Sunhawk.com Corporation
                                   223 Taylor Avenue N.
                                   Suite 200
                                   Seattle, WA 98109-5017

With a copy (which shall not       The Otto Law Group
constitute notice) to:             999 Third Avenue, Suite 3210
                                   Seattle, WA 98105
                                   Attention: David M. Otto

If to @Visory:                     1150 Underhill Road
                                   East Aurora, NY 14052

5.  ENTIRE AGREEMENT; HEADINGS

    This Agreement, together with the Share Exchange Agreement, contains the entire understanding and agreement of the parties with respect to the transactions contemplated by this Agreement and supersedes and may not be supplemented or varied by any prior oral or written understandings or agreements. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

6.  ASSIGNS AND ASSIGNMENT

    This Agreement shall extend to, inure to the benefit of and be binding upon all of the parties and their respective permitted successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned or transferred, in whole or in part, by Sunhawk.com except with the prior written consent of @Visory.

7.  DIVIDEND INCOME

    @Visory hereby acknowledges that, for federal and state income tax purposes, any cash dividends earned or other distributions made with respect to the Shares during the term of this Agreement shall be income of and attributed to @Visory and paid to @Visory as earned, regardless of the ultimate disposition of the Shares to which they are attributable.

8.  AMENDMENT AND WAIVER

    This Agreement may be amended, modified, supplemented or altered only by a writing duly executed by Sunhawk.com and @Visory. No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver, and no single or partial exercise shall preclude any right of further exercise or the exercise of any other right, power or privilege. No waiver of any right, power or privilege under this Agreement shall be effective unless set forth in writing, executed by the party against whom the waiver is sought to be enforced.

9.  SEVERABILITY

    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

10. GOVERNING LAW

    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in Washington.

11. COUNTERPARTS

    This Agreement may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

12. ARBITRATION

    Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Sunhawk.com and @Visory or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

13. NO RIGHT TO OFFSET.

    Sunhawk.com shall have no right to offset and claim any of the Escrowed Shares to satisfy claims made by Sunhawk.com for breach of any of the representations, warranties or covenants under the Share Exchange Agreement or any other agreements entered into in connection with the Share Exchange.

                            [signature pages follow]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             @VISORY LLC

                                             By:
                                                   ------------------------------------------

                                             Its:
                                                   ------------------------------------------

                                             SUNHAWK.COM:

                                             SUNHAWK.COM CORPORATION

                                             By:
                                                   ------------------------------------------

                                             Its:
                                                   ------------------------------------------

SCHEDULE 1.5--HOLDBACK

                           COPYRIGHT CONTROL SERVICES

                        UNPAID BILLS DETAIL UKL STERLING

                              AS OF AUGUST 1, 2000

TYPE                                          DATE        NUM       DUE DATE     AGEING    OPEN BALANCE
-----------------------------------------  ----------   --------   ----------   --------   ------------
B.T. BUSINESS DIVISION
  Bill                                     20/10/1999              20/10/1999     286            0.80
                                                                                             --------
Total B.T. Business Division                                                                     0.80
BT MULTIMEDIA
  Bill                                     19/07/2000              19/07/2000      13        1,614.97
                                                                                             --------
Total BT Multimedia                                                                          1,614.97
CAROLYN GATE (EXPENSES)
  Bill                                     31/07/2000              20/08/2000                   45.50
                                                                                             --------
Total Carolyn Gate (Expenses)                                                                   45.50
DAEDALUS EXPENSES PLACEHOLDER
  Bill                                     03/07/2000              20/08/2000                2,000.00
                                                                                             --------
Total Daedalus Expenses Placeholder                                                          2,000.00
DAVID POWELL (EXPENSES)
  Credit                                   12/07/2000                                          (28.25)
  Bill                                     03/07/2000              02/08/2000                   93.79
  Bill                                     22/07/2000              21/08/2000                   13.80
                                                                                             --------
Total David Fowell (Expenses)                                                                   79.34
FEDEX
  Bill                                     21/07/2000              05/08/2000                   71.40
                                                                                             --------
Total FedEx                                                                                     71.40
JEFF BLOOM (EXPENSES)
  General Journal                          01/07/2000   Adjus...                               100.00
  Bill                                     11/11/1999              11/11/1999     264            1.60
  Bill                                     28/01/2000              28/01/2000     186           16.60
  Bill                                     28/01/2000              28/01/2000     186           17.50
  Bill                                     28/02/2000              28/02/2000     155          146.20
  Bill                                     01/05/2000              01/05/2000      92           17.35
  Bill                                     01/05/2000              01/05/2000      92            4.12
  Bill                                     26/05/2000              26/05/2000      67           17.35
                                                                                             --------
Total Jeff Bloom (Expenses)                                                                    320.72
JULIAN SEARLE (EXPENSES)
  Bill                                     18/10/1999              18/10/1999     288            2.11
  Bill                                     29/11/1999              29/11/1999     246            4.50
  Bill                                     20/04/2000              20/04/2000     103           76.47
  Bill                                     01/05/2000              01/05/2000      92           10.70
                                                                                             --------
Total Julian Searle (Expenses)                                                                  93.78
KANE RUSSELL COLEMAN
  Bill                                     14/04/2000              04/05/2000      89          608.41
  Bill                                     17/05/2000      1983    06/06/2000      58          441.74
  Bill                                     13/06/2000      1983    03/07/2000      29        1,070.92
  Bill                                     18/07/2000              07/08/2000                   76.55
                                                                                             --------
Total Kane Russell Coleman                                                                   2,197.62

                           COPYRIGHT CONTROL SERVICES

                              AS OF AUGUST 1, 2000

TYPE                                          DATE        NUM       DUE DATE     AGEING    OPEN BALANCE
-----------------------------------------  ----------   --------   ----------   --------   ------------
LONDON BOROUGH OF RICHMOND UPON THAMES
  Bill                                     18/07/2000              07/08/2000                  525.00
                                                                                             --------
Total London Borough of Richmond upon
  Thames                                                                                       525.00
MISC. UK VENDORS
  Bill Prm-Cheque                          30/10/1998    100039                                 (0.20)
  Bill                                     28/03/2000      8095    17/04/2000     106           59.00
  Bill                                     15/07/2000              04/08/2000                  140.00
                                                                                             --------
Total Misc. UK Vendors                                                                         198.80
PERKINS COIE LLP
  Bill                                     07/07/2000              06/08/2000                  248.63
                                                                                             --------
Total Perkins Coie LLP                                                                         248.63
STERLING
  Bill                                     04/07/2000     67598    03/08/2000                   45.83
  Bill                                     18/07/2000     67897    17/08/2000                  191.89
                                                                                             --------
Total Sterling                                                                                 237.72
VIKING DIRECT LIMITED
  Bill                                     29/06/2000    391101    29/07/2000       3           52.80
  Bill                                     26/07/2000    484089    25/08/2000                   45.18
  Bill                                     28/07/2000    495504    27/08/2000                   49.28
                                                                                             --------
Total Viking Direct Limited                                                                    147.26
                                                                                             --------
TOTAL                                                                                        7,781.54
                                                                                             ========

                                                                  SCHEDULE 2.2.4

                            SUNHAWK.COM CORPORATION
                         REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of
      , 2000, by and among Sunhawk.com Corporation, a Washington corporation (the "COMPANY"), and the parties listed on SCHEDULE A hereto (the "CCS SHAREHOLDERS").

                                    RECITAL

    The Company and the CCS Shareholders are entering into a Share Exchange Agreement of even date herewith (the "Share Exchange Agreement"). The execution of this Agreement by the parties is a condition to the obligation of each CCS Shareholder Pursuant to the Share Exchange Agreement.

                                   AGREEMENT

 1. DEFINITIONS

    For purposes of this Agreement, the following terms have the following meanings:

        (a) "HOLDER" means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party pursuant to the terms of this Agreement, and any assignee thereof;

        (b) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or order of effectiveness of such registration statement or document;

        (c) "REGISTRABLE SECURITIES" means (i) the Common Stock of the Company issuable or issued pursuant to the Share Exchange Agreement and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned; and

        (d) "REGISTRABLE SECURITIES THEN OUTSTANDING" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

        (e) "SEC" means the Securities and Exchange Commission.

 2. COMPANY REGISTRATION

    If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within 20 days after receipt of such notice by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than Registrable Securities, the Company shall have no obligation under this Section to continue with the registration of Registrable Securities. Any request pursuant to this Section 2 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

 3. OBLIGATIONS OF THE COMPANY

    Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for up to 90 days.

        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

        (c) Furnish to the Holders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement.

        (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such registration shall also enter into and perform its obligations under such an agreement.

        (f) Notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (g) At the request of any Holder selling Registrable Securities in such registration, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection such registration
    (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

        (h) List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or qualify the Registrable Securities being registered for inclusion on Nasdaq if the Company does not have a class of equity securities listed on a national securities exchange.

        (i) Provide a transfer agent and registrar for the securities being registered and a CUSIP number, not later than the effective date of the registration statement.

 4. FURNISH INFORMATION

    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

 5. EXPENSES OF REGISTRATION

    In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Company, the Holders and any other selling holders of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, and (b) the fees and expenses of more than one law firm acting as counsel to the selling Holders selected by a majority in interest of the selling Holders, which additional counsel, if any, shall be paid by the Holder or Holders that engage such counsel. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders.

 6. INDEMNIFICATION

    In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities (joint or several) (collectively, "LOSSES") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. the Company will reimburse (as incurred) each such Holder, underwriter or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder, underwriter or controlling person.

        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and each other Holder selling securities in such registration statement, and any person who controls any of the foregoing within the meaning of the Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling Holder or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse (as incurred) any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling Holders or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld and (ii) the obligations of such Holders shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

        (c) Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

        (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 6(d) exceed the net proceeds to each such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        (f) The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities and the termination of Registration Rights pursuant to Section 10.

 7. REPORTS UNDER THE ACT

    With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

        (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days from the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

        (b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

        (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after 90 days from the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
    (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

 8. ASSIGNMENT OF REGISTRATION RIGHTS

    The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Holder" under this Agreement; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.

 9. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under
Section 2, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included.

10. TERMINATION OF REGISTRATION RIGHTS

    The registration rights granted under Section 2 of this Agreement shall terminate as to all Holders on the earlier of the tenth anniversary of the date of this Agreement or the fifth anniversary of the closing of the Company's next public offering in which the aggregate proceeds to the Company before deducting underwriting commissions and expenses are at least $20,000,000 and the per share price at which the Common Stock is offered to the public is at least $15 (the "FIFTH ANNIVERSARY"); provided, however, such termination shall be postponed until the later of (i) that number of days following such Fifth Anniversary equal to the number of days, if any, between the date of such next public offering and the Fifth Anniversary that the Common Stock of the Company is not traded on a national stock exchange or the Nasdaq National Market (or any successor organization) and (ii) if as of the Fifth Anniversary, the Company is not so traded, then, one year following such date as the Company first resumes trading on a national stock exchange or the Nasdaq National Market (or any successor organization).

11. MISCELLANEOUS

    11.1  NOTICES

    Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

    11.2  AMENDMENTS AND WAIVERS

    Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Additional Holders may be added to this Agreement with such consent by amending SCHEDULE A and adding a signature page executed by such additional Holder.

    11.3  GOVERNING LAW; JURISDICTION; VENUE

    This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

    11.4  SUCCESSORS AND ASSIGNS

    The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

    11.5  SEVERABILITY

    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    11.6  ENTIRE AGREEMENT; COUNTERPARTS

    This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

                            [Signature page follows]

    IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                                       SUNHAWK.COM CORPORATION by:

                                                       By:
                                                            -----------------------------------------
                                                            Its:
                                                                  -------------------------------------

                                                       Address:
                                                       -------------------------------------

                                                       -------------------------------------
                                                            Fax:
                                                                  -------------------------------------
                                                            Phone:
                                                            -----------------------------------

                                                       HOLDER:

                                                       By:
                                                            -----------------------------------------
                                                            Its:
                                                                  -------------------------------------

                                                       Address:
                                                       -------------------------------------

                                                       -------------------------------------
                                                            Fax:
                                                                  -------------------------------------
                                                            Phone:
                                                            -----------------------------------

                  SCHEDULE A TO REGISTRATION RIGHTS AGREEMENT

                        HOLDER NAME                           NUMBER OF SHARES
------------------------------------------------------------  ----------------

                        HOLDER NAME                           NUMBER OF SHARES
------------------------------------------------------------  ----------------

SCHEDULE 3.6--SUNHAWK.COM CAPITALIZATION

EMPLOYEE OPTIONS                      GRANT DATE   GRANT PRICE   # OF OPTIONS   VESTING      EXPIRY
----------------                      ----------   -----------   ------------   --------   ----------
00000112............................  05/15/2000    14.630000         1,000      5YR25%    05/15/2000
00000027............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000064............................  02/15/2000    12.000000         1,400      5YR25%    02/15/2000
00000042............................  02/15/2000    12.000000           600      5YR25%    02/15/2000
00000031............................  07/15/1998    22.650000           298      5YR25%    07/15/1998
00000075............................  02/15/2000    12.000000         1,500      5YR25%    02/15/2000
00000076............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000089............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000140............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000133............................  04/28/2000    13.130000           200      5YR25%    04/28/2000
00000111............................  05/01/2000    15.000000           200      5YR25%    05/01/2000
00000077............................  02/15/2000    12.000000           750      5YR25%    02/15/2000
00000049............................  02/15/2000    12.000000         1,500      5YR25%    02/15/2000
00000043............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000073............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000035............................  07/15/1998    22.650000           240      5YR15%    07/15/1998
00000080............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000051............................  02/15/2000    12.000000           600      5YR25%    02/15/2000
00000012............................  09/10/1997    11.330000           238      5YR25%    09/10/1997
00000114............................  05/17/2000    14.500000         1,000      5YR25%    05/17/2000
00000086............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000126............................  06/20/2000    16.250000           200      5YR25%    06/20/2000
00000005............................  10/11/1996     0.420000         2,384      5YR25%    10/11/1996
00000007............................  09/10/1997    11.330000         4,768      5YR25%    09/10/1997
00000018............................  07/15/1998    11.330000         7,151      5YR25%    07/15/1998
00000121............................  04/28/2000    13.130000           200      5YR25%    04/28/2000
00000113............................  05/17/2000    14.630000         5,000      5YR25%    05/17/2000
00000066............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000019............................  07/15/1998    22.650000           179      5YR25%    07/15/1998
00000052............................  02/15/2000    12.000000         1,500      5YR25%    02/15/2000
00000072............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000048............................  02/15/2000    12.000000         1,000      5YR25%    02/15/2000
00000124............................  04/28/2000    13.130000           500      5YR25%    04/28/2000
00000011............................  09/10/1997    11.330000           238      5YR25%    09/10/1997
00000034............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000091............................  02/15/2000    12.000000         1,400      5YR25%    02/15/2000
00000041............................  02/15/2000    12.000000           300      5YR25%    02/15/2000
00000003............................  10/11/1996     0.420000         2,384      5YR25%    10/11/1996
00000014............................  09/10/1997    11.330000           477      5YR25%    09/10/1997
00000032............................  07/15/1998    22.650000           596      5YR25%    07/15/1998
00000078............................  02/15/2000    12.000000         8,000      5YR25%    02/15/2000
00000108............................  04/28/2000    13.130000        15,000      3YR25%    04/28/2000
00000061............................  02/15/2000    12.000000         2,000      5YR25%    02/15/2000
00000107............................  04/28/2000    13.130000         8,000      5YR25%    04/28/2000
00000125............................  06/12/2000    16.500000           500      5YR25%    06/12/2000
00000008............................  09/10/1997    11.330000           238      5YR25%    09/10/1997
00000021............................  07/15/1998    22.650000            59      5YR25%    07/15/1998

EMPLOYEE OPTIONS                      GRANT DATE   GRANT PRICE   # OF OPTIONS   VESTING      EXPIRY
----------------                      ----------   -----------   ------------   --------   ----------
00000055............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000082............................  02/15/2000    12.000000         1,500      5YR25%    02/15/2000
00000131............................  04/28/2000    13.130000           300      5YR25%    04/28/2000
00000010............................  09/10/1997    11.330000           238      5YR25%    09/10/1997
00000026............................  07/15/1998    22.650000            59      5YR25%    07/15/1998
00000063............................  02/15/2000    12.000000         1,000      5YR25%    02/15/2000
00000087............................  02/15/2000    12.000000         1,000      5YR25%    02/15/2000
00000068............................  02/15/2000    12.000000            50      5YR25%    02/15/2000
00000020............................  07/15/1998    22.650000            59      5YR25%    07/15/1998
00000054............................  02/15/2000    12.000000           300      5YR25%    02/15/2000
00000023............................  07/15/1998    22.650000           357      5YR25%    07/15/1998
00000059............................  02/15/2000    12.000000         1,400      5YR25%    02/15/2000
00000083............................  02/15/2000    12.000000         1,500      5YR25%    02/15/2000
00000047............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000033............................  07/15/1998    22.650000            59      5YR25%    07/15/1998
00000090............................  02/15/2000    12.000000           900      5YR25%    02/15/2000
00000132............................  06/16/2000    17.000000           500      5YR25%    06/16/2000
00000079............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000127............................  06/20/2000    16.250000           200      5YR25%    06/20/2000
00000136............................  04/28/2000    13.130000           200      5YR25%    04/28/2000
00000006............................  09/10/1997    11.330000           238      5YR25%    09/10/1997
00000017............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000044............................  02/15/2000    12.000000         1,400      5YR25%    02/15/2000
00000030............................  07/15/1998    22.650000            59      5YR25%    07/15/1998
00000070............................  02/15/2000    12.000000         1,400      5YR25%    02/15/2000
00000115............................  05/17/2000    17.250000           250      5YR25%    05/17/2000
00000109............................  04/17/2000    11.250000        50,000      5YR25%    04/17/2000
00000022............................  07/15/1998    22.650000            59      5YR25%    07/15/1998
00000056............................  02/15/2000    12.000000           800      5YR25%    02/15/2000
00000129............................  04/28/2000    15.130000         1,000      5YR25%    04/28/2000
00000094............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000092............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000110............................  04/17/2000    11.250000         1,000      5YR25%    04/17/2000
00000004............................  10/11/1996     0.420000         1,431      5YR25%    10/11/1996
00000013............................  09/10/1997    11.330000         1,431      5YR25%    09/10/1997
00000039............................  02/13/1998    11.330000         1,860      5YR25%    02/13/1998
00000081............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000088............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000084............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000123............................  04/28/2000    13.130000           100      5YR25%    04/28/2000
00000122............................  05/10/2000    14.500000           300      5YR25%    05/10/2000
00000036............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000069............................  02/15/2000    12.000000        14,500      5YR25%    02/15/2000
00000105............................  04/28/2000    13.130000        25,000      5YR25%    04/28/2000
00000062............................  02/15/2000    12.000000           600      5YR25%    02/15/2000
00000050............................  02/15/2000    12.000000           200      5YR25%    02/15/2000
00000037............................  07/15/1998    22.650000         3,218      5YR25%    07/15/1998
00000128............................  04/28/2000    13.130000         1,000      5YR25%    04/28/2000
00000024............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000002............................  10/11/1996     0.420000         4,768      5YR25%    10/11/1996

EMPLOYEE OPTIONS                      GRANT DATE   GRANT PRICE   # OF OPTIONS   VESTING      EXPIRY
----------------                      ----------   -----------   ------------   --------   ----------
00000009............................  09/10/1997    11.330000           477      5YR25%    09/10/1997
00000025............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000060............................  02/15/2000    12.000000        19,000      5YR25%    02/15/2000
00000106............................  04/28/2000    13.130000        20,000      5YR25%    04/28/2000
00000130............................  04/28/2000    13.130000           200      5YR25%    04/28/2000
00000038............................  02/13/1998    11.330000         2,860      5YR25%    02/13/1998
00000029............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000067............................  02/15/2000    12.000000        18,000      5YR25%    02/15/2000
00000104............................  04/28/2000    13.130000        20,000      5YR25%    04/28/2000
00000093............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000135............................  02/15/2000    12.000000        30,000      5YR25%    02/15/2000
00000053............................  02/15/2000    12.000000           300      5YR25%    02/15/2000
00000058............................  02/15/2000    12.000000           500      5YR25%    02/15/2000
00000028............................  07/15/1998    22.650000           119      5YR25%    07/15/1998
00000065............................  02/15/2000    12.000000         1,000      5YR25%    02/15/2000
00000071............................  02/15/2000    12.000000         1,000      3YR25%    02/15/2000
                                                                    -------
                                                        Total       311,825
                                                                    =======

WARRANTS
--------
Scott Svenson..........  00000102   02/15/2000   12.000000   105,000    Earn/Warrant     02/15/2000
David Otto.............  00000119   02/15/2000   12.000000    27,500    100% at Grant    02/15/2000
Luis Talavera..........  00000095   02/15/2000   12.000000     2,500    100% at Grant    02/15/2000
Pam Edstrom............  00000096   02/15/2000   12.000000     2,500    100% at Grant    02/15/2000
Pat Tangora............  00000097   03/22/2000   18.250000     2,500    100% at Grant    03/22/2000
Ossie Kilkenny.........  00000098   02/15/2000   12.000000   120,000    Earn/Warrant     02/15/2000
Fred Anton.............  00000138   02/15/2000   12.000000     2,500    100% at Grant    02/15/2000
Bridge Financing
  Lenders (available as
  part of the
  registration
  statement)...........  00000117   02/15/2000   12.000000    41,680    100% at Grant    02/15/2000
Jos. Gunnar............  00000120   02/15/2000   17.400000   140,000    100% at Grant    02/15/2000
                                                             -------
                                                     Total   444,180
                                                             =======

Activate! Marketing....  00000118   02/15/2000   12.000000       833    100% at Grant    02/15/2000

SCHEDULE 4.3--CAPITALIZATION

                                                                                 NUMBER OF SHARES
                                                                                    SUBJECT TO
NAME OF OPTION/WARRANT HOLDER                  TYPE OF OPTION/WARRANT HELD        OPTION/WARRANT
-----------------------------              ------------------------------------  ----------------
Tim Saunders........................       Option to purchase common stock             73,429
Chelsea Ventures LLC*...............       Warrant for Common Stock                    66,561
Steve Shaer.........................       Option to purchase common stock             66,561
Daedalus Ventures...................       Warrant for Common Stock                    53,249
SRS Ventures LLC....................       Warrant for Common Stock                    53,249
Daedalus Ventures, Inc..............       Warrant for Common Stock                   319,492
Seth Elliot.........................       Warrant for Common Stock                   319,492
Brad Van Siclen.....................       Warrant for Common Stock                   319,492
@Visory LLC.........................       Warrant for Common Stock                 3,370,762
Carolyn Gale........................       Option to purchase common stock             20,000
Kelvin Edney........................       Option to purchase common stock             20,000
Paul Nicklin........................       Option to purchase common stock             20,000
Keir Ritchie........................       Option to purchase common stock             20,000
Steve O'Neill.......................       Option to purchase common stock             20,000
Ben Lister..........................       Option to purchase common stock             20,000
                                                                                    ---------
  Total.............................                                                4,762,107
                                                                                    =========

------------------------

* CCS is currently attempting to locate a written copy of this warrant and has not provided a written copy of such warrant to its counsel, Perkins Coie.

SCHEDULE 4.4--SUBSIDIARIES

    Joint Venture Agreement with Active Rights Management Limited, and SIS Limited to form Projector Limited, a UK company, dated September 7, 1999. The joint venture vehicle has been incorporated and operates under the name NetResults Limited.

SCHEDULE 4.5--OWNERSHIP OF CCS SHARES

    David Powell holds a proxy to vote shares of CCS owned by Phillip J. Bloom.

SCHEDULE 4.7--FINANCIAL STATEMENTS AND FINANCIAL CONDITION

                           COPYRIGHT CONTROL SERVICES

                                 PROFIT & LOSS

                                     (UKL)

                                                              JAN1 - JUL24, '00
                                                              -----------------
  Ordinary Income/Expense
    Income
      Settlements...........................................          628.41
      Services
        Anti Piracy.........................................       54,796.68
        Training Course.....................................        3,500.00
        IFPI................................................       36,712.34
                                                                 -----------
      Total Services........................................       95,009.02
                                                                 -----------
    Total Income............................................       95,637.43

    Expense
      VC fund raising.......................................        2,259.64
      Payroll Expenses
        Interest............................................        1,281.78
        NIC-Employers.......................................       10,200.52
        Employees...........................................       42,940.38
        Directors...........................................       60,000.00
        Payroll Expenses--Other.............................            0.00
                                                                 -----------
      Total Payroll Expenses................................      114,422.68

      Currency Exchange Adjustments.........................        1,046.22
      Bank Interest.........................................          479.19
      Bank Service Charges..................................        1,053.11
      Carriage charges
        FedEx...............................................          404.70
        Carriage charges--Other.............................          251.48
                                                                 -----------
      Total Carriage charges................................          656.18

      Contract Staff........................................          981.18
      Consultant............................................      165,087.72
      Insurance
        Building insurance..................................          294.46
        Sickness and accident insurance.....................          702.31
        Insurance--Other....................................           70.00
                                                                 -----------
      Total Insurance.......................................        1,066.77

      Interest Expense......................................          (60.74)
      Legal Fees
        Corporate...........................................       51,847.27
        Investigations and prosecutions.....................       13,136.75
        Legal Fees--Other...................................        1,150.90
                                                                 -----------
      Total Legal Fees......................................       66,134.92

                           COPYRIGHT CONTROL SERVICES

                                     (UKL)

                                                              JAN1 - JUL24, '00
                                                              -----------------
      Marketing & Sales
        Company Business Mileage............................           41.30
        Design..............................................          500.00
        Exhibitions
          Trav & Sub........................................        4,292.25
                                                                 -----------
        Total Exhibitions...................................        4,292.25

        Travel & Ent
          Currency Exchange Fee.............................           55.03
          Entertainment.....................................          151.00
          Meals.............................................        1,187.52
          Travel............................................       26,928.72
          Travel & Ent.--Other..............................        2,853.46
                                                                 -----------
        Total Travel & Ent..................................       31,175.73

        Supplies............................................          287.64
                                                                 -----------
      Total Marketing & Sales...............................       36,296.92

      Miscellaneous.........................................           91.35
      Office Supplies
        Stationery..........................................          355.93
        Computer consumables................................        1,322.43
        Office Supplies--Other..............................        1,055.43
                                                                 -----------
      Total Office Supplies.................................        2,733.79

      Motor Expense
        Petrol..............................................           60.65
        Repairs & Parts.....................................          432.38
        HP Credit Charges...................................          531.37
        Car Insurance.......................................          183.82
                                                                 -----------
      Total Motor Expense...................................        1,208.22

      Postage and Delivery..................................          253.15
      Premises Costs
        Service Charge......................................          607.50
        Rates...............................................        2,098.30
        Rent................................................       10,125.00
                                                                 -----------
      Total Premises Costs..................................       12,830.80

      Printing and Reproduction.............................          584.19
      Professional Fees
        Consultant (US).....................................       20,000.00
        Accounting..........................................        2,900.00
        Professional Fees--Other............................            0.00
                                                                 -----------
      Total Professional Fees...............................       22,900.00

                           COPYRIGHT CONTROL SERVICES

                                     (UKL)

                                                              JAN1 - JUL24, '00
                                                              -----------------
      Recruiting............................................        3,081.43
      Repairs
        Building Repairs....................................          110.00
                                                                 -----------
      Total Repairs.........................................          110.00

      Software Expense......................................          236.18
      Staff Consumables.....................................          244.61
      Staff Entertainment...................................           60.60
      Taxes
        Stamp duty..........................................          205.00
                                                                 -----------
      Total Taxes...........................................          205.00

      US Francishe Tax......................................      (10,921.47)
      Telecome
        Paging Service......................................          119.70
        On-Line Service.....................................        3,934.93
        Fax.................................................          191.96
        Mobile Tel..........................................          241.50
        Network Services....................................        1,614.97
        Security Line.......................................           76.38
        Telephone...........................................        1,854.75
                                                                 -----------
      Total Telecoms........................................        8,034.19
      Uncategorised Expenses................................            0.00
      Utilities
        Water
          Sewerage..........................................           26.80
          Water--Other......................................           41.32
                                                                 -----------
        Total Water.........................................           68.12
                                                                 -----------
      Total Utilities.......................................           68.12
                                                                 -----------
    Total Expense...........................................      431,143.95
                                                                 -----------
  Net Ordinary Income.......................................     (335,506.52)
                                                                 -----------
Net Income..................................................     (335,506.52)
                                                                 ===========

                           COPYRIGHT CONTROL SERVICES

                                 BALANCE SHEET

                                     (UKL)

                                                              JULY 24, '00
                                                              -------------
                           ASSETS
Current Assets
  Current/Savings
    HSBC Current W/C........................................     63,720.86
    Midland Current a/c.....................................        157.37
    Midland CCS US$.........................................    159,071.33
    Midland DP US$..........................................      5,324.13
    NatWest US $ Acct (D Powell)............................          4.60
    Petty Cash Box..........................................        116.18
    Petty Cash..............................................      1,194.69
    Petty Cash US$..........................................      1,361.23
    Petty Cash--French Francs...............................        264.45
    Petty Cash--German Marks................................        130.09
                                                               -----------
  Total Current/Savings.....................................    231,344.93
  Accounts Receivable
    Accounts Receivable.....................................     26,537.19
                                                               -----------
  Total Accounts Receivable.................................     26,537.19
  Other Current Assets
    Retainers at Law Firms..................................      3,005.00
    Employee Advances
      DPowell Advances......................................        (28.25)
      Employee Advances--Other..............................        254.25
                                                               -----------
    Total Employee Advances.................................        226.00
                                                               -----------
  Total Other Current Assets................................      3,231.00
                                                               -----------
Total Current Assets........................................    261,113.12
Fixed Assets
  Car.......................................................     17,250.00
  Computer Equipment & SWare
    Original Cost...........................................     35,593.09
    Computer Equipment & SWare--Other.......................      1,571.86
                                                               -----------
  Total Computer Equipment & SWare..........................     37,164.95
  Furniture
    Original Cost...........................................      5,564.40
                                                               -----------
  Total Furniture...........................................      5,564.40
  Office Equipment
    Original Cost...........................................      2,142.45
                                                               -----------
  Total Office Equipment....................................      2,142.45
  Office fixtures & fittings
    Original Cost...........................................        932.87
                                                               -----------
  Total Office fixtures & fittings..........................        932.87
                                                               -----------
Total Fixed Assets..........................................     63,054.67
Other Assets
  Lease Deposit.............................................      7,931.25
                                                               -----------
Total Other Assets..........................................      7,931.25
                                                               -----------

TOTAL ASSETS................................................    332,099.04
                                                               -----------

                           COPYRIGHT CONTROL SERVICES

                                     (UKL)

                                                              JULY 24, '00
                                                              -------------
                    LIABILITIES & EQUITY
Liabilities
  Current Liabilities
    Accounts Payable
      Accounts Payable......................................      8,642.94
                                                               -----------
    Total Accounts Payable..................................      8,642.94
    Credit Cards
      CCS Midland Mastercard................................     11,004.21
                                                               -----------
    Total Credit Cards......................................     11,004.21
    Other Current Liabilities
      Loans to CCS
        D. Powell--Loan
        Total D. Powell--Loan...............................    (25,002.79)
                                                               -----------
      Total Loans to CCS....................................    (25,002.79)
        Inland Revenue Liabilities..........................     23,237.43(1)
        VAT Control.........................................     (1,073.83)
                                                               -----------
      Total Other Current Liabilities.......................     (2,839.19)
                                                               -----------
    Total Current Liabilities...............................     15,678.38
    Long Term Liabilities
      HP Car Loan Payable...................................      7,000.00
    Total Long Term Liabilities.............................      7,000.00
                                                               -----------
Total Liabilities...........................................     20,968.77
Equity
  Shareholders' Equity
    Share Purchases (Converted Notes).......................     63,018.10(2)
    Share Purchase--Igor Saulsky............................     40,666.15
    Share Purchase--ARM.....................................     24,709.71
    Share Purchase--J. Bloom................................      3,086.42
    Share Purchase--M. Powell...............................      8,000.00
                                                               -----------
  Total Shareholders' Equity................................    139,480.38
  CCS Inc Series A Financing transfer to Chinerose..........    755,111.50(3)
  Opening Bal Equity........................................          0.00
  Retained Earnings.........................................   (184,319.91)
  Net Income................................................    399,141.70
Total Equity................................................    311,130.27
                                                               -----------
TOTAL LIABILITIES & EQUITY..................................    332,099.04
                                                               -----------

--------------------------

(1) Awaiting adjustment from accountants

(2) SRS Ventures and Richard Bascetta

(3) Copyright Ventures, SRS Ventures, Steve Shaer, Premier Restoration, Chelsea Ventures

SCHEDULE 4.10--TAXES AND TAX RETURNS

    CCS has not filed its United States Federal Tax Return or paid the associated taxes.

SCHEDULE 4.11--EMPLOYEES; SALARIES; DEFERRED COMPENSATION

ALL AMOUNTS IN UK L
-------------------
David Powell*--CEO..........................................         L50,000

Julian Searle*--CTO.........................................         L40,000

Phillip J. Bloom--Marketing.................................         L30,000

Carolyn Gale--Admin Manager.................................         L26,000

Steven O'Neill--Network Manager.............................         L24,000

Tim Saunders--Tracking Team Manager.........................         L19,000

Kelvin Edney--Tracking operative............................         L16,000

Ben Lister--Tracking operative..............................         L16,000

Paul Nicklin--Tracking operative............................         L16,000

Keir Ritchie--Tracking operative............................         L16,000

SCHEDULE 4.11.2--CONSUMMATION OF AGREEMENT RESULTING IN PAYMENTS COMING DUE TO ANY PERSON OR ENTITY

    Options granted pursuant to the CCS Stock Option Plan fully vest upon a change of control if not assumed by the successor corporation. Certain options granted pursuant to the company stock option plan will vest 50% upon a Change of Control transaction if the employee is terminated by the company or its successor without Cause.

SCHEDULE 4.13 CONTRACTS AND AGREEMENTS

1. Membership agreement for Digidesign, a Division of Avid Technologies, Inc., membership in CCS, dated October 30, 1998.

2. Joint Venture Agreement with Active Rights Management Limited, and SIS Limited to form Projector Limited, a UK company, dated September 7, 1999. The joint venture vehicle has been incorporated and operates under the name Net Results Limited.

3. Lease Agreement between Chinerose Limited, a wholly-owned subsidiary of Copyright Control Services, Inc., and M.M.C. Investments Limited, for property located at Unit 6 Hampton Hill Business Park, Hampton Hill, Middlesex, dated September 4, 1998.

4.  United Kingdom bank line of credit with HSBC plc (formerly Midland Bank)

5. Consulting Agreement with @Visory LLC dated May of 2000, as amended, July 28, 2000.

6. Advising Agreement with Daedalus Ventures, Inc. dated February 23, 2000, as amended.

7. The following customer contracts are terminable at the option of the customer upon change of control of CCS:

               Antares Audio Technologies, dated 11/1/98
               Arboretum Systems, dated 1/1/98
               Berkley Integrated Audio Software, Inc., dated
               12/1/98
               Bit Headz, Inc., dated 8/1/99

               Cycling '74, dated 11/1/99
               Duy Research, dated 11/1/98
               Emagic Soft and Hardware GmbH, dated 1/2/99
               INA-GRM, dated 5/1/99
               International Federation of Photographic Design, dated 11/8/99
               Line 6, Inc., dated 4/28/99
               Minnetonka Audio Software, Inc., dated 3/1/99 Native Instruments, dated 2/15/99
               Nemesys Music Technology, Inc., dated 2/26/99 Seer Systems, dated 7/15/99
               Sonic Foundry, Inc. dated 2/23/98
               Steinberg Soft und Hardware GmbH, dated 12/3/98 TC Works Soft & Hardware GmbH, dated 10/6/98 Wave Mechanics, Inc. dated 12/1/98
               KS Waves Ltd., undated

SCHEDULE 4.14--AFFILIATED TRANSACTIONS

    Advising Agreement with Daedalus Ventures, Inc. to provide services to CCS dated February 23, 2000, as amended. Daedalus Ventures, Inc. is co-owned and controlled by one of CCS's directors, Seth Elliot.

SCHEDULE 4.17.1--REAL PROPERTY

    Lease Agreement between Chinerose Limited, a wholly-owned subsidiary of Copyright Control Services, Inc., and M.M.C. Investments Limited, for property located at Unit 6 Hampton Hill Business Park, Hampton Hill, Middlesex, dated September 4, 1998.

SCHEDULE 4.18--PERSONAL PROPERTY

DESCRIPTION
-----------
Auto Lease: AUDI 100 S4 TURBO AVANT

BackOffice, UPS, Seagate Backup, cables

Technomatic--PC--Toshiba+monitor

Laser Printer

MS BackOffice Small Business Server

36GB Disk

Ikea--Desks etc.

Dell PIII 660 Desktop

Dell PII 450 Desktop

Dell PII 450 Desktop

Dell PIII 733 Desktop

Dell PIII 600 Desktop

Dell PIII 660 Desktop

Dell PIII 660 Desktop

Toshiba PII 300 Desktop

Gateway PII 450 Desktop

Dell PIII 660 Desktop

Dell PIII 660 Desktop

Dell PIII 660 Desktop

Sony Vaio PIII 660 Notebook

Tiny Celeron 400 Desktop

Telephone System

SECHDULE 4.19--INTELLECTUAL PROPERTY

    The Company has not made any application for the registration of any Patents, Trademarks or Copyrights. Chinerose Limited uses the trading name 'Copyright Control Services'

    Chinerose Limited has the following domain names registered:

        www.copyrightcontrol.com

        www.hackncrack.com

SCHEDULE 4.20--INSURANCE

Insurer Norwich Union

UK General Insurance

Policy #040FP1203252

    Covers risk of loss or damage including fire, explosion, theft or hold-up, malicious damage, water damage and any other accidental damage not specifically included

    Expiration date August 31, 2000

SCHEDULE 4.22--BANK ACCOUNTS, SAFE DEPOSIT BOXES, AND LOCK BOXES

                                          AUTHORIZED                              AMOUNT ON DEPOSIT,
LIST OF ACCOUNTS                         SIGNATORIES       BUSINESS PURPOSE      AS OF JULY 25, 2000
----------------                         ------------  ------------------------  --------------------
HSBC Bank Waltham Cross,
Chinerose Limited L Sterling
account #411 81742.....................  David Powell  General Account                L44,825.13

HSBC Bank Waltham Cross,
Chinerose Limited US$
Account #3909 4481.....................  David Powell  General Account               $288,108.00

HSBC plc
US account #39049334...................  David Powell  held as security for          $ 21,304.31
                                                       Company credit card

SCHEDULE 4.23--CUSTOMERS/SUPPLIERS

  TEN LARGEST SALES:
-----------------------------------------------------------
  AUGUST - DECEMBER 1998                                             L STERLING
-----------------------------------------------------------  ------------------

  Digidesign Inc...........................................          L12,102.00

  K.S. Waves Ltd...........................................          L10,909.00

  Steinberg GmbH...........................................           L5,970.15

  Emagic GmbH..............................................           L2,170.83

  TC Works.................................................           L2,155.21

  Arboretum Inc............................................           L1,812.82

  Antares Audio Inc........................................             L909.09

  Syntrillium Inc..........................................             L600.61

  BIAS Inc.................................................             L598.80

  Focusrite Ltd............................................             L500.00

  JANUARY - DECEMBER 1999
-----------------------------------------------------------

  Digidesign Inc...........................................          L24,430.85

  IFPI Secretariat.........................................          L15,936.17

  Steinberg GmbH...........................................          L12,403.88

  Syntrillium Inc..........................................           L7,358.80

  Sonic Foundry Inc........................................           L7,049.01

  Emagic GmbH..............................................           L4,101.76

  Antares Inc..............................................           L3,717.64

  ARM......................................................           L3,000.00

  Nemesys Inc..............................................           L2,447.41

  BIAS Inc.................................................           L2,442.78

10 LARGEST SUPPLIERS AND PURCHASES DURING 1998 AND 1999
----------------------------------------------------------------------------------------------------------

  AUGUST - DECEMBER 1998                                             L STERLING
-----------------------------------------------------------  ------------------

  MMC Investments..........................................           L5,572.83   Lease of building

  Alan Morris & Co.........................................           L2,896.17   consultants

  BT Multimedia............................................           L1,758.76   Internet Leased Lines

  Flightbookers............................................           L1,405.00   Travel

  RSG Development..........................................           L1,350.00   Building Lease
                                                                                  associated charges

  ADT Fire & Security......................................           L1,321.00   Company Fire cover

  Beeline Insurance........................................           L1,243.00   Company Insurance

  BT Business..............................................             L812.49   Phone/fax lines

  Pure Ideas Ltd...........................................             L430.00   Furniture

  Viking Direct............................................             L391.09   Stationery

  JANUARY - DECEMBER 1999                                            L STERLING
-----------------------------------------------------------  ------------------

  Perkins Coie.............................................          L45,410.99   USA Lawyers

  MMC Investments..........................................          L10,426.39   Lease of Building

  London Borough of Richmond...............................           L7,686.48   Rates

  KPMG.....................................................           L5,234.72   Tax consultants

  Kane Russell Coleman.....................................           L5,234.72   USA Lawyers

  BT Multimedia............................................           L4,851.00   Internet line

  Abrahams Dresden.........................................           L4,850.00   UK Lawyers

  Townleys.................................................           L4,700.33   UK Lawyers

  BT Business..............................................           L3,188.55   Phone/fax lines

  Beeline Insurance........................................           L1,079.33   Company Insurance

                                    ANNEX D
            FORM OF AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT

                             AMENDMENT NO. 1 TO THE
                            SHARE EXCHANGE AGREEMENT

    THIS AMENDMENT NO. 1 (this "AMENDMENT") to the SHARE EXCHANGE AGREEMENT dated as of August 1, 2000 (the "AGREEMENT")), among Sunhawk.com Corporation, a Washington corporation ("SUNHAWK.COM"), Copyright Control Services, Inc., a Delaware corporation ("CCS") and the shareholders of CCS as listed on Schedule A of the Agreement (the "CCS Shareholders"), is made this 16th day of August, 2000 by and among Sunhawk.com, CCS and the CCS Shareholders (collectively, the "PARTIES"). Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

                                    RECITALS

    WHEREAS, the Parties desire to amend the Agreement as provided herein.

    NOW THEREFORE in consideration of these promises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:

1.  AMENDMENT TO SECTION 6.3 OF THE AGREEMENT.

    Section 6.3 is hereby deleted in its entirety and replaced with the following:

       "6.3 SUNHAWK.COM SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least a majority of each class of Sunhawk.com's outstanding capital stock."

2.  POWER OF ATTORNEY.

    This Amendment shall be executed by David Powell on behalf of the CCS Shareholders pursuant to Section 9.6 of the Agreement, with the exception of Copyright Ventures, LLC.

3.  EFFECT ON THE AGREEMENT.

    Except as specifically set forth herein, the Agreement shall not be amended but shall remain in full force and effect, subject to the terms thereof.

4.  COUNTERPARTS.

    This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5.  HEADINGS.

    The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

6.  GOVERNING LAW.

    This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

    IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first above written.

                                          SUNHAWK.COM CORPORATION
                                          By:
 -------------------------------------------------------------------------------
                                          Name:
    ----------------------------------------------------------------------------
                                          Title:
   -----------------------------------------------------------------------------

                                          COPYRIGHT CONTROL SERVICES, INC.
                                          By:
 -------------------------------------------------------------------------------
                                          Name:
    ----------------------------------------------------------------------------
                                          Title:
   -----------------------------------------------------------------------------

                                          CCS SHAREHOLDERS
                                          By:
 -------------------------------------------------------------------------------
                                             David Powell

                                          COPYRIGHT VENTURES, LLC
                                          By:
 -------------------------------------------------------------------------------
                                          Name:
    ----------------------------------------------------------------------------
                                          Title:
   -----------------------------------------------------------------------------

                                    ANNEX E
 CONSULTING AGREEMENT BETWEEN COPYRIGHT CONTROL SERVICES, INC. AND @VISORY, LLC

                              CONSULTING AGREEMENT

    AGREEMENT, made as of this ____________________ day of May, 2000, between COPYRIGHT CONTROL SERVICES, INC., a Delaware corporation with offices at 6 Hampton Hill Business Park, 219-221 High Street, Hampton Hill, TW12 1NP, UK (the "Company") and @VISORY, LLC with offices at 1150 Underhill Road, East Aurora, New York 14052 (the "Consultant").

                                  WITNESSETH:

    WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company upon the terms and conditions provided herein.

    NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the parties agree as follows:

    1. CONSULTING SERVICES. The Consultant agrees to provide consulting services to the Company during the term of this Agreement, upon such terms and to the extent the parties agree from time to time. The nature of services to be provided may include:

        (a) Review and advice concerning the technical design of existing and planned products or services;

        (b) Business development assistance including terms of deals and suggestions during negotiations;

        (c) Sales assistance through the development of business models and sales strategy;

        (d) Advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations with prospective investors;

        (e) Strategic consulting regarding high level product planning, market development, marketing and public relations planning;

        (f) Consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning;

        (g) Introductions to strategic partners and other alliance candidates;

        (h) Introductions to prospective customers for the Company's products or services;

        (i) Introductions to sources of financing and capital, including "angels", venture capital firms, and investment bankers, as appropriate to the stage of the Company; and

        (j) Participation and attendance at meetings with the Company's Board of Directors, Management, customers, strategic partners and financing allies, as requested by the Company.

    2. TERM. The term of this Agreement shall commence as of the date hereof and shall continue until April 30, 2002, unless sooner terminated as provided herein.

    3. EXTENT OF SERVICES. The Consultant agrees to provide such services through Paul Bandrowski, or such other persons as may be reasonably agreeable to the Company. The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

    4. TERMINATION. Unless the Agreement is extended by mutual written agreement of the parties, this Agreement shall terminate upon the first to occur of the following events:

        (a) The Consultant may terminate this Agreement at any time upon twenty
    (20) days written notice to the Company;

        (b) The Company may terminate this Agreement upon twenty (20) days written notice to the Consultant, upon the approval of two-thirds of the Board of Directors of the Company;

        (c) March 31, 2002.

    Provided, that such termination shall not affect the Company's obligations, or the Consultant's rights, arising prior to such termination.

    5.  COMPENSATION.

    (a) On the date hereof, in consideration of the execution of this Agreement, the Consultant shall receive shares of Common Stock of the Company representing 5% (the "@Visory Portion") of the fully diluted shares of all of the capital stock of the Company outstanding as of the date of this Agreement (the "Capital Stock").

"Fully Diluted" shall mean the total number of shares of Common Stock of the Company which would be issued and outstanding assuming full exercise of all outstanding warrants, options or rights, full conversion of all convertible securities or debt, full issuance of all shares of Common Stock reserved for issuance under any stock option plan and the issuance of all shares or securities pursuant to any agreement, commitment or understanding.

    The Company shall use diligent best efforts to cause the appropriate officers of the Company to record such ownership on the books and records of the Company, and to issue to the Consultant appropriate certificates evidencing its ownership of such stock.

    (b) If at any time prior to the 61st day ("Review Period") following the joint execution of this Agreement the Company gives notice of termination to the Consultant, the Consultant shall immediately surrender to the Company 60% of the @Visory Portion (i.e., 3% of the 5% issued to the Consultant).

    (c) If at any time the Company should determine to register under the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, any of its securities, other than on Form S-8 or Form S-4 or their then equivalents relating to shares to be issued solely (i) in connection with acquisition of any entity or business, (ii) upon the exercise of stock options or pursuant to employee benefit plans, it shall send to the holder of the shares written notice of such determination and, if within 15 days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or part of the shares such holder requests to be registered therein except that, if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter in good faith shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its written opinion the inclusion of such shares would adversely affect the marketing of the securities to be sold by the Company therein, the Company shall then be obligated to include in such registration statement only such limited portion (which may be none) of the shares with respect to which the holder has requested inclusion therein. In the event that there are other holders of Common Stock who have been granted similar piggyback rights, then the Company shall include in such registration statement the pro rata share of each such holder of registerable securities (based on the number of registerable securities each such holder proposed to include in the registration statement). In such connection with such registration statement, the Company and the Consultant shall each execute customary indemnification agreements in favor of the other for the information contained in such registration statement provided by each. The obligations of the Company under this subparagraph shall survive the termination of this Agreement.

    (d) If, prior to the time of an initial public offering of its securities registered under the Securities Act of 1933, as amended, the Company proposes to issue Equity Securities of any kind (the term

"Equity Securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into Equity Securities) of the Company (other than (X) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other form of reorganization, (Y) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program or (Z) to vendors, customers and consultants to the Company), then the Company shall:

        (i) Give written notice to the Consultant setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as the Consultant may reasonably request in order to evaluate the proposed issuance; and

        (ii) Offer to issue to the Consultant, on the same price and other terms as set forth in (i) above, a proportion of the Proposed Securities equal to a percentage determined by dividing (X) the number of share of Common Stock held by the Consultant and issuable to the Consultant, assuming conversion in full of any convertible securities then held by the Consultant, by
    (Y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

    The Consultant must exercise its purchase rights hereunder within 15 business days after receipt of such notice from the Company. To the extent that the Company offers two or more securities and units, Consultant much purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

    Upon the expiration of the offering, described above, the Company will be free to sell such Proposed Securities that the Consultant has not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof then those offered to the Consultant. Any Proposed Securities offered or sold by the Company after such 60 day period must be reoffered to the Consultant pursuant to this Paragraph (e).

    The election by the Consultant not to exercise its subscription rights under this Paragraph in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. The provisions of this Paragraph shall survive the termination of this Agreement.

    6. EXPENSES. The Company shall pay or reimburse the Consultant for all reasonable travel, business and miscellaneous expenses incurred by the Consultant in performing its duties under this Agreement.

    7.  CONFIDENTIAL INFORMATION.

        (a) CONFIDENTIALITY. Except as required in the performance of his duties to the Company, the Consultant shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish or otherwise make available any Confidential Information (as hereafter defined) or any portion thereof. Any employees, members, managers, officers, representatives, agents or advisors to the Consultant ("Advisors") which will be granted access to the Confidential Information of the Company will each be required to sign a copy of this Agreement or will otherwise have agreed to be bound by the provisions of this Paragraph 8. Furthermore, the Consultant and Advisors shall not directly or indirectly use, disseminate, disclose, publish or otherwise make available any Confidential Information for a period of 3 years from the Termination of this Agreement.

        (b) RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement, all documents, records, notebooks, computer files, tapes and diskettes and similar repositories containing Confidential Information, including copies thereof, then in the Consultant's possession, whether prepared by it or others, shall be promptly destroyed by the Consultant or returned to the Company. If at any time after the termination of this Agreement, the Consultant determines that it has any Confidential Information in its possession or control, he shall immediately destroy or return the same to the Company, including all copies and portions thereof.

        (c) DEFINITION. "Confidential Information" means any and all information relating to the Company's products, customers, pricing and financing and labeled or marked "confidential" disclosed or made available to the Consultant and which is known by Consultant as a direct or indirect consequence of or through its relationship with the Company and not generally known in the industry in which the Company is or may become engaged. Confidential Information shall not include any information which was known by the Consultant prior to receipt of such information by it from the Company or which thereafter is published or becomes generally available in the industry through no act or failure on the part of the Consultant.

    8. REMEDIES. The parties acknowledge that the remedies at law for the breach of the agreements and covenants set forth in Paragraph 7 are inadequate and that the Company shall be entitled to preliminary and permanent injunctive relief to the fullest extent available under applicable law enjoining the Consultant from engaging in any conduct constituting a breach of the agreements and covenants contained in Paragraph 7. In the event of any such breach or alleged breach, and with respect to any preliminary injunction issued, the Company shall be required to post only the minimum bond or security permitted under applicable law. Such remedies shall be in addition to, and not in substitution of, any other remedies which the Company may have at law or in equity in the event of a breach or threatened breach of any of the foregoing agreements or covenants by the Consultant.

    9. STATUS. Except as otherwise may be agreed, the Consultant shall at all times be an independent contractor, rather than a co-venturer, agent, employee or representative of the Company.

    10. NOTICES. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

    TO THE CONSULTANT:

    @Visory, LLC
    1150 Underhill Road
    East Aurora, New York 14052
    Attn: Paul Bandrowski, Manager

    TO THE COMPANY:

    Copyright Control Services, Inc.
    6 Hampton Hill Business Park
    219-221 High Street
    Hampton Hill
    TW12 1NP, UK
    Attn: ________________________

    11. APPLICABLE LAW. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of New York.

    12. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

    13. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant.

    14. BINDING EFFECT. This Agreement shall be binding upon the parties and their respective personal representatives, successors and assigns.

    15. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                                       COPYRIGHT CONTROL SERVICES, INC.

                                                       BY:  /S/ DAVE POWELL
                                                            -----------------------------------------
                                                            DAVE POWELL, CEO

                                                       @VISORY, LLC

                                                       BY:  /S/ PAUL BANDROWSKI
                                                            -----------------------------------------
                                                            PAUL BANDROWSKI, MANAGER

                                    ANNEX F
                    AMENDMENT NO. 1 TO CONSULTING AGREEMENT

                    AMENDMENT NO. 1 TO CONSULTING AGREEMENT

    The undersigned parties to that certain Consulting Agreement dated on or about May 6, 2000 (the "Agreement"), agree to amend the Agreement as set forth in this Amendment No. 1 to Consulting Agreement (the "Amendment").

    1.  AMENDMENTS TO AGREEMENT.

        1.1 NO RIGHT IN CONSULTANT TO TERMINATE. Section 4(a) is deleted in its entirety.

        1.2 ADDITIONAL COMPENSATION. As consideration for the deletion of the Consultant's right to terminate the Agreement as set forth in Section 1.1 of this Amendment, the Consultant shall receive as additional compensation a warrant in the form attached as EXHIBIT A (the "Warrant") to purchase an additional 3,370,762 shares of the common stock of Sunhawk.com (the "Additional Shares") at the per share price of $.25. The Warrant and, if exercised, any Additional Shares purchased pursuant to the Warrant, are in addition to the @Visory Portion described in the Agreement.

        1.3 RIGHT TO REPURCHASE WARRANT AND ADDITIONAL SHARES. Sunhawk.com shall have the right (the "Repurchase Right"), but no obligation, to repurchase from the Consultant (and/or its transferees) the Warrant and, if the Warrant is exercised, any Additional Shares purchased pursuant to the Warrant, for a repurchase price equal to $.01 per (a) share subject to the Warrant, or (b) Additional Share (the "Repurchase Price"). The Repurchase Right shall be exercised as follows:

           1.3.1 The Repurchase Price shall be payable in cash or other immediately available U.S. funds.

           1.3.2 Sunhawk.com shall exercise the Repurchase Right, at its option, by delivering written notice (the "Repurchase Notice") to the holder(s) of the Warrant and/or any Additional Shares (the "Holder"). The Repurchase Notice shall specify a date (not later than 30 days after the date of the Repurchase Notice) and place for the closing of the repurchase transaction. Sunhawk.com shall be entitled to receive customary representations and warranties from the Holder (including representations and warranties regarding title held free and clear of all encumbrances).

           1.3.3 Unless sooner exercised, Sunhawk.com's Repurchase Right shall expire and terminate automatically upon the effective date of any transaction or series of transactions which results (a) in the sale of all or substantially all of Sunhawk.com's assets, or (b) in persons or entities which were not, immediately prior to such transactions or series of transactions, the beneficial owners of at least 50% of the voting power of Sunhawk.com owning, directly or indirectly, beneficial ownership of more than 50% of such voting power (if Sunhawk.com is the survivor of such transactions(s)) or more than 50% of the voting power of the surviving entity (if Sunhawk.com is not the survivor of such transaction(s)).

    2.  DEFINED TERMS.

    Terms that appear in this Amendment with their initial letters capitalized and are not otherwise defined shall have the meanings assigned them in the Agreement unless the context expressly requires otherwise.

    3.  NO OTHER AMENDMENTS.

    Except as expressly set forth in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

    4.  COUNTERPARTS.

    This Amendment may be executed in counterparts, each of which shall constitute an original document, and both of which together shall constitute the same document.

    5.  DATE OF AMENDMENT.

    This Amendment shall be dated and effective as of             , 2000.

                                               COMPANY:

                                               COPYRIGHT CONTROL SERVICES, INC.

                                               By:
                                                    -----------------------------------------------
                                                    David Powell, Chief Executive Officer

                                               CONSULTANT:

                                               @VISORY, LLC

                                               By:
                                                    -----------------------------------------------
                                                    Paul Bandrowski, Manager

                                    ANNEX G
                     JOSEPH GUNNAR, LLC ADVISORY AGREEMENT

                               ADVISORY AGREEMENT

    Agreement made and entered into as of the 18th day of February, 2000, by and between SUNHAWK.COM CORPORATION, a Washington corporation having offices at 223 Taylor Avenue No., Suite 200, Seattle, WA 98109-5017 (the "Company"), and JOSEPH GUNNAR & CO., LLC, a New York limited liability company, having offices at 30 Broad Street, 12th Floor, New York, NY 10004 (the "Advisor").

                              W I T N E S S E T H:

    WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

    1. RETENTION. The Company hereby retains the Advisor to perform basic advisory services related to corporate finance and other financial service matters, and the Advisor hereby accepts such retention. In this regard, Advisor shall devote such business time and attention to matters on which the Company shall request its services, subject to the direction of the Chief Executive Officer or Chairman of the Board of the Company, as shall be determined reasonable by the Advisor. Additionally, the Advisor stands ready to identify and facilitate one or more corporate transactions on behalf of the Company.

    2. TERM. The Advisor's retention hereunder shall be for a term of 18 months commencing on the date first above written (the "Term").

    3.  COMPENSATION.

        (a) The Advisor shall be compensated for its basic advisory services in the amount of $4,000 per month, a total of $72,000, payment of which is acknowledged (see also Section 4).

        (b) The Company shall, to the extent approved in advance by the Company, pay such reasonable expenses as shall be incurred by the officers and employees of the Advisor in connection with the discharge of their duties hereunder, including travel and entertainment, but not including expenses relating to Advisor's office operations; such payment shall be made upon presentation by the Advisor of the details of, and vouchers for, such expenses.

    4.  CORPORATE TRANSACTIONS.

        (a) The Company has agreed that the Advisor may act as a finder and/or financial consultant for the Company in various transactions in which the Company may be involved. The Company hereby agrees that in the event that the Advisor or a disclosed agent, representative or other designee of the Advisor shall first introduce to the Company another party or entity, and that as a result of such introduction, any of the following transactions are consummated with such other party or entity (a "Covered Transaction"), or if such introduction was by some other means, but Advisor manages the Covered Transaction consummated between the Company and such party at the request of the Company, then the Company shall pay the Advisor a fee of 5% of the Total Consideration paid in such Covered Transaction: (i) any acquisition of more than 20% of the stock or assets of any company; (ii) any sale of more than 20% of the stock or assets of the Company; (iii) any merger, joint venture or other business combination to which the Company is a party.

        (b) For purposes of this Agreement, "Total Consideration" shall mean the total value of all cash, securities, or other property paid at the closing of a Covered Transaction (or to be paid thereafter) either to the Company or its shareholders or by the Company or its shareholders with respect to such covered Transaction, including, without limitation, consideration paid in respect of (i) the assets of the acquired company,
    (ii) the capital stock of the acquired company (and any securities convertible into options, warrants or other rights to acquire such capital stock) and (iii) the assumption, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the acquired company or repayment of indebtedness, including without limitation, indebtedness secured by the assets of the acquired company. In the event a Covered Transaction is consummated in one or more steps, including without limitation, any additional consideration paid or to be paid in any subsequent step as set forth above, such additional consideration shall be included in the definition of "Total Consideration." Any payments due to the Advisor will be made at the time of the closing, except as otherwise provided herein.

        (c) If all or a portion of the Total Consideration paid in the Covered Transaction is other than cash or negotiable securities then the value of such non-cash consideration shall be the fair market value thereof on the date the Covered Transaction is consummated as mutually agreed upon in faith by the Company and the Advisor. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to consummation of the Covered Transaction, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Covered Transaction; provided, however, that if such non-cash consideration consists of newly-issued, publicly traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Covered Transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Covered Transaction. In such event, the fee payable to the Advisor pursuant to this Agreement shall be paid on the fifth trading day subsequent to consummation of the Covered Transaction. If no public market exists for the common stock, options, warrants or rights issued in the Covered Transaction, then the value of such securities shall be as mutually agreed upon in good faith by the Company's Board of Directors and the Advisor. If such non-cash consideration consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to the consummation of the Sale Transaction or exists thereafter), the value thereof shall be the fair market value of such non-cash consideration. Any amounts payable to or by the Company, or any affiliate of the Company or any shareholder of the Company in connection with a non-competition agreement or any employment, consulting, licensing, supply or other agreement entered into as part of a Covered Transaction, to the extent that such amounts payable are greater than what would customarily be paid on an arms-length basis to an employee, consultant, licensee or supplier, shall be deemed to be part of the Total Consideration.

        (d) If all or a portion of the Total Consideration payable in connection with a Covered Transaction includes future payments, then the Company shall pay the Advisor any additional cash fee, determined in accordance with this Agreement, when, and if such payments are paid.

        (e) In the event that for any reason the Company shall fail to pay to the Advisor all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Advisor, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

        (f) The provisions of this Section 4 shall be effective on the date hereof and shall expire simultaneously with the expiration of the Term of this Agreement. Notwithstanding anything herein to the contrary, if the Company shall, within 180 days immediately following the expiration of the Term of this Agreement, conclude a Covered Transaction with any party introduced to the Company by the Advisor or its agent, representative or other designee prior to such expiration, the Company shall also pay the Advisor the fee determined above.

    5.  LIABILITY AND INDEMNIFICATION.

        (a) Advisor shall not be subject to liability to the Company or to any officer, director, employee, shareholder or creditor of the Company by virtue of any act or omission in the course of or connected with the rendering or providing of consulting services hereunder, except for acts of bad faith or gross negligence by the Advisor.

        (b) The Company hereby agrees to defend, indemnify and hold harmless the Advisor from and against any and all costs, expenses, and liabilities (including reasonable attorney's fees) which may in any way result from services rendered by the Advisor pursuant to or in connection with this Agreement, except for acts of bad faith or gross negligence by the Advisor.

    6. NOTICES. Any notices hereunder shall be sent to the Company and the Advisor at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Any party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

    7. GOVERNING LAW. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof.

    8. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

    9. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                               SUNHAWK.COM CORPORATION

                                               By:
                                                    -------------------------------------------------
                                                    Marlin Eller, Chief Executive Officer

                                               JOSEPH GUNNAR & CO., LLC

                                               By:
                                                    -------------------------------------------------
                                                    Joseph A. Alagna, Jr., A Member

                                    ANNEX H
                     AMENDMENT NO. 1 TO ADVISORY AGREEMENT

                        AMENDMENT TO ADVISORY AGREEMENT

    The Advisory Agreement between Joseph Gunnar & Co., LLC and Sunhawk.com Corporation dated February 18, 2000, is amended to reflect that notwithstanding fees otherwise due Joseph Gunnar & Co LLC, with respect to the business combination between Sunhawk.com Corporation and Copyright Control Services, such fee shall be no more than $750,000.00 payable subject to and at the closing of such transaction.

SUNHAWK.COM                                               JOSEPH GUNNAR & CO
By:                                                       By:
   ----------------------------------                     -------------------------------------
Marlin Eller, CEO                                         Stephan A. Stein

Dated: May 25, 2000                                       Dated: May 25, 2000

                                    ANNEX I
                                PLAN OF EXCHANGE

                             PLAN OF SHARE EXCHANGE

    This Plan of Exchange is submitted in accordance with RCW 23B.11.020, and summarizes the terms and conditions of the Share Exchange and the Share Exchange Agreement, as amended and executed by and among the shareholders of Copyright Control Services, Inc., a Delaware Corporation ("CCS"), and Sunhawk.com Corporation, a Washington corporation ("Sunhawk"). This Plan of Share Exchange, however, may not contain all the information that is important to you. The Share Exchange Agreement, as amended, is attached to the proxy statement dated
August 25, 2000, as Annex A, and Sunhawk recommends that you read it carefully. The Share Exchange Agreement and this Plan of Exchange have been reviewed by Sunhawk's board of directors, and the board of directors unanimously recommends that the shareholders approve this Plan of Exchange.

SHARE EXCHANGE

    At the effective time of the share exchange, each share of CCS common stock and preferred stock shall automatically be exchanged for a certain number of shares of Sunhawk.com common stock and Class A Common Stock.

EXCHANGE RATIO/ESCROW

    The ratio for the share exchange shall be such that all shares of CCS common stock and preferred stock will be exchanged for a total of 1,950,938 shares of Sunhawk common stock.

    At closing all the CCS stockholders shall receive, on a pro rata basis, 825,000 of the total 1,950,938 shares to be exchanged. The balance, 1,125,938 shares of Class A Common Stock, shall be placed in escrow at closing. No fractional shares will be issued in connection with the pro rata distribution of the shares of common stock or Class A Common Stock to be issued at closing. The shares that are held in escrow shall not be released until certain milestones, as described in the Services Agreement and set forth on EXHIBIT A, have been reached. If the milestones are reached on or before the expiration of specific deadlines, that number of Class A Common Shares associated with the satisfaction of the milestone set forth on EXHIBIT A shall be released to the CCS stockholders on a pro rata basis. If the milestones described in the Services Agreement are not reached prior to the expiration of the specific deadlines, the Class A Common Shares associated with the satisfaction of the milestone set forth on EXHIBIT A shall be returned to Sunhawk and retired as treasury stock.

CLASS A COMMON SHARES

    In accordance with the above, Sunhawk shall place 1,125,938 shares of Class A Common Shares in escrow. This class of shares currently does not exist and the Sunhawk stockholders must approve the amendment to the Articles of Incorporation to create them. The Class A Common Shares shall have all the characteristics of common stock, except that:

    a)  the shares shall have 1/20 the vote of common stock;

    b) the Class A Common Shares shall be convertible into common stock upon their release from escrow; and

    c) the Class A Common Shares shall, if not released from escrow and converted into Sunhawk common stock in accordance with the timeframes set forth in the escrow agreements, be returned to Sunhawk and retired as treasury stock.

OPTIONS AND WARRANTS

    The Share Exchange Agreement, as amended, provides that Sunhawk has the option to adopt and assume the CCS 1999 Stock Option Plan. If Sunhawk adopts and assumes the plan, the options therein shall convert into options to purchase Sunhawk shares in accordance with exchange ratio described above and shall continue to vest in accordance with the schedule set forth in the CCS 1999 Stock Option Plan. If Sunhawk does not elect to adopt and assume the CCS 1999 Stock Option Plan, all options in that plan shall vest immediately prior to closing.

HOLDBACK

    In order to protect Sunhawk and the Sunhawk stockholders from CCS liabilities in excess of those disclosed in the Share Exchange Agreement as amended, the Share Exchange Agreement, as amended, calls for a holdback of 100,000 of the 825,000 Sunhawk common stock shares to be delivered to the CCS stockholders on the effective date. The 100,000 shares will be held in escrow while Ernst & Young performs a post-closing audit of the CCS books and records. Any liabilities found by Ernst & Young that were not disclosed prior to the closing will be paid out of the shares being held back. The number of shares that will be used to offset the excess liabilities will be that whole number of shares which product, when multiplied by the price per share at closing, equals or exceeds the excess liabilities. If Ernst & Young does not find any excess liabilities within 120 days of the closing, the shares subject shall be delivered to the CCS stockholders.

SUNHAWK REPRESENTATIONS AND WARRANTIES

    Sunhawk made several representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of its business. Sunhawk's representations and warranties include representations as to:

    - Organization

    - Authorization

    - Noncontravention

    - Limited Representations and Warranties

    - Disclosure

    - Capitalization

    - SEC Reports and Financial Statements

    - Undisclosed Liabilities

    - Legal Proceedings, Claims, etc.

    - Tax Treatment

REPRESENTATIONS AND WARRANTIES OF CERTAIN CCS STOCKHOLDERS

    Certain stockholders familiar with the business of CCS made personal representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of CCS's business. Those certain stockholders include David Powell, Julian Searle, and Phillip Bloom, who made representations and warranties as to:

    - Organization

    - Authorization

    - Capitalization

    - Subsidiaries

    - Ownership of the CCS shares

    - Noncontravention

    - Financial Statements and Condition

    - Absence of Material Change

    - Litigation

    - Taxes and Tax Returns

    - Employees

    - Compliance with Applicable Law

    - Contracts and Agreements

    - Affiliate Transactions

    - Limited Representations and Warranties

    - Disclosure

    - Title to Property and Environmental Matters

    - Personal Property

    - Intellectual Property

    - Insurance

    - Powers of Attorney

    - Bank Accounts

    - Customers and Suppliers

    - Product Claims

COVENANTS OF THE PARTIES

    CCS has agreed that, until such time as the share exchange is complete, it will conduct its business, and the business of any subsidiaries, and engage in transactions, only in the ordinary course consistent with past practice.

    CCS and its subsidiary will use their best efforts to preserve the business organization keep the present services of its employees and preserve the goodwill of its customers.

    In addition, CCS has agreed that without the written permission of Sunhawk, neither it nor its subsidiary will take certain actions in relation to the following:

    - The employment arrangement of employees, officers, and directors

    - Capital expenditures

    - Pricing polices and material business and customer policies

    - Obligations of others

    - Acquisition of assets

    - Disposal of assets

    - Long term contracts

    - Other contracts

    - Material transactions or obligations

    - Benefit plans

    - Hiring

    - Real property

NO SOLICITATION.

    CCS has also agreed that from the date of signing of the Share Exchange Agreement, as amended, until closing, it will not engage in, encourage, or solicit any share exchange, or other change of control transaction. If the agreement is terminated due to an uncured breach of this portion of the agreement, CCS has agreed to pay to Sunhawk $2.5 million.

OTHER COVENANTS.

    CCS and Sunhawk have both agreed to certain provisions regarding reasonable access to records and the confidentiality thereof, as well as to provisions regarding cooperation in connection with regulatory matters and further assurances and public announcements.

APPOINTMENTS.

    Sunhawk has agreed that following the share exchange, the board of directors of Sunhawk will consist of the then current members of Sunhawk's board of directors, and Paul Bandrowski, David Powell and a third nominee of CCS. Paul Bandrowski will also be appointed as vice-chairman of the board of directors.

    Following the share exchange, Marlin Eller, the current Chairman, Chief Executive Officer and President of Sunhawk, will continue to be Chairman, Chief Executive Officer and President of the combined company. Sunhawk has agreed that David Powell and Julian Searle shall serve, respectively as President and Chief Technology Officer of CCS, a wholly-owned subsidiary Division of Sunkawk.com and will enter into employment agreements with each of them.

RESTRICTIONS ON TRANSFER.

    David Powell, Julian Searle, and Phillip J. Bloom have agreed to hold their shares personally and to not transfer their shares for a period of 12 months after closing or until such time as Marlin Eller transfers any of his Sunhawk shares, and that the registration, transfer and sale rights of Powell's, Searle's, Bloom's and the @Visory Group's shares shall be the same as those of Marlin Eller. In relation thereto, Sunhawk has agreed to take all necessary actions to expedite the free transfer thereof.

TERMINATION

    The parties have agreed that the Share Exchange Agreement, as amended, shall terminate upon the occurrence of certain events, as follows:

    - Upon the mutual written consent of both parties;

    - By Sunhawk should its Nasdaq market capitalization, prior to closing, exceed $26.00 per share;

    - By CCS should Sunhawk's Nasdaq market capitalization, prior to closing, be less than $6.50 per share;

    - By either party if certain covenants of the other party have not been satisfied or waived within prescribed time limits;

    - By either party should the other party's representations and warranties be in breach and not timely cured; or

    - By either party should the closing have not occurred prior to September 30, 2000.

    - In addition to the foregoing, the Share Exchange Agreement, as amended, may be terminated by Sunhawk in accordance with CCS's No Solicitation covenant, as set forth above.

                                   EXHIBIT A
                                     TO THE
                             PLAN OF SHARE EXCHANGE

                                                            CLASS A COMMON STOCK TO BE ISSUED UPON
                                             COMMON       SUNHAWK REACHING A MARKET CAPITALIZATION OF
                                          STOCK TO BE    ---------------------------------------------
                                          ISSUED UPON    $100,000,000    $125,000,000    $150,000,000
                                          CONSUMMATION     WITHIN 18       WITHIN 24       WITHIN 36
                                          OF THE SHARE      MOS. OF         MOS. OF         MOS. OF
                                            EXCHANGE     CONSUMMATION    CONSUMMATION    CONSUMMATION
                                          ------------   -------------   -------------   -------------
CCS Shareholders........................    750,000         250,000         250,000          250,000
@Visory.................................     75,000         124,060         124,059          127,819
                                            -------         -------         -------        ---------
                                                            374,060         374,059          377,819

  Totals................................    825,000                                        1,125,938

                                    ANNEX J
                          FORM OF ARTICLES OF EXCHANGE

                     FORM OF ARTICLES OF SHARE EXCHANGE OF
                        COPYRIGHT CONTROL SERVICES, INC.
                                      INTO
                            SUNHAWK.COM CORPORATION

    Pursuant to RCW 23B.11.050, the corporations described herein, desiring to effect a share exchange set forth the following facts:

                                   ARTICLE I

    The name of the corporation surviving the share exchange is:

                            SUNHAWK.COM CORPORATION

    The name of the surviving corporation has not been changed as a result of the share exchange.

                                   ARTICLE II

    The surviving corporation is a domestic corporation, incorporated in this state on: August 20, 1992.

                                  ARTICLE III

    The name of the nonsurviving corporation is: Copyright Control
Services, Inc.

    The state of domicile of the nonsurviving corporation is: Delaware

    The date of incorporation of the nonsurviving corporation is: [            ]

                                   ARTICLE IV

    The Plan of Share Exchange, containing the information required by RCW 23B.11.040, is set forth in Exhibit A, which is attached hereto and made a part hereof.

                                   ARTICLE V

    The manner of adoption and vote of the surviving corporation was as follows:

    Duly approved by shareholder action.

    The total number of undisputed votes cast for the plan: [            ]

    The number of votes cast for the plan was sufficient for approval.

                                   ARTICLE VI

    The manner of adoption and vote of the nonsurviving corporation was as follows:

    Duly approved by shareholder action.

    The total number of undisputed votes cast for the plan: [            ]

    The number of votes cast for the plan was sufficient for approval.

                                  ARTICLE VII

    These Articles of Share Exchange will be effective upon filing.

Date:
-------------------------------------------
DAVID M. OTTO, SECRETARY

                                   EXHIBIT A
                                     TO THE
                           ARTICLES OF SHARE EXCHANGE
                             PLAN OF SHARE EXCHANGE

    This Plan of Exchange is submitted in accordance with RCW 23B.11.020, and summarizes the terms and conditions of the Share Exchange and the Share Exchange Agreement, as amended and executed by and among the shareholders of Copyright Control Services, Inc., a Delaware Corporation ("CCS"), and Sunhawk.com Corporation, a Washington corporation ("Sunhawk"). This Plan of Share Exchange, however, may not contain all the information that is important to you. The Share Exchange Agreement, as amended, is attached to the proxy statement dated
August 25, 2000, as Annex A, and Sunhawk recommends that you read it carefully. The Share Exchange Agreement and this Plan of Exchange have been reviewed by Sunhawk's board of directors, and the board of directors unanimously recommends that the shareholders approve this Plan of Exchange.

SHARE EXCHANGE

    At the effective time of the share exchange, each share of CCS common stock and preferred stock shall automatically be exchanged for a certain number of shares of Sunhawk.com common stock and Class A Common Stock.

EXCHANGE RATIO/ESCROW

    The ratio for the share exchange shall be such that all shares of CCS common stock and preferred stock will be exchanged for a total of 1,950,938 shares of Sunhawk common stock.

    At closing all the CCS stockholders shall receive, on a pro rata basis, 825,000 of the total 1,950,938 shares to be exchanged. The balance, 1,125,938 shares of Class A Common Stock, shall be placed in escrow at closing. No fractional shares will be issued in connection with the pro rata distribution of the shares of common stock or Class A Common Stock to be issued at closing. The shares that are held in escrow shall not be released until certain milestones, as described in the Services Agreement and set forth on EXHIBIT A, have been reached. If the milestones are reached on or before the expiration of specific deadlines, that number of Class A Common Shares associated with the satisfaction of the milestone set forth on EXHIBIT A shall be released to the CCS stockholders on a pro rata basis. If the milestones described in the Services Agreement are not reached prior to the expiration of the specific deadlines, the Class A Common Shares associated with the satisfaction of the milestone set forth on EXHIBIT A shall be returned to Sunhawk and retired as treasury stock.

CLASS A COMMON SHARES

    In accordance with the above, Sunhawk shall place 1,125,938 shares of Class A Common Shares in escrow. This class of shares currently does not exist and the Sunhawk stockholders must approve the amendment to the Articles of Incorporation to create them. The Class A Common Shares shall have all the characteristics of common stock, except that:

    1.  the shares shall have 1/20 the vote of common stock;

    2. the Class A Common Shares shall be convertible into common stock upon their release from escrow; and

    3. the Class A Common Shares shall, if not released from escrow and converted into Sunhawk common stock in accordance with the timeframes set forth in the escrow agreements, be returned to Sunhawk and retired as treasury stock.

OPTIONS AND WARRANTS

    The Share Exchange Agreement, as amended, provides that Sunhawk has the option to adopt and assume the CCS 1999 Stock Option Plan. If Sunhawk adopts and assumes the plan, the options therein shall convert into options to purchase Sunhawk shares in accordance with exchange ratio described above and shall continue to vest in accordance with the schedule set forth in the CCS 1999 Stock Option Plan. If Sunhawk does not elect to adopt and assume the CCS 1999 Stock Option Plan, all options in that plan shall vest immediately prior to closing.

HOLDBACK

    In order to protect Sunhawk and the Sunhawk stockholders from CCS liabilities in excess of those disclosed in the Share Exchange Agreement as amended, the Share Exchange Agreement, as amended, calls for a holdback of 100,000 of the 825,000 Sunhawk common stock shares to be delivered to the CCS stockholders on the effective date. The 100,000 shares will be held in escrow while Ernst & Young performs a post-closing audit of the CCS books and records. Any liabilities found by Ernst & Young that were not disclosed prior to the closing will be paid out of the shares being held back. The number of shares that will be used to offset the excess liabilities will be that whole number of shares which product, when multiplied by the price per share at closing, equals or exceeds the excess liabilities. If Ernst & Young does not find any excess liabilities within 120 days of the closing, the shares subject shall be delivered to the CCS stockholders.

SUNHAWK REPRESENTATIONS AND WARRANTIES

    Sunhawk made several representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of its business. Sunhawk's representations and warranties include representations as to:

    - Organization

    - Authorization

    - Noncontravention

    - Limited Representations and Warranties

    - Disclosure

    - Capitalization

    - SEC Reports and Financial Statements

    - Undisclosed Liabilities

    - Legal Proceedings, Claims, etc.

    - Tax Treatment

REPRESENTATIONS AND WARRANTIES OF CERTAIN CCS STOCKHOLDERS

    Certain stockholders familiar with the business of CCS made personal representations and warranties in the Share Exchange Agreement, as amended, regarding aspects of CCS's business. Those certain stockholders include David Powell, Julian Searle, and Phillip Bloom, who made representations and warranties as to:

    - Organization

    - Authorization

    - Capitalization

    - Subsidiaries

    - Ownership of the CCS shares

    - Noncontravention

    - Financial Statements and Condition

    - Absence of Material Change

    - Litigation

    - Taxes and Tax Returns

    - Employees

    - Compliance with Applicable Law

    - Contracts and Agreements

    - Affiliate Transactions

    - Limited Representations and Warranties

    - Disclosure

    - Title to Property and Environmental Matters

    - Personal Property

    - Intellectual Property

    - Insurance

    - Powers of Attorney

    - Bank Accounts

    - Customers and Suppliers

    - Product Claims

COVENANTS OF THE PARTIES

    CCS has agreed that, until such time as the share exchange is complete, it will conduct its business, and the business of any subsidiaries, and engage in transactions, only in the ordinary course consistent with past practice.

    CCS and its subsidiary will use their best efforts to preserve the business organization keep the present services of its employees and preserve the goodwill of its customers.

    In addition, CCS has agreed that without the written permission of Sunhawk, neither it nor its subsidiary will take certain actions in relation to the following:

    - The employment arrangement of employees, officers, and directors

    - Capital expenditures

    - Pricing polices and material business and customer policies

    - Obligations of others

    - Acquisition of assets

    - Disposal of assets

    - Long term contracts

    - Other contracts

    - Material transactions or obligations

    - Benefit plans

    - Hiring

    - Real property

NO SOLICITATION.

    CCS has also agreed that from the date of signing of the Share Exchange Agreement, as amended, until closing, it will not engage in, encourage, or solicit any share exchange, or other change of control transaction. If the agreement is terminated due to an uncured breach of this portion of the agreement, CCS has agreed to pay to Sunhawk $2.5 million.

OTHER COVENANTS.

    CCS and Sunhawk have both agreed to certain provisions regarding reasonable access to records and the confidentiality thereof, as well as to provisions regarding cooperation in connection with regulatory matters and further assurances and public announcements.

APPOINTMENTS.

    Sunhawk has agreed that following the share exchange, the board of directors of Sunhawk will consist of the then current members of Sunhawk's board of directors, and Paul Bandrowski, David Powell and a third nominee of CCS. Paul Bandrowski will also be appointed as vice-chairman of the board of directors.

    Following the share exchange, Marlin Eller, the current Chairman, Chief Executive Officer and President of Sunhawk, will continue to be Chairman, Chief Executive Officer and President of the combined company. Sunhawk has agreed that David Powell and Julian Searle shall serve, respectively as President and Chief Technology Officer of CCS, a wholly-owned subsidiary Division of Sunkawk.com and will enter into employment agreements with each of them.

RESTRICTIONS ON TRANSFER.

    David Powell, Julian Searle, and Phillip J. Bloom have agreed to hold their shares personally and to not transfer their shares for a period of 12 months after closing or until such time as Marlin Eller transfers any of his Sunhawk shares, and that the registration, transfer and sale rights of Powell's, Searle's, Bloom's and the @Visory Group's shares shall be the same as those of Marlin Eller. In relation thereto, Sunhawk has agreed to take all necessary actions to expedite the free transfer thereof.

TERMINATION

    The parties have agreed that the Share Exchange Agreement, as amended, shall terminate upon the occurrence of certain events, as follows:

    - Upon the mutual written consent of both parties;

    - By Sunhawk should its Nasdaq market capitalization, prior to closing, exceed $26.00 per share;

    - By CCS should Sunhawk's Nasdaq market capitalization, prior to closing, be less than $6.50 per share;

    - By either party if certain covenants of the other party have not been satisfied or waived within prescribed time limits;

    - By either party should the other party's representations and warranties be in breach and not timely cured; or

    - By either party should the closing have not occurred prior to September 30, 2000.

    - In addition to the foregoing, the Share Exchange Agreement, as amended, may be terminated by Sunhawk in accordance with CCS's No Solicitation covenant, as set forth above.

                                   EXHIBIT A
                                     TO THE
                             PLAN OF SHARE EXCHANGE

                                                            CLASS A COMMON STOCK TO BE ISSUED UPON
                                             COMMON       SUNHAWK REACHING A MARKET CAPITALIZATION OF
                                          STOCK TO BE    ---------------------------------------------
                                          ISSUED UPON    $100,000,000    $125,000,000    $150,000,000
                                          CONSUMMATION      WITHIN          WITHIN          WITHIN
                                          OF THE SHARE    18 MOS. OF      24 MOS. OF      36 MOS. OF
                                            EXCHANGE     CONSUMMATION    CONSUMMATION    CONSUMMATION
                                          ------------   -------------   -------------   -------------
CCS Shareholders........................    750,000         250,000         250,000          250,000
@Visory.................................     75,000         124,060         124,059          127,819
                                            -------         -------         -------        ---------
                                                            374,060         374,059          377,819
Totals..................................    825,000                                        1,125,938

--------------------------------------------------------------------------------
PROXY

                             SUNHAWK.COM CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Marlin Eller and Tricia Parks-Holbrook jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Sunhawk.com Corporation, a Washington corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, Washington, on Wednesday, September 27, 2000, at 10:00 a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the proposed share exchange of all CCS shares for up to 1,950,938 shares of Sunhawk.com common stock, 1,125,938 shares of which shall be designated Class A common stock, FOR the proposed amendment to Sunhawk.com's Articles of Incorporation creating a new class of stock to be designated Class A Common Stock, as contemplated by the Share Exchange Agreement, as amended, dated as of August 1, 2000 between Sunhawk.com and CCS and FOR the proposed increase from 303,526 to 800,000 in the number of shares available for issuance under Sunhawk.com's 1996 Stock Option Plan, and in accordance with their discretion on such other matters that may properly come before the meeting.

             The directors recommend a FOR vote on the above items.
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------
  /X/  Please mark
       your vote as
       indicated in
       this example.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW.

                                                                                                            FOR   AGAINST   ABSTAIN
                                                                       1. Proposal on the share exchange    / /     / /       / /
                                                                          and Plan of Share Exchange
                                                                          between Sunhawk.com Corporation
                                                                          and Copyright Control Services,
                                                                          Inc., whereby Copyright Control
                                                                          Services, Inc. shall become a
                                                                          wholly-owned subsidiary of
                                                                          Sunhawk.com;
                                                                                                            FOR   AGAINST   ABSTAIN
                                                                       2. Proposal amending the             / /     / /       / /
                                                                          Sunhawk.com Articles of
                                                                          Incorporation to create a
                                                                          new class of common stock to
                                                                          be designated Class A Common
                                                                          Stock; and

                                                                                                            FOR   AGAINST   ABSTAIN
                                                                       3. Proposal increasing the number    / /     / /       / /
                                                                          of shares available for issuance
                                                                          under Sunhawk.com's 1996 Stock
                                                                          Option Plan:
                                                                                                                     YES        NO

___________________________________________                               I plan to attend the Special Meeting:      / /       / /



_________________________________________________     _______________________________________________  Date __________________ 2000
         Signature (title, if any)                                Signature, if held jointly

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)
-------------------------------------------------------------------------------------------------------------------
                                                                      FOLD AND DETACH HERE
